AMENDMENT NO. 14 TO CREDIT AGREEMENT AMENDMENT NO. 14 TO CREDIT AGREEMENT, dated as of October 9, 2025 (this “Amendment”), among VAIL HOLDCO SUB LLC, a Delaware limited liability company (“Holdings”), AVANTOR FUNDING, INC., a Delaware corporation (the “Borrower”), each of the Guarantors party hereto, GOLDMAN SACHS BANK USA, as administrative agent and collateral agent (in such capacities and including any permitted successor or assign, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below), the Swing Line Lender, a Lender and an L/C Issuer, and the other Lenders and L/C Issuers party hereto. W I T N E S S E T H: WHEREAS, Holdings, the Borrower, the Lenders, the Administrative Agent and certain other parties entered into a Credit Agreement dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, as amended by Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, as amended by Amendment No. 3 to Credit Agreement, dated as of January 24, 2020, as amended by Amendment No. 4 to Credit Agreement, dated as of July 14, 2020, as amended by Amendment No. 5 to Credit Agreement, dated as of November 6, 2020, as amended by Amendment No. 6 to Credit Agreement, dated as of June 10, 2021, as amended by Amendment No. 7 to Credit Agreement, dated as of July 7, 2021, as amended by Amendment No. 8 to Credit Agreement, dated as of November 1, 2021, as amended by Amendment No. 9 to Credit Agreement, dated as of April 7, 2022, as amended by Amendment No. 10 to Credit Agreement, dated as of March 17, 2023, as amended by Amendment No. 11 to Credit Agreement, dated as of June 29, 2023, as amended by Amendment No. 12 to Credit Agreement, dated as of April 2, 2024, as amended by Amendment No. 13 to Credit Agreement, dated as of July 31, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”, and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Amended Credit Agreement); WHEREAS, Holdings and the Borrower have requested an amendment to the Credit Agreement pursuant to which certain provisions of the Credit Agreement will be amended as set forth herein; WHEREAS, (i) Section 2.15 of the Credit Agreement permits the Borrower to obtain Credit Agreement Refinancing Indebtedness from any Lender or Additional Refinancing Lender in respect of all or any portion of the Revolving Credit Loans (or unused Revolving Credit Commitments) under the Credit Agreement in the form of Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments pursuant to a Refinancing Amendment executed by the Borrower, the Administrative Agent and each Lender and/or Additional Refinancing Lender that agrees to provide all or any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto and (ii) Section 2.14 of the Credit Agreement permits the Borrower to obtain one or more Incremental Revolving Loan Commitments from any Lender or Additional Lender (which Person may also be an Additional Refinancing Lender) pursuant to an Incremental Amendment among the Borrower, each Lender and/or Additional Refinancing Lender agreeing to provide such Incremental Revolving Loan Commitments and the Administrative Agent and, in the case of Revolving Commitment Increases, each L/C Issuer and the Swing Line Lender; WHEREAS, the Borrower desires to (i) obtain Refinancing Revolving Credit Commitments pursuant to Section 2.15 of the Credit Agreement in an aggregate principal amount of $975,000,000 (such Refinancing Revolving Credit Commitments, the “Replacement Revolving Commitments”) to replace the existing Revolving Credit Commitments outstanding immediately prior to

-2- the Amendment No. 14 Effective Date (as defined below) (the “Existing Revolving Commitments”) and (ii) substantially concurrently with obtaining the Refinancing Revolving Credit Commitments described in subclause (i), obtain a Revolving Commitment Increase to the Replacement Revolving Commitments pursuant to Section 2.14 of the Credit Agreement in an aggregate principal amount of $425,000,000 (the “Additional Incremental Revolving Credit Commitments” and together with the Replacement Revolving Commitments, the “New Revolving Credit Commitments”); WHEREAS, subject to the terms and conditions set forth herein, each Person party hereto who has delivered a signature page as a “New Revolving Credit Lender” has agreed to provide a New Revolving Credit Commitment in the amount set forth opposite its name on Annex A hereto; WHEREAS, Section 2.14 of the Credit Agreement permits the Borrower to obtain one or more Incremental Term Commitments from any Lender or Additional Lender pursuant to an Incremental Amendment among the Borrower, each Lender and/or Additional Lender agreeing to provide such Incremental Term Commitments, and the Administrative Agent; WHEREAS, the Borrower desires to obtain Incremental Term Commitments pursuant to Section 2.14 of the Credit Agreement (i) in an aggregate principal amount of €400,000,000 (the “Incremental Euro Term A Loans”) which will be a new Class of Term Loans, to be provided by certain Lenders party hereto (the “Incremental Euro Term A Lenders”) and (ii) in an aggregate principal amount of €550,000,000 (the “Incremental B-6 Euro Term Loans” and, together with the Incremental Euro Term A Loans, the “Incremental Euro Term Loans”), which will be a new Class of Term Loans, to be provided by Bank of America, N.A., London Branch (the “Incremental B-6 Euro Term Lender” and, together with the Incremental Euro Term A Lenders, the “New Term Lenders”), the proceeds of which will be applied to refinance certain of the Borrower’s existing senior secured indebtedness and the payment of fees and expenses in connection therewith; WHEREAS, (i) Goldman Sachs Bank USA, Bank of America, N.A., London Branch, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, Wells Fargo Securities, LLC, ING Capital LLC, PNC Capital Markets LLC and The Bank of Nova Scotia are joint lead arrangers and bookrunners for this Amendment with respect to the New Revolving Credit Commitments and the Incremental Euro Term A Loans (the “Amendment No. 14 Pro Rata Arrangers”) and (ii) Bank of America, N.A., London Branch, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, Wells Fargo Securities, LLC, ING Capital LLC, PNC Capital Markets LLC and The Bank of Nova Scotia are joint lead arrangers and bookrunners for this Amendment with respect to the Incremental B-6 Euro Term Loans (the “Amendment No. 14 TLB Arrangers” and, together with the Amendment No. 14 Pro Rata Arrangers, the “Amendment No. 14 Lead Arrangers”); and WHEREAS, on the Amendment No. 14 Effective Date, substantially concurrently with, but immediately following, the incurrence of the New Revolving Credit Commitments and the Incremental Euro Term Loans, the Borrower desires to make certain other amendments to the Credit Agreement in accordance with Section 10.01 of the Credit Agreement as further set forth herein; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

-3- ARTICLE I Amendments Section 1.1. Amendments: Subject to the occurrence of the Amendment No. 14 Effective Date: (a) The Credit Agreement is, effective as of the Amendment No. 14 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto. (b) Schedule 1.01A to the Credit Agreement is, effective as of the Amendment No. 14 Effective Date, hereby replaced in its entirety with the table attached as Annex A hereto. For the avoidance of doubt, any change to Schedule 1.01A to the Credit Agreement in accordance with this Amendment, as reflected on Annex A, relates solely to the implementation of the New Revolving Credit Commitments and Letter of Credit Commitments. (c) Schedule 1.01C to the Credit Agreement is, effective as of the Amendment No. 14 Effective Date, hereby replaced in its entirety with the table attached as Annex B hereto. Section 1.2. The New Revolving Credit Commitments: (a) Subject to the terms and conditions set forth herein, on the Amendment No. 14 Effective Date, each Person party hereto that executes a signature page hereto as a “New Revolving Credit Lender” and has a New Revolving Credit Commitment set forth opposite its name on Annex A hereto agrees, severally and not jointly, (i) that it shall have a New Revolving Credit Commitment in the amount set forth opposite its name on Annex A hereto under the heading “New Revolving Credit Commitments” and (ii) to make Revolving Credit Loans to the Borrower as described in Section 2.01(b) of the Amended Credit Agreement. On the Amendment No. 14 Effective Date, the New Revolving Credit Commitments will replace the Existing Revolving Commitments in their entirety. The Borrower shall prepay in full the outstanding principal amount of any Revolving Credit Loans (including any Swing Line Loans) outstanding immediately prior to the Amendment No. 14 Effective Date (collectively, the “Existing Revolving Loans”), together with all accrued and unpaid fees and interest thereon. Any Letters of Credit outstanding immediately prior to the Amendment No. 14 Effective Date shall be deemed to be issued under the New Revolving Credit Commitments (immediately after giving effect to the establishment of the Additional Revolving Credit Commitments). For the avoidance of doubt, (i) the Letter of Credit Commitments of the L/C Issuers shall remain in full force and effect under the Amended Credit Agreement and (ii) the Replacement Revolving Commitments and the Additional Revolving Credit Commitments shall constitute a single Class of Revolving Credit Commitments under the Amended Credit Agreement. As of and from the Amendment No. 14 Effective Date, each of the Letters of Credit issued and outstanding under the Credit Agreement immediately prior to the Amendment No. 14 Effective Date shall be deemed issued under the Amended Credit Agreement. (b) Each New Revolving Credit Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document (including this Amendment) and each other document required to be delivered to, or be approved

-4- by or satisfactory to, the Administrative Agent or any Class of Lenders on the Amendment No. 14 Effective Date. The Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans or provide Revolving Credit Commitments on the Amendment No. 14 Effective Date. (c) Subject to the terms and conditions set forth herein, pursuant to Sections 2.14 and 2.15 of the Credit Agreement, effective as of the Amendment No. 14 Effective Date, for all purposes of the Loan Documents, (i) the New Revolving Credit Commitments shall constitute “Revolving Credit Commitments”, (ii) the Replacement Revolving Commitments shall constitute “Refinancing Revolving Credit Commitments”, (iii) the Additional Revolving Credit Commitments shall constitute a “Revolving Commitment Increase”, and (iv) each Person providing a New Revolving Credit Commitment shall become a “Revolving Credit Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding a Revolving Credit Commitment. (d) Each Lender party hereto with an Existing Revolving Commitment immediately prior to the Amendment No. 14 Effective Date waives any right to compensation for losses, expenses or liabilities incurred by such Lender in connection with the termination of its Existing Revolving Commitments to which it may otherwise have been entitled pursuant to Section 3.05 of the Credit Agreement in respect of the transactions contemplated hereby. (e) The Swing Line Lender and each L/C Issuer hereby consents to the allocation of Revolving Credit Commitments and Letter of Credit Commitments set forth on Annex A hereto and to each New Revolving Credit Lender listed thereon. (f) On the Amendment No. 14 Effective Date, the participations in any outstanding Letters of Credit and any outstanding Swing Line Loans shall each be adjusted in accordance with each Lender’s respective percentage of the aggregate Revolving Credit Commitments as reallocated in accordance with the increase in Revolving Credit Commitments pursuant to this Amendment. Section 1.3. The Incremental Euro Term A Loans: (a) Pursuant to Section 2.14 of the Credit Agreement, on the Amendment No. 14 Effective Date, each Incremental Euro Term A Lender agrees (i) that it shall be a Lender, an Incremental Euro Term A Lender and a Term Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to fund Incremental Euro Term A Loans in an aggregate principal amount equal to the amount set forth opposite such Incremental Euro Term A Lender’s name on Annex A hereto under the heading “Incremental Euro Term A Loans”. (b) The terms and provisions of the Incremental Euro Term A Loans shall be as set forth in the Amended Credit Agreement and the Incremental Euro Term A Loans will constitute a new Class of Term Loans ranking pari passu in right of payment and security with the Term Loans outstanding under the Credit Agreement for all purposes under the Amended Credit Agreement. The aggregate principal amount of the Incremental Euro Term A Loans funded pursuant to this Amendment shall be €400,000,000. The Borrower shall use the net proceeds of the Incremental Euro Term A Loans to refinance certain of the Borrower’s existing senior secured indebtedness and for the payment of fees and expenses in connection therewith. The funding of the Incremental Euro Term A Loans will occur in one drawing on the date hereof pursuant to the Borrower’s request (even if, with respect to the Incremental Euro Term A Loans pursuant to this Amendment only and not any other Borrowing, the deadlines for notices of Borrowing in Section 2.02 of the Credit Agreement are not strictly observed).

-5- (c) Subject to the terms and conditions set forth herein, pursuant to Section 2.14 of the Credit Agreement, effective as of the Amendment No. 14 Effective Date, for all purposes of the Loan Documents, (i) the Incremental Euro Term A Loans shall constitute “Incremental Term Loans”, “Term A Loans”, “Term Loans” and “Euro Term Loans” and (ii) each Incremental Euro Term A Lender shall constitute a “Term A Lender”, “Term Lender” and a “Lender”. (d) Each Incremental Euro Term A Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document (including this Amendment) and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the Amendment No. 14 Effective Date. Section 1.4. The Incremental B-6 Euro Term Loans: (a) Pursuant to Section 2.14 of the Credit Agreement, on the Amendment No. 14 Effective Date, the Incremental B-6 Euro Term Lender agrees (i) that it shall be a Lender, an Incremental B-6 Euro Term Lender and a Term Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to fund Incremental B-6 Euro Term Loans in an aggregate principal amount equal to the amount set forth opposite the Incremental B-6 Euro Term Lender’s name on Annex A hereto under the heading “Incremental B-6 Euro Term Loans”. (b) The terms and provisions of the Incremental B-6 Euro Term Loans shall be as set forth in the Credit Agreement (as amended by this Amendment) and the Incremental B-6 Euro Term Loans will constitute a new Class of Term Loans ranking pari passu in right of payment and security with the outstanding Term Loans under the Credit Agreement for all purposes under the Amended Credit Agreement. The aggregate principal amount of the Incremental B-6 Euro Term Loans funded pursuant to this Amendment shall be €550,000,000. The Borrower shall use the net proceeds of the Incremental B-6 Euro Term Loans to refinance certain of the Borrower’s existing senior secured indebtedness and for the payment of fees and expenses in connection therewith. The funding of the Incremental B-6 Euro Term Loans will occur in one drawing on the date hereof pursuant to the Borrower’s request (even if, with respect to the Incremental B-6 Euro Term Loans pursuant to this Amendment only and not any other Borrowing, the deadlines for notices of Borrowing in Section 2.02 of the Credit Agreement are not strictly observed). (c) Subject to the terms and conditions set forth herein, pursuant to Section 2.14 of the Credit Agreement, effective as of the Amendment No. 14 Effective Date, for all purposes of the Loan Documents, (i) the Incremental B-6 Euro Term Loans shall constitute “Incremental Term Loans”, “Term B Loans”, “Term Loans” and “Euro Term Loans” and (ii) the Incremental B-6 Euro Term Lender shall constitute a “Term B Lender”, “Term Lender”, and a “Lender”. (d) The Incremental B-6 Euro Term Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document (including this Amendment) and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the Amendment No. 14 Effective Date. ARTICLE II Conditions to Effectiveness Section 2.1. This Amendment shall become effective on the first date (the “Amendment No. 14 Effective Date”) on which:

-6- (a) The Administrative Agent (or its counsel) shall have received from (i) the Administrative Agent, (ii) each New Revolving Credit Lender, (ii) each L/C Issuer, (iii) the Swing Line Lender, (iv) each Incremental Euro Term A Lender, (v) the Incremental B-6 Euro Term Lender, (vi) Lenders constituting the Required Lenders (as defined in Exhibit A hereto) as of the Amendment No. 14 Effective Date after giving effect to the incurrence of the New Revolving Credit Commitments and the Incremental Euro Term Loans and the prepayment of the Incremental B-5 Euro Term Loans and (vii) each Loan Party, (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include a telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment. (b) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders (including the New Revolving Credit Lenders and the New Term Lenders) and dated the Amendment No. 14 Effective Date) of (i) Allen Overy Shearman Sterling US LLP, counsel for the Loan Parties and (ii) Faegre Drinker Biddle & Reath LLP, special New Jersey counsel for Avantor Performance Materials, LLC and special Pennsylvania counsel for Puritan Products, Inc. Each of the Borrower, Holdings and the Administrative Agent hereby instruct such counsel to deliver such legal opinion. (c) The Administrative Agent shall have received such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates (or a representation that such Responsible Officers are the same as those whose signature and incumbency certificates were delivered to the Administrative Agent on the Closing Date), certificates of incorporation (or a representation that such certificates have not been amended since the Closing Date) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment No. 14 Effective Date. (d) The Borrower shall have paid to the Administrative Agent all fees, if applicable, and expenses due to the Administrative Agent, and each New Revolving Credit Lender and each New Term Lender, as separately agreed in writing, on the Amendment No. 14 Effective Date, to the extent such expenses are invoiced at least two business days prior to the Amendment No. 14 Effective Date. All reasonable costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent) of the Administrative Agent and the Amendment No. 14 Arrangers in connection with this Amendment and the transactions contemplated hereby shall have been paid as separately agreed in writing, to the extent invoiced at least two business days prior to the Amendment No. 14 Effective Date. (e) The representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of this Amendment, or on such earlier date, as the case may be.

-7- (f) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall exist or would result from this Amendment or from the application of the proceeds herefrom. (g) The Administrative Agent shall have received a certificate, dated the Amendment No. 14 Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (e) and (f) of this Section 2.1. (h) The Administrative Agent shall have received a prepayment and commitment termination notice with respect to the Existing Revolving Commitments and Existing Revolving Loans to be made on the Amendment No. 14 Effective Date at the Administrative Agent’s Office at least three Business Days prior to the Amendment No. 14 Effective Date (or in each case, such shorter notice as is approved by the Administrative Agent in its reasonable discretion), and such prepayment and commitment termination notice shall otherwise meet the requirements set forth in Sections 2.05 and 2.06 of the Credit Agreement. (i) The Administrative Agent shall have received a Committed Loan Notice with respect to the Incremental Euro Term A Loans and the Incremental B-6 Euro Term Loans to be made on the Amendment No. 14 Effective Date at the Administrative Agent’s Office at least three (3) Business Days prior to the Amendment No. 14 Effective Date (or in each case, such shorter notice as is approved by the Administrative Agent in its reasonable discretion), and such Committed Loan Notice shall otherwise meet the requirements set forth in Section 2.02 of the Credit Agreement. (j) The Administrative Agent shall have received a notice of prepayment with respect to the Incremental B-5 Euro Term Loans to be made on the Amendment No. 14 Effective Date (the “Prepayment Notice”) at least three (3) Business Days prior to the Amendment No. 14 Effective Date (or such shorter notice as is approved by the Administrative Agent in its reasonable discretion), and such Prepayment Notice shall be conditioned on the consummation of the financing transaction set forth herein, and otherwise meet the requirements set forth in Section 2.05(a) of the Credit Agreement. (k) The Borrower shall have paid to the Administrative Agent the principal amount of any outstanding Revolving Credit Loans (including any Swing Line Loans) together with all accrued and unpaid interest and fees thereon. (l) The Administrative Agent shall have received, no later than three Business Days in advance of the Amendment No. 14 Effective Date, (i) all documentation and other information about the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and (ii) if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, a Beneficial Ownership Certification in relation to the Borrower, in each case, to the extent reasonably requested in writing at least seven Business Days prior to the Amendment No. 14 Effective Date by each New Revolving Credit Lender and each New Term Lender through the Administrative Agent (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (l) shall be deemed to be satisfied). (m) The Administrative Agent shall have received the results of a recent Lien search in each of the jurisdictions in which Uniform Commercial Code financing statements, or other filings or recordations should be made to evidence or perfect security interests in the Collateral,

-8- and such search shall reveal no Liens on any of the Collateral, except for Liens permitted by Section 7.01 of the Credit Agreement or discharged on or prior to the Amendment No. 14 Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent. ARTICLE III Representations and Warranties. Section 3.1. To induce each New Revolving Credit Lender and each New Term Lender to enter into this Amendment, each Loan Party represents and warrants that: (a) Organization; Power. Each Loan Party (i) is duly organized or incorporated, validly existing and, to the extent such concept is applicable in the corresponding jurisdiction, in good standing under the laws of the jurisdiction of its organization or incorporation and (ii) has all requisite organizational or constitutional power and authority to execute and deliver this Amendment and perform its obligations under the Credit Agreement as amended by this Amendment, and the other Loan Documents to which it is a party, except, in the case of clause (i) (other than with respect to Holdings and the Borrower), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. (b) Authorization; Enforceability. This Amendment has been duly authorized by all necessary corporate, shareholder or other organizational action by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by the Enforcement Qualifications. (c) Loan Document Representations and Warranties. Before and immediately after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, are true and correct in all material respects on and as of the Amendment No. 14 Effective Date and except that the representations and warranties which by their terms are made as of an earlier date are true and correct in all material respects only as of such specified date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of this Amendment or on such earlier date, as the case may be. (d) No Default or Event of Default. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing. ARTICLE IV Miscellaneous Section 4.1. Effect of Amendment. (a) On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, mean and are a reference to the Credit Agreement as modified by this Amendment. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. For the

-9- avoidance of doubt, this Amendment shall also be considered a Refinancing Amendment and an Incremental Amendment. (b) The Credit Agreement, as specifically amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all of the respective Obligations of Holdings, the Borrower and the other Loan Parties under the Loan Documents, in each case as the Credit Agreement is amended by this Amendment. (c) The execution, delivery and effectiveness of this Amendment does not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document. Section 4.2. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the other Loan Documents and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 4.3. GOVERNING LAW, ETC. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.15(b) and 10.16 of the Credit Agreement are incorporated herein and apply to this Amendment mutatis mutandis. Section 4.4. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment. Section 4.5. Reaffirmation. Each Loan Party hereby expressly acknowledges the terms of this Amendment, and confirms and reaffirms in all respects, as of the date hereof, (i) the respective covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its prior guarantee of the Obligations under each Guaranty, as applicable, and its prior and continuing grant of Liens on, and security interests in its respective, Collateral to secure all applicable Obligations pursuant to the Collateral Documents. Section 4.6. Post-Closing Obligations. Within sixty (60) days of the Amendment No. 14 Effective Date (as may be extended by the Administrative Agent in its sole discretion), with respect to

-10- Morehouse-Cowles, LLC, a California limited liability company (“Morehouse-Cowles”), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent (i) a good standing certificate from the California Secretary of State certifying the good standing of Morehouse-Cowles under the laws of the state of California, (ii) a reaffirmation agreement from Morehouse-Cowles substantially consistent with Section 4.5 hereof and (iii) a customary written opinion (addressed to the Administrative Agent and the Lenders (including the New Revolving Credit Lenders and the New Term Lenders) of Allen Overy Shearman Sterling US LLP. [signature pages follow]

[Signature Page to Amendment No. 14] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written. AVANTOR FUNDING, INC., as Borrower By: /s/Scott Baker Name: Scott Baker Title: Assistant Secretary VAIL HOLDCO SUB LLC, as Holdings By: /s/Scott Baker Name: Scott Baker Title: Secretary VWR CHEMICALS, LLC AVANTOR FLUID HANDLING, LLC VWR GLOBAL HOLDINGS, INC. NUSIL ACQUISITION CORP. NUSIL TECHNOLOGY LLC NUSIL INVESTMENTS LLC APPLIED SILICONE COMPANY LLC MOREHOUSE-COWLES LLC SITECH NUSIL, LLC PURITAN PRODUCTS, INC. AVANTOR PERFORMANCE MATERIALS INTERNATIONAL, LLC AVANTOR PERFORMANCE MATERIALS, LLC VWR CORPORATION VWR FUNDING, INC. VWR INTERNATIONAL, LLC VWR MANAGEMENT SERVICES LLC VWR INTERNATIONAL HOLDINGS, INC. RELIABLE BIOPHARMACEUTICAL, LLC, each as a Guarantor By: /s/Scott Baker Name: Scott Baker Title: Secretary

[Signature Page to Amendment No. 14] Accepted and Acknowledged: GOLDMAN SACHS BANK USA, as Administrative Agent, an Incremental Euro Term A Lender, a Revolving Credit Lender, L/C Issuer and Swing Line Lender By: /s/Dana Siconolfi Name: Dana Siconolfi Title: Authorized Signatory

[Signature Page to Amendment No. 14] BANK OF AMERICA, N.A., as an Incremental Euro Term A Lender, a Revolving Credit Lender and L/C Issuer By: /s/Darren Merten Name: Darren Merten Title: Director BANK OF AMERICA, N.A., LONDON BRANCH, as Incremental Term B-6 Euro Term Lender By: /s/Fabian Ansorg Name: Fabian Ansorg Title: Managing Director

[Signature Page to Amendment No. 14] JPMORGAN CHASE BANK, N.A., as an Incremental Euro Term A Lender, a Revolving Credit Lender and L/C Issuer By: /s/William R. Doolittle Name: William R. Doolittle Title: Executive Director

[Signature Page to Amendment No. 14] BARCLAYS BANK PLC, as an Incremental Euro Term A Lender, a Revolving Credit Lender and L/C Issuer By: /s/Evan Moriarty Name: Evan Moriarty Title: Authorized Signatory

[Signature Page to Amendment No. 14] CITIBANK, N.A., as an Incremental Euro Term A Lender, a Revolving Credit Lender and L/C Issuer By: /s/Kevin Ciok Name: Kevin Ciok Title: Vice President

[Signature Page to Amendment No. 14] MIZUHO BANK, LTD., as an Incremental Euro Term A Lender, a Revolving Credit Lender and L/C Issuer By: /s/Tracy Rahn Name: Tracy Rahn Title: Managing Director

[Signature Page to Amendment No. 14] SUMITOMO MITSUI BANKING CORPORATION, as an Incremental Euro Term A Lender, a Revolving Credit Lender and L/C Issuer By: /s/Cindy Hwee Name: Cindy Hwee Title: Director

[Signature Page to Amendment No. 14] WELLS FARGO BANK, N.A., as an Incremental Euro Term A Lender, a Revolving Credit Lender and L/C Issuer By: /s/Larkin Felker Name: Larkin Felker Title: Vice President

[Signature Page to Amendment No. 14] PNC BANK, NATIONAL ASSOCIATION, as an Incremental Euro Term A Lender and a Revolving Credit Lender By: /s/Matthew Gelles Name: Matthew Gelles Title: Managing Director

[Signature Page to Amendment No. 14] ING CAPITAL, LLC, as an Incremental Euro Term A Lender and a Revolving Credit Lender By: /s/Robert O’Donoghue Name: Robert O’Donoghue Title: Managing Director By: /s/Sean Hassett Name: Sean Hassett Title: Director

[Signature Page to Amendment No. 14] THE BANK OF NOVA SCOTIA, as an Incremental Euro Term A Lender and a Revolving Credit Lender By: /s/Ram Medavakkam Name: Ram Medavakkam Title: A. Director

ANNEX A [Omitted]

ANNEX B [Omitted]

EXHIBIT A [See attached].

EXHIBIT A MARKED VERSION REFLECTING CHANGES PURSUANT TO AMENDMENT NO. 14 TO CREDIT AGREEMENT ADDED TEXT SHOWN UNDERSCORED DELETED TEXT SHOWN STRIKETHROUGH CREDIT AGREEMENT Dated as of November 21, 2017, as amended by Amendment No. 1, dated as of November 27, 2018, as further amended by Amendment No. 2, dated as of June 18, 2019, as further amended by Amendment No. 3, dated as of January 24, 2020, as further amended by Amendment No. 4, dated as of July 14, 2020, as further amended by Amendment No. 5, dated as of November 6, 2020, as further amended by Amendment No. 6, dated as of June 10, 2021, as further amended by Amendment No. 7, dated as of July 7, 2021, as further amended by Amendment No. 8, dated as of November 1, 2021, as further amended by Amendment No. 9, dated as of April 7, 2022, as further amended by Amendment No. 10, dated as of March 17, 2023, as further amended by Amendment No. 11, dated as of June 29, 2023, as further amended by Amendment No. 12, dated as of April 2, 2024, and as further amended by Amendment No. 13, dated as of July 31, 2025, and as further amended by Amendment No. 14, dated as of October 9, 2025 among VAIL HOLDCO SUB LLC, as Holdings, AVANTOR FUNDING, INC., as Borrower, THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME, GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent, GOLDMAN SACHS LENDING PARTNERS LLCBANK USA, as Swing Line Lender and an L/C Issuer, THE LENDERS AND L/C ISSUERS PARTY HERETO FROM TIME TO TIME and GOLDMAN SACHS BANK USA, BANK OF AMERICA, N.A., LONDON BRANCH, JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., MIZUHO BANK, LTD., SU- MITOMO MITSUI BANKING CORPORATION, WELLS FARGO SECURITIES, LLC, ING CAPITAL LLC, PNC CAPITAL MARKETS LLC and THE BANK OF NOVA SCOTIA as Amendment No. 1214 Lead Arranger and BookrunnerArrangers and Bookrunners with respect to the Incremental Euro Term A Loans and the Revolving Credit Facility

069863-0092-14872-Active.21571279.4 CG&R Draft AMERICAS/2024218658 15038/00007 BANK OF AMERICA, N.A., LONDON BRANCH, GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., MIZUHO BANK, LTD., SU- MITOMO MITSUI BANKING CORPORATION, WELLS FARGO SECURITIES, LLC, ING CAPITAL LLC, PNC CAPITAL MARKETS LLC and THE BANK OF NOVA SCOTIA as Amendment No. 14 Lead Arrangers and Bookrunners with respect to the Incremental B-6 Euro Term Loans

-i- TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND ACCOUNTING TERMS Section 1.01. Defined Terms ............................................................................................................................ 1 Section 1.02. Other Interpretive Provisions ................................................................................................. 6972 Section 1.03. Accounting Terms ................................................................................................................. 7072 Section 1.04. Rounding .............................................................................................................................. 7073 Section 1.05. References to Agreements, Laws, Etc. ................................................................................... 7173 Section 1.06. Times of Day ........................................................................................................................ 7173 Section 1.07. Timing of Payment or Performance ....................................................................................... 7173 Section 1.08. Limited Condition Transactions ............................................................................................. 7173 Section 1.09. Pro Forma Calculations ......................................................................................................... 7274 Section 1.10. Letters of Credit .................................................................................................................... 7375 Section 1.11. Certifications ........................................................................................................................ 7375 Section 1.12. Certain Determinations.......................................................................................................... 7375 Section 1.13. Rates..................................................................................................................................... 7376 Section 1.14. Divisions .............................................................................................................................. 7476 ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS Section 2.01. The Loans ............................................................................................................................. 7476 Section 2.02. Borrowings, Conversions and Continuations of Loans ........................................................... 7679 Section 2.03. Letters of Credit .................................................................................................................... 7880 Section 2.04. Swing Line Loans ................................................................................................................. 8588 Section 2.05. Prepayments ......................................................................................................................... 8890 Section 2.06. Termination or Reduction of Commitments ......................................................................... 98101 Section 2.07. Repayment of Loans ........................................................................................................... 99102 Section 2.08. Interest ...............................................................................................................................100104 Section 2.09. Fees ...................................................................................................................................101104 Section 2.10. Computation of Interest and Fees........................................................................................102105 Section 2.11. Evidence of Indebtedness ...................................................................................................102105 Section 2.12. Payments Generally ...........................................................................................................102105 Section 2.13. Sharing of Payments ..........................................................................................................104107 Section 2.14. Incremental Credit Extensions ............................................................................................105108 Section 2.15. Refinancing Amendments ..................................................................................................110113 Section 2.16. Extension of Term Loans; Extension of Revolving Credit Loans .........................................111114 Section 2.17. Defaulting Lenders .............................................................................................................114117 ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY Section 3.01. Taxes .................................................................................................................................115119 Section 3.02. Illegality ............................................................................................................................118121 Section 3.03. Inability to Determine Rates ...............................................................................................118122 Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Term Benchmark Loan and SONIA Rate Loan Reserves ...............................................................................................121124 Section 3.05. Funding Losses ..................................................................................................................121125 Section 3.06. Matters Applicable to All Requests for Compensation ........................................................122125

Page -ii- Section 3.07. Replacement of Lenders under Certain Circumstances ........................................................123126 Section 3.08. Survival .............................................................................................................................123127 ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Section 4.01. Conditions to Initial Credit Extension .................................................................................124127 Section 4.02. Conditions to All Credit Extensions after the Closing Date .................................................126129 ARTICLE V REPRESENTATIONS AND WARRANTIES Section 5.01. Existence, Qualification and Power; Compliance with Laws ...............................................126130 Section 5.02. Authorization; No Contravention ........................................................................................127130 Section 5.03. Governmental Authorization ..............................................................................................127130 Section 5.04. Binding Effect ....................................................................................................................127130 Section 5.05. Financial Statements; No Material Adverse Effect ..............................................................127131 Section 5.06. Litigation ...........................................................................................................................128131 Section 5.07. Ownership of Property; Liens .............................................................................................128131 Section 5.08. Environmental Matters .......................................................................................................128131 Section 5.09. Taxes .................................................................................................................................128132 Section 5.10. ERISA Compliance ............................................................................................................129132 Section 5.11. Use of Proceeds .................................................................................................................129132 Section 5.12. Margin Regulations; Investment Company Act ...................................................................130133 Section 5.13. Disclosure ..........................................................................................................................130133 Section 5.14. Labor Matters ....................................................................................................................130134 Section 5.15. Intellectual Property; Licenses, Etc. ....................................................................................130134 Section 5.16. Solvency ............................................................................................................................131134 Section 5.17. USA Patriot Act; OFAC; FCPA .........................................................................................131134 Section 5.18. Security Documents ...........................................................................................................131135 Section 5.19. Senior Indebtedness ...........................................................................................................131135 Section 5.20. Subsidiaries .......................................................................................................................132135 Section 5.21. Outbound Investment Rules..................................................................................................... 135 ARTICLE VI AFFIRMATIVE COVENANTS Section 6.01. Financial Statements ..........................................................................................................132136 Section 6.02. Certificates; Other Information ...........................................................................................134138 Section 6.03. Notices ..............................................................................................................................135138 Section 6.04. Payment of Taxes ...............................................................................................................135139 Section 6.05. Preservation of Existence, Etc. ...........................................................................................135139 Section 6.06. [Reserved] .........................................................................................................................136139 Section 6.07. Maintenance of Insurance ...................................................................................................136139 Section 6.08. Compliance with Laws .......................................................................................................136140 Section 6.09. Books and Records.............................................................................................................136140 Section 6.10. Inspection Rights ...............................................................................................................136140 Section 6.11. Additional Collateral; Additional Guarantors ......................................................................137140 Section 6.12. Compliance with Environmental Laws ...............................................................................138141 Section 6.13. Further Assurances; Post-Closing Obligations ....................................................................138142 Section 6.14. Designation of Subsidiaries ................................................................................................138142 Section 6.15. Maintenance of Ratings ......................................................................................................139142

Page -iii- Section 6.16. Use of Proceeds .................................................................................................................139142 Section 6.17. Transactions with Affiliates. ...............................................................................................139142 ARTICLE VII NEGATIVE COVENANTS Section 7.01. Liens..................................................................................................................................141144 Section 7.02. Investments ........................................................................................................................145149 Section 7.03. Indebtedness ......................................................................................................................148151 Section 7.04. Fundamental Changes ........................................................................................................153156 Section 7.05. Dispositions .......................................................................................................................154158 Section 7.06. Restricted Payments ...........................................................................................................156160 Section 7.07. Change in Lines of Business ...............................................................................................159163 Section 7.08. [Reserved] .........................................................................................................................159163 Section 7.09. Burdensome Agreements ....................................................................................................159163 Section 7.10. [Reserved] .........................................................................................................................161164 Section 7.11. Consolidated First Lien Net Leverage Ratio ............................................................... 161Financial Covenant ................................................................................................................................ 164 Section 7.12. Fiscal Year .........................................................................................................................161165 Section 7.13. Prepayments, Etc. of Subordinated Indebtedness.................................................................161165 Section 7.14. Permitted Activities ............................................................................................................162166 Section 7.15. Outbound Investment Rules..................................................................................................... 166 ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES Section 8.01. Events of Default ...............................................................................................................162166 Section 8.02. Remedies Upon Event of Default........................................................................................164168 Section 8.03. Application of Funds ..........................................................................................................165169 Section 8.04. Borrower Right to Cure ......................................................................................................166170 ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS Section 9.01. Appointment and Authority ................................................................................................167171 Section 9.02. Rights as a Lender ..............................................................................................................168172 Section 9.03. Exculpatory Provisions.......................................................................................................168172 Section 9.04. Reliance by Administrative Agent ......................................................................................169172 Section 9.05. Delegation of Duties ..........................................................................................................169173 Section 9.06. Resignation of Administrative Agent ..................................................................................169173 Section 9.07. Non-Reliance on Administrative Agent and Other Lenders .................................................170174 Section 9.08. No Other Duties, Etc. .........................................................................................................170174 Section 9.09. Administrative Agent May File Proofs of Claim .................................................................170174 Section 9.10. Collateral and Guaranty Matters .........................................................................................171175 Section 9.11. Cash Management Obligations and Secured Hedge Agreements .........................................172176 Section 9.12. Withholding Tax Indemnity................................................................................................172176 ARTICLE X MISCELLANEOUS Section 10.01. Amendments, Etc. ..............................................................................................................173176

Page -iv- Section 10.02. Notices and Other Communications ....................................................................................176180 Section 10.03. No Waiver; Cumulative Remedies ......................................................................................177181 Section 10.04. Attorney Costs and Expenses..............................................................................................178182 Section 10.05. Indemnification by the Borrower ........................................................................................178182 Section 10.06. Payments Set Aside ............................................................................................................180184 Section 10.07. Successors and Assigns ......................................................................................................180184 Section 10.08. Confidentiality ...................................................................................................................187190 Section 10.09. Setoff .................................................................................................................................188191 Section 10.10. Interest Rate Limitation ......................................................................................................188192 Section 10.11. Counterparts ......................................................................................................................188192 Section 10.12. Integration .........................................................................................................................189192 Section 10.13. Survival of Representations and Warranties ........................................................................189193 Section 10.14. Severability ........................................................................................................................189193 Section 10.15. GOVERNING LAW ..........................................................................................................189193 Section 10.16. WAIVER OF RIGHT TO TRIAL BY JURY ......................................................................190193 Section 10.17. Binding Effect ....................................................................................................................190194 Section 10.18. USA Patriot Act .................................................................................................................190194 Section 10.19. No Advisory or Fiduciary Responsibility ............................................................................190194 Section 10.20. Intercreditor Agreements ....................................................................................................191194 Section 10.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions .......................191194 Section 10.22. Acknowledgement Regarding Any Supported QFCs ...........................................................191195 ARTICLE XI GUARANTEE Section 11.01. The Guarantee ....................................................................................................................192196 Section 11.02. Obligations Unconditional ..................................................................................................192196 Section 11.03. Reinstatement ....................................................................................................................193197 Section 11.04. Subrogation; Subordination ................................................................................................193197 Section 11.05. Remedies ...........................................................................................................................193197 Section 11.06. [Reserved] .........................................................................................................................194198 Section 11.07. Continuing Guarantee ........................................................................................................194198 Section 11.08. General Limitation on Guarantee Obligations .....................................................................194198 Section 11.09. Release of Guarantors ........................................................................................................194198 Section 11.10. Right of Contribution .........................................................................................................194198 Section 11.11. Keepwell ...........................................................................................................................194198

-v- SCHEDULES 1.01A Commitments 1.01B Closing Date Documents 1.01C Existing Letters of Credit 5.06 Litigation 5.08 Environmental Matters 5.20 Subsidiaries 6.13(b) Post-Closing Matters 6.17 Affiliate Transactions 7.01(b) Existing Liens 7.02(f) Existing Investments 7.03(b) Existing Indebtedness 7.09 Burdensome Agreements 10.02 Administrative Agent’s Office, Certain Addresses for Notices EXHIBITS Form of A Committed Loan Notice B Compliance Certificate C-1 Term Note C-2 Revolving Credit Note C-3 Swing Line Note D Solvency Certificate E-1 Acceptance and Prepayment Notice E-2 Discount Range Prepayment Notice E-3 Discount Range Prepayment Offer E-4 Solicited Discounted Prepayment Notice E-5 Solicited Discounted Prepayment Offer E-6 Specified Discount Prepayment Notice E-7 Specified Discount Prepayment Response F [Reserved] G Intercompany Note H-1 to H-4 Tax Certificates I [Reserved] J-1 Assignment and Assumption J-2 Affiliated Lender Assignment and Assumption J-3 Affiliated Lender Notice

-1- CREDIT AGREEMENT This CREDIT AGREEMENT is entered into as of November 21, 2017, as amended by Amendment No. 1, dated as of November 27, 2018, as further amended by Amendment No. 2, dated as of June 18, 2019, as further amended by Amendment No. 3, dated as of January 24, 2020, as further amended by Amendment No. 4, dated as of July 14, 2020, as further amended by Amendment No. 5, dated as of November 6, 2020, as further amended by Amendment No. 6, dated as of June 10, 2021, as further amended by Amendment No. 7, dated as of July 7, 2021, as further amended by Amendment No. 8, dated as of November 1, 2021, as further amended by Amendment No. 9, dated as of April 7, 2022, as further amended by Amendment No. 10, dated as of March 17, 2023, as further amended by Amendment No. 11, dated as of June 29, 2023, as further amended by Amendment No. 12, dated as of April 2, 2024 and, as further amended by Amendment No. 13, dated as of July 31, 2025 and as further amended by Amendment No. 14, dated as of October 9, 2025 among VAIL HOLDCO SUB LLC, a Delaware limited liability company (“Holdings”), AVANTOR FUNDING, INC., a Delaware corporation (the “Borrower”), the other Guarantors party hereto from time to time, GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent, GOLDMAN SACHS LENDING PARTNERS LLC, as Swing Line Lender and L/C Issuer and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”). PRELIMINARY STATEMENTS Pursuant to Amendment No. 1314, and upon satisfaction of the conditions set forth therein, the Original Credit Agreement is being amended in the form of this Agreement. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS Section 1.01. Defined Terms. As used in this Agreement (including in the preamble and preliminary statements hereto), the following terms shall have the meanings set forth below: “2021 Incremental B-5 Dollar Term Commitment” has the meaning assigned thereto in Amendment No. 8. “2021 Incremental B-5 Dollar Term Lender” has the meaning assigned thereto in Amendment No. 8. “2021 Incremental B-5 Dollar Term Loan” has the meaning assigned thereto in Amendment No. 8. “Acceptable Discount” has the meaning set forth in Section 2.05(a)(vi)(D)(2). “Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(vi)(D)(3). “Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit E-1. “Acceptance Date” has the meaning set forth in Section 2.05(a)(vi)(D)(2). “Acquisition” means the acquisition by the Borrower of the Company and its subsidiaries on the Closing Date. “Acquisition Agreement” means the Agreement and Plan of Merger, dated as of May 4, 2017, by and among the Borrower, the Company, and Merger Sub. “Additional Lender” has the meaning set forth in Section 2.14(c).

-2- “Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15; provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld, condi- tioned or delayed, to the extent that each such Additional Refinancing Lender is not an Affiliate of a then-existing Lender or an Approved Fund, (ii) the Borrower and (iii) in the case of a Refinancing Amendment in respect of the Revolving Credit Loans, each L/C Issuer and the Swing Line Lender. “Adjusted CDORTerm CORRA Rate” means, with respect to any Term Benchmark Borrowing denomi- nated in Canadian dollars for any Interest Period, an interest rate per annum equal to the CDOR ScreenCORRA Rate; provided that, if the Adjusted CDORTerm CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) (x) with respect to the Incremental B-6 Euro Term Loans, Incremental Euro Term A Loans and the Revolv- ing Credit Loans, 0.00% and (y) otherwise, 0.10%; provided that, if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent” means Goldman Sachs Bank USA, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify Hold- ings and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Ad- ministrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institu- tion. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is controlled by or is under common Control with the Person specified. “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or poli- cies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “controlling” and “controlled” have meanings correlative thereto. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates. “Affiliated Lender” means, at any time, any Lender that is the Sponsor (other than Holdings, the Borrower or any of their Subsidiaries and other than any Debt Fund Affiliate) or a Non-Debt Fund Affiliate. “Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 10.07(k)(i). “Agent-Related Persons” means the Agents and their respective Affiliates and the respective officers, di- rectors, employees, partners, agents, advisors and other representatives of each of the foregoing. “Agents” means, collectively, the Administrative Agent and the Collateral Agent. “Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

-3- “Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of November 27, 2018. “Amendment No. 1 Effective Date” means November 27, 2018. “Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of June 18, 2019. “Amendment No. 2 Effective Date” means June 18, 2019. “Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of January 24, 2020. “Amendment No. 3 Effective Date” means January 24, 2020. “Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of July 14, 2020. “Amendment No. 4 Effective Date” means July 14, 2020. “Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of November 6, 2020. “Amendment No. 5 Effective Date” means November 6, 2020. “Amendment No. 6” means Amendment No. 6 to this Agreement, dated as of June 10, 2021. “Amendment No. 6 Effective Date” means June 10, 2021. “Amendment No. 7” means Amendment No. 7 to this Agreement, dated as of July 7, 2021. “Amendment No. 7 Effective Date” means July 7, 2021. “Amendment No. 8” means Amendment No. 8 to this Agreement, dated as of November 1, 2021. “Amendment No. 8 Effective Date” means November 1, 2021. “Amendment No. 9” means Amendment No. 9 to this Agreement, dated as of April 7, 2022. “Amendment No. 9 Effective Date” means April 7, 2022. “Amendment No. 10” means Amendment No. 10 to this Agreement, dated as of March 17, 2023. “Amendment No. 10 Effective Date” means March 17, 2023. “Amendment No. 11” means Amendment No. 11 to this Agreement, dated as of June 29, 2023. “Amendment No. 11 Effective Date” means June 29, 2023. “Amendment No. 12” means Amendment No. 12 to this Agreement, dated as of April 2, 2024. “Amendment No. 12 Effective Date” means April 2, 2024. “Amendment No. 13” means Amendment No. 13 to this Agreement, dated as of July 31, 2025. “Amendment No. 13 Effective Date” means July 31, 2025. “Amendment No. 14” means Amendment No. 14 to this Agreement, dated as of October 9, 2025. “Amendment No. 14 Effective Date” means October 9, 2025.

-4- “Amendment No. 14 Lead Arrangers” has the meaning set forth in Amendment No. 14. “Annual Financial Statements” means the audited consolidated balance sheets of each of the Borrower and the Company as of December 31, 2015 and December 31, 2016 and the related audited consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the Borrower and the Company as of De- cember 31, 2014, December 31, 2015 and December 31, 2016. “Anti-Corruption Laws” has the meaning set forth in Section 5.17(a). “Applicable Discount” has the meaning set forth in Section 2.05(a)(vi)(C)(2). “Applicable Asset Sale Percentage” means, (a) 100% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of the most recently ended pe- riod of four consecutive fiscal quarters for which financial statements are internally available is greater than 4.50:1.00, (b) 50.0% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accord- ance with Section 1.09) as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available) is less than or equal to 4.50:1.00 and greater than 3.75:1.00 and (c) 0.0% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of the most recently ended period of four consecutive fiscal quarters for which finan- cial statements are internally available) is less than or equal to 3.75:1.00. “Applicable ECF Percentage” means, for any fiscal year, (a) 50%, if the Consolidated First Lien Net Lev- erage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is greater than 4.50:1.00, (b) 25%, if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is less than or equal to 4.50:1.00 and greater than 3.75:1.00 and (c) 0%, if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is less than or equal to 3.75:1.00. “Applicable Rate” means a percentage per annum equal to: (a) [reserved]; (b) [reserved]; (c) with respect to Incremental B-6 Dollar Term Loans, (i) for Term SOFR Rate Loans, 2.00% and for Base Rate Loans, 1.00%; (d) with respect to Incremental B-4 Euro Term Loans, (i) until delivery of financial statements for the first full fiscal quarter ending after the Amendment No. 6 Effective Date pursuant to Section 6.01, for EURIBO Rate Loans, 2.75%; (ii) thereafter, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a): Applicable Rate Pricing Level Consolidated First Lien Net Leverage Ratio EURIBO Rate for Incre- mental B-4 Euro Term Loans 1 > 1.90:1.00 2.75% 2 ≤ 1.90:1.00 2.50% (e) with respect to Incremental B-5 Euro Term Loans,

-5- (i) until delivery of financial statements for the first full fiscal quarter ending after the Amendment No. 6 Effective Date pursuant to Section 6.01, for EURIBO Rate Loans, 2.25%; (ii) thereafter, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a): Applicable Rate Pricing Level Consolidated First Lien Net Leverage Ratio EURIBO Rate for Incre- mental B-5 Euro Term Loans 1 > 1.90:1.00 2.25% 2 ≤ 1.90:1.00 2.00% (f) with respect to Incremental B-6 Euro Term Loans, for EURIBO Rate Loans, 2.50%; (fg) with respect to the commitment fee for the unused Revolving Credit Commitments: (i) until delivery of financial statements for the first full fiscal quarter ending after the Amendment No. 13 Ef- fective Date pursuant to Section 6.01, a percentage per annum equal to 0.25% and (ii) thereafter, (x) at any time at which the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is greater than 2.50:1.00, a percentage per annum equal to 0.375% and (y) if the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is less than or equal to 2.50:1.00, a percentage per annum equal to 0.25%; (h) with respect to Incremental Euro Term A Loans, Revolving Credit Loans and Swing Line Loans, (i) until delivery of financial statements for the first full fiscal quarter ending after the Amendment No. 14 Effective Date pursuant to Section 6.01, a percentage per annum equal to: (A) for Term SOFR Rate Loans, EURIBO Rate Loans, SONIA Rate Loans, Term CORRA Rate Loans and Letter of Credit Fees, 1.50% and (B) for Base Rate Loans, 0.50%, and (gii) with respect to Revolving Credit Loans and Swing Line Loansthereafter, the fol- lowing percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set

-6- forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a): Applicable Rate Pricing Level Consolidated First Lien Net Leverage Ratio Term SOFR Rate Loans, EURIBO Rate Loans, SONIA Rate Loans, CDORTerm CORRA Rate Loans and Letter of Credit Fees Base Rate for Revolving Credit Loans 1 > 3.002.00:1.00 2.502.00% 1.501.00% 2 ≤ 3.002.00:1.00 and > 2.501.50:1.00 2.251.75% 1.250.75% 3 ≤ 2.50:1.00 and > 2.00:1.00 2.00% 1.00% 4 ≤ 2.00:1.00 and > 1.50:1.00 1.75% 0.75% 53 ≤ 1.50:1.00 1.50% 0.50% Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of (i) the Administrative Agent or the Required RevolvingPro Rata Lenders, the highest pricing level (e.g., Pricing Level 1) in the case of the Applicable Rate for Incremental Euro Term A Loans and Revolving Credit Loans and (ii) the Administrative Agent or the Re- quired Lenders of the applicable Class with respect to thesuch Class of Term Loans, the highest pricing level (e.g., Pricing Level 1) in the case of the Applicable Rate for Term Loans shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Any increase or decrease in the Applicable Rate resulting from a change in the public corporate credit rat- ing or corporate family rating of the Borrower shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, (v) the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Re- volving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (w) the Applicable Rate in respect of any Revolving Commitment Increase, any Class of New Revolv- ing Credit Commitments, any Class of Incremental Term Loans or any Class of Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (x) the Applicable Rate in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (y) the Applicable Rate in respect of any Class of Refinancing Revolving Credit Commitments, any Class of Refinancing Revolving Credit Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the applicable Refinancing Amendment and (z) in the case of the Initial Term Loans, the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans or, the Incremental B-5 Euro Term Loans or the Incremental B-6 Euro Term Loans, as applicable, the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14. “Applicable Requirements” shall mean, in respect of any Indebtedness, that such Indebtedness satisfies the following requirements: (a) subject to the Earlier Maturity Indebtedness Exception, such Indebtedness shall not ma- ture earlier than the Maturity Date of the Incremental B-4-6 Euro Term Loans outstanding at the time of

-7- incurrence of such Indebtedness (unless such Indebtedness is in the form of term “A” loans, in which case such indebtedness shall not mature earlier than the Maturity Date of the Incremental Euro Term A Loans); provided that if such Indebtedness is unsecured or secured on a junior lien basis to the Secured Obligations, such Indebtedness shall not mature earlier than the date that is 91 days after the Maturity Date of the Incre- mental B-4-6 Euro Term Loans outstanding at the time of incurrence of such Indebtedness; provided, fur- ther, that the requirements set forth in this clause (a) shall not apply to any Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (a); (b) (i) in respect of any Indebtedness that is not revolving in nature, such Indebtedness does not have greater amortization or mandatory prepayments than the Initial Term Loans, the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans or, the Incremental B-5 Euro Term Loans, the Incremental B-6 Euro Term Loans or in the case of term “A” loans only, the Incremental Euro Term A Loans and (ii) in respect of any Indebtedness that is revolving in nature, such Indebtedness shall not mature earlier than the Maturity Date of the Revolving Credit Facility or have amortization or scheduled manda- tory commitment reductions (other than at maturity); provided that the requirements set forth in clause (b)(i) shall not apply to any Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (b); (c) subject to the Earlier Maturity Indebtedness Exception, such Indebtedness shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Incremental B-4 Euro Term Loans outstanding at the time of incurrence of such Indebtedness (unless such Indebtedness is in the form of term “A” loans, in which case such indebtedness shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Incre- mental Euro Term A Loans); provided, that the requirements set forth in this clause (c) shall not apply to any Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirement set forth in this clause (c); (d) if such Indebtedness is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement (or any Inter- creditor Agreement shall have been amended or replaced in a manner reasonably acceptable to the Bor- rower and the Administrative Agent, which results in such Senior Representative having rights to share in the Collateral on a pari passu basis or a junior lien basis to the Secured Obligations, as applicable); (e) the holders of such Indebtedness may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans then outstanding; (f) to the extent such Indebtedness is secured, it is not secured by any property or assets of Holdings, the Borrower or any Subsidiary other than the Collateral (it being agreed that such Indebtedness shall not be required to be secured by all of the Collateral); (g) such Indebtedness shall not be guaranteed by any Person other than any Loan Party and shall not have any obligors other than any Loan Party; and (h) other terms and conditions of such Indebtedness shall be as agreed between the Borrower and the lenders providing such Indebtedness; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent (and pro- vided to the Lenders) at least five Business Days prior to the incurrence of such Indebtedness, together with a rea- sonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documenta- tion relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy the requirements of this definition unless the Administrative Agent or the Required Lenders notify the Borrower within such five

-8- Business Day period that the Administrative Agent or the Required Lenders, as applicable, disagree with such deter- mination (including a reasonable description of the basis upon which it or they disagree). “Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders. “Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents.” “Approved Currency” means each of (i) Dollars, (ii) Euros, (iii) Sterling and (iv) Canadian dollars. “Approved Foreign Currency” means any Approved Currency other than Dollars. “Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender. “Assignee” has the meaning set forth in Section 10.07(b). “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Ex- hibit J-1 hereto. “Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel. “Attributable Indebtedness” means, on any date, in respect of any Financing Lease Obligation of any Per- son, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP. “Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor em- ployed by a Discounted Purchaser (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(vi); provided that the Adminis- trative Agent shall not be designated as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent). “Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii). “Available Excluded Contribution Amount” means the cash or Cash Equivalents, but excluding any Cure Amount, received by the Borrower after the Closing Date from: (1) contributions in respect of Qualified Equity Interests, and (2) the sale (other than to any Subsidiary of the Borrower or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan) of Qualified Equity Interests of the Borrower, in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Of- ficer of the Borrower on or promptly after the date such capital contributions are made or proceeds are received, as the case may be, and which are excluded from the calculation of the Cumulative Credit. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the

-9- length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(e). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolu- tion Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail- In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relat- ing to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 0.50%, (b) the Prime Rate in effect on such day, (c) the Adjusted Term SOFR Rate for an Interest Period of one (1) month as published two U.S. Government Securities Business Days prior to such day plus 1.00% (or, if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day), (d) in respect of the Initial B-3 Euro Term Loans only, 2.00% and (e) in respect of Incremental B-6 Dollar Term Loans only, 1.50%. Any change in the Base Rate due to a change in the NYFRB Rate, the Prime Rate or the Adjusted Term SOFR Rate shall, respectively, be effective from and including the effective date of such change in the NYFRB Rate, the Prime Rate or the Adjusted Term SOFR Rate, respectively “Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate. “Benchmark” means, initially, with respect to any (i) Term Benchmark Loan in any Approved Currency, the Relevant Rate for such Approved Currency or (ii) SONIA Rate Loan, the SONIA Rate; provided that, if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, or the then-current applicable Benchmark, then “Benchmark” means the applicable Benchmark Re- placement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Sec- tion 3.03(b). “Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Bench- mark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mech- anism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Approved Currency and (b) the related Benchmark Replacement Adjust- ment; provided that such adjustment shall not be in the form of an increase of the Applicable Rate. If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Bench- mark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Bench- mark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

-10- “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the defini- tion of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04, and other technical, administrative or operational matters) that the Administrative Agent and the Borrower decide may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively fea- sible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in con- nection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the fol- lowing events with respect to such then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculated thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been deter- mined and announced by the regulatory supervisor for the administrator of such Benchmark (or such com- ponent thereof) to be no longer representative; provided, that such non-representativeness will be deter- mined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such admin- istrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the ad- ministrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Approved Cur- rency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administra- tor of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Availa- ble Tenor of such Benchmark (or such component thereof); or

-11- (c) a public statement or publication of information by the regulatory supervisor for the ad- ministrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark solely to the extent that a public statement or publication of information set forth above has oc- curred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) begin- ning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b). “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation and, in any event, substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Bona Fide Debt Fund” means any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Borrower and/or any of its Subsidiaries or (b) any Affiliate of such competitor, but with respect to which no per- sonnel involved with any investment by such competitor or Affiliate (i) makes, has the right to make or participates with others in making any investment decisions with respect to such Person or (ii) has access to any information (other than information that is publicly available) relating to the Borrower or its Subsidiaries or any entity that forms a part of the business of the Borrower or any of its Subsidiaries. “Borrower” has the meaning set forth in the introductory paragraph to this Agreement. “Borrower Materials” has the meaning set forth in Section 6.01. “Borrower Offer of Specified Discount Prepayment” means the offer by any Discounted Purchaser to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(vi)(B). “Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Dis- counted Purchaser of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(vi)(C). “Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Loan Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a dis- count to par pursuant to Section 2.05(a)(vi)(D). “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing of a particular Class, as the context may require. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to SONIA Rate Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such SONIA Rate Loan, or any other dealings in Sterling, any day on which banks are open for general business in London, (b) in relation to Loans referencing the Adjusted Term SOFR

-12- Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day and (c) in relation to Loans referencing the Adjusted CDORTerm CORRA Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted CDORTerm CORRA Rate or any other dealings of such Loans referencing the Adjusted CDORTerm CORRA Rate, any day on which banks are open for general business in Toronto, Canada. “Capital Expenditures” means, for any period, the aggregate of all expenditures (including with respect to internally developed software) (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Financing Lease Obligations) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consoli- dated statement of cash flows of the Borrower and its Restricted Subsidiaries. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries. “Cash Collateral” has the meaning set forth in Section 2.03(g). “Cash Collateral Account” means a blocked account at a commercial bank selected by the Administrative Agent, in the name of the relevant Borrower and under the sole dominion and “control” (within the meaning of the UCC) of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administra- tive Agent. “Cash Collateralize” has the meaning set forth in Section 2.03(g). “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Bor- rower or any Restricted Subsidiary: (a) Dollars; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States or any country that is a member state of the European Union having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of such government is pledged in support thereof; (c) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of any commercial bank that (i) is a Lender or (ii)(A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Co- lumbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 or $100,000,000 in the case of any non-U.S. bank (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof; (d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) and in each case rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acqui- sition thereof;

-13- (e) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by Holdings); (f) repurchase obligations for underlying securities of the types described in clauses (b), (d) and (e) above entered into with any Approved Bank; (g) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivi- sion or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof); (h) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such ob- ligations, an equivalent rating from another rating agency) with average maturities of 36 months or less from the date of acquisition; (i) Investments (other than in structured investment vehicles and structured financing trans- actions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; (j) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank; (k) (i) instruments equivalent to those referred to in clauses (a) through (j) above denomi- nated in Euros, Sterling, or Canadian dollars or any other foreign currency comparable in credit quality and tenor to the foregoing and customarily used by corporations for cash management purposes in any jurisdic- tion outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and (ii) in the case of any Foreign Subsidiary, such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business; (l) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Invest- ment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such In- vestments are of the character, quality and maturity described in clauses (a) through (k) above; and (m) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (l) above. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (k) above; provided that such amounts are converted into any currency listed in clause (a) or (k) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP. “Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Hedge Bank in respect of any overdraft and related liabilities arising from treasury, depository, credit card, debit card and cash management services or any automated clearing house transfers of funds, in each case, pursuant to a Treasury Services Agreement, in each case, to the extent designated by the Borrower and such Hedge Bank as

-14- “Cash Management Obligations” in writing to the Administrative Agent; provided that, with respect to any such Hedge Bank that constitutes an Agent or an Affiliate thereof, such designation shall be deemed to have been made automatically and without any action by the Borrower or such Hedge Bank. The designation of any Cash Manage- ment Obligations shall not create in favor of such Hedge Bank any rights in connection with the management or re- lease of any Collateral or of the obligations of any Guarantor under the Loan Documents. “Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidi- ary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property. “CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that ap- pears on the CDOR page of the Thomson Reuters screen (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reason- able discretion as consented to by the Borrower), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:15 a.m., Toronto, Ontario time, two Business Days prior to the commencement of such In- terest Period (as adjusted by the Administrative Agent after 10:00 a.m. Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than 0.00%, the CDOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement. “CDOR Rate Loan” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate deter- mined by reference to the Adjusted CDOR Rate. “CFC” means any “controlled foreign corporation” within the meaning of Section 957 of the Code. “Change of Control” shall be deemed to occur if: (a) any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Ex- change Act as in effect on the Closing Date), but excluding (x) any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or ad- ministrator of any such plan and (y) any combination of Permitted Holders, shall have, directly or indi- rectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower and the Permitted Hold- ers shall own, directly or indirectly, less than such “person” or “group” of the aggregate voting power rep- resented by the issued and outstanding Equity Interests of the Borrower unless the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower; (b) Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower; or (c) a “change of control” or similar event shall occur under the Senior Notes or in any other document pertaining to any Indebtedness of the Borrower and its Restricted Subsidiaries the outstanding principal amount of which is in excess of the Threshold Amount. Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own securities subject to an equity or asset purchase agree- ment, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding voting Equity Interests of the Borrower beneficially owned, directly or indi- rectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Per-

-15- son or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its owner- ship of the Equity Interests or other securities of such other Person’s parent entity (or related contractual rights) un- less it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such par- ent entity. For the avoidance of doubt, the term “Borrower” as used in this definition includes any Successor Com- pany that assumes the obligations of the Borrower pursuant to Section 7.04(d). “Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commit- ment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, re- fers to whether such Commitments are Revolving Credit Commitments, New Revolving Credit Commitments, Ex- tended Revolving Credit Commitments of a given Extension Series, Refinancing Revolving Credit Commitments of a given Refinancing Series, Incremental B-6 Dollar Term Commitments, Initial B-3 Euro Term Commitments, In- cremental B-5 Dollar Term Commitments, Incremental B-4 Euro Term Loan Commitments, Incremental B-5 Euro Term Loan Commitments, Incremental B-6 Euro Term Loan Commitments, Incremental Euro Term A Commit- ments, Incremental Term Commitments, Refinancing Term Commitments of a given Refinancing Series or Commit- ments in respect of Replacement Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Incremental Revolving Loans, Revolv- ing Credit Loans under Refinancing Revolving Credit Commitments of a given Refinancing Series, Incremental B-6 Dollar Term Loans, Initial B-3 Euro Term Loans, Incremental B-5 Dollar Term Loans, Incremental B-4 Euro Term Loans, Incremental B-5 Euro Term Loans, Incremental B-6 Euro Term Loans, Incremental Euro Term A Loans, Ex- tended Term Loans of a given Extension Series, Incremental Term Loans, Refinancing Term Loans of a given Refi- nancing Series or Replacement Term Loans. Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. Notwithstanding anything herein to the contrary, the 2021 Incremental B-5 Dollar Term Loans shall be deemed to be of the same Class as the Incremental B-5 Dollar Term Loans. “Closing Date” means November 21, 2017. “Closing Date Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, between the Collateral Agent and the collateral agent with respect to the Senior Secured Notes Documents and acknowledged by the Loan Parties. “Closing Date Revolver Cap” shall mean a limit of $50,000,000 on the aggregate principal amount of Re- volving Credit Loans that are available to be borrowed on the Closing Date in accordance with the requirements of Section 5.11, which amount shall not include the face amount of any Letters of Credit issued on the Closing Date. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as adminis- trator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” (or similar term) as defined in any other Collateral Document and any other assets pledged or in which a Lien is granted pursuant to any Collateral Document (but in any event excluding the Excluded Assets). “Collateral Agent” means Goldman Sachs Bank USA, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

-16- “Collateral and Guarantee Requirement” means, at any time, the requirement that: (a) the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date, pursuant to Section 4.01(a)(iv) and (v) and (ii) at such time as may be designated therein, pursuant to the Collateral Documents, the proviso to Section 4.01(a) or Section 6.11 or 6.13, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by each Loan Party thereto; (b) all Secured Obligations shall have been guaranteed by Holdings and each existing and subsequently acquired or organized Restricted Subsidiary of Holdings that is a direct or indirect wholly- owned Domestic Subsidiary (other than any Excluded Subsidiary) (together with the Borrower, each, a “Guarantor”); (c) the Secured Obligations and the Guaranty shall have been secured by a first-priority secu- rity interest (subject to Liens permitted by Section 7.01) in (i) all of the Equity Interests of the Borrower and each Subsidiary Guarantor, (ii) all of the Equity Interests of each wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)) di- rectly owned by Holdings, the Borrower or any Subsidiary Guarantor, (iii) 65% of the issued and outstand- ing voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of each Re- stricted Subsidiary that is a FSHCO that is directly owned by Holdings, the Borrower or any Subsidiary Guarantor and (iv) 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of each Restricted Subsidiary that is a CFC that is directly owned by Holdings, the Borrower or by any Subsidiary Guarantor, in each case other than any Excluded Assets; (d) except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, or under any Collateral Document, the Secured Obligations and the Guaranty shall have been secured by a perfected first-priority security interest in substantially all of the Loan Parties’ tangible and intangible assets and Material Real Property other than Excluded Assets, in each case, (i) with the pri- ority required by the Collateral Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Sec- tion 4.01) and the Collateral Documents; and (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.11 or Section 6.13 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a completed Life- of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property, (iii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100.0% of the fair market value of such Mortgaged Property, as reasonably determined by the Borrower in good faith, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance to the extent available in the applicable jurisdiction at commercially reasonable rates, (iv) such affidavits, instruments of indemnification (including a so-called “gap” indemnification) as are customarily requested by the title insurance company to induce the title com- pany to issue the title policies and endorsements contemplated above, (iv) evidence of payment by the Bor- rower of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above, (v) a survey of each Mortgaged Property in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related en- dorsements and to remove the standard survey exceptions from the title policies and endorsements contem- plated above (provided, however, that a survey shall not be required to the extent that the issuer of the ap- plicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an exist- ing survey and/or such other documentation as may be reasonably satisfactory to the title insurer) and (vi) such legal opinions as are customarily delivered with respect to any such Mortgage, including (x) opinions

-17- as to the due authorization, execution and delivery of the Mortgages by the relevant Loan Party and (y) cus- tomary opinions of local counsel for such Loan Party in the state in which such Material Real Property is located, with respect to the enforceability of the Mortgage; provided, however, that (i) the foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, (A) the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets, (B) the perfection of pledges of or security interests in motor vehicles, airplanes and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a Uniform Commercial Code financing state- ment (or the equivalent) or (C) the obtaining of any landlord waivers, estoppels or collateral access letters, and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents. The Administrative Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Bor- rower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Collateral Documents or any other Loan Documents. No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be re- quired in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction). The foregoing definition shall not require control agreements, perfection by “control” pursuant to the UCC or perfection by possession or delivery pursuant to the UCC with respect to any Collateral other than (x) certificated Equity Interests of the Borrower and, to the extent constituting Collateral, all Restricted Subsidiaries of Holdings and (y) the Intercompany Note and other instruments described in Section 2.02(b) of the Security Agreement. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in the event that a Foreign Subsidiary becomes a Guarantor, such Loan Party shall grant a perfected lien on substantially all of its assets pursuant to arrangements reasonably agreed between the Administrative Agent and the Borrower, subject to customary limitations in such jurisdiction as may be reasonably agreed between the Administrative Agent and the Borrower, and nothing in the definition of “Excluded Asset” or other limitation in this Agreement shall in any way limit or restrict the pledge of assets and property by any such Foreign Subsidiary that is a Guarantor or the pledge of the Equity Interests of such Foreign Subsidiary by any other Loan Party that holds such Equity Interests. “Collateral Documents” means, collectively, the Security Agreement, each Intercreditor Agreement, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(iv) and (v), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties. “Commitment” means a Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Revolving Commitment Increase, New Revolving Credit Commitment, Refinancing Re- volving Credit Commitment of a given Refinancing Series, Initial B-4 Dollar Term Commitment, Initial B-3 Euro Term Commitment, Incremental B-6 Dollar Term Commitment, 2021 Incremental B-5 Dollar Term Commitment, Incremental B-4 Euro Term Loan Commitment, Incremental B-5 Euro Term Loan Commitment, Incremental B-6 Euro Term Loan Commitment, Incremental Euro Term A Commitment, Incremental Term Commitment, or Refi- nancing Term Commitment of a given Refinancing Series or a Commitment in respect of Replacement Term Loans, as the context may require. “Committed Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Term Benchmark Loans or SONIA Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto.

-18- “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Company” means VWR Corporation, a Delaware corporation. “Compensation Period” has the meaning set forth in Section 2.12(c)(ii). “Compliance Certificate” means a certificate substantially in the form of Exhibit B hereto. “Compliance Date” means the last day of any fiscal quarter on which the aggregate principal amount of all Revolving Credit Loans and Letters of Credit (excluding up to (i) $100,000,000 of Letters of Credit and (ii) other Letters of Credit to the extent Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer) exceeds 35% of the aggregate amount of the Revolving Credit Commitments at such time. “Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated as of September 5, 2017. “Consolidated EBITDA” means, with respect to the Borrower and its Restricted Subsidiaries, for any pe- riod, the Consolidated Net Income of the Borrower for such period, plus: (a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) Fixed Charges of the Borrower for such period and, to the extent not reflected in Fixed Charges, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obliga- tions or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus items excluded from the definition of “Consolidated In- terest Expense” pursuant to clauses (a) through (f) thereof, plus (ii) provision for taxes based on income, profits, revenue or capital, including, fed- eral, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds, including any penalties and interest relating to such taxes or arising from any tax examinations, and (without duplication) any payments to Holdings or any direct or indirect parent of Holdings pursuant to Section 7.06(h), plus (iii) the total amount of depreciation and amortization expense (including amortiza- tion of deferred financing fees or costs, internal labor costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, conversion costs and contract acquisition costs) of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP, plus (iv) any other non-cash charges (other than any accrual in respect of bonuses), in- cluding any write-offs, write-downs,, expenses, losses or items (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charges in the current period and (B) to the extent the Borrower elects to add back such non-cash charges in the current period, the cash pay- ment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus (v) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not

-19- added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof, plus (vi) (i) the amount of management, monitoring, consulting and advisory fees, indem- nities and related expenses paid or accrued in such period to (or on behalf of) the Investors (in- cluding any termination fees payable in connection with the early termination of management and monitoring agreements), (ii) the amount of payments made to option, phantom equity or profits interests holders of the Borrower or any of its Parent Entities in connection with, or as a result of, any distribution being made to shareholders of the Borrower or its Parent Entities, which payments are being made to compensate such option, phantom equity or profits interests holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted under the Indenture (including expenses relating to distributions made to equity holders of the Borrower any of its Par- ent Entities resulting from the application of FASB Accounting Standards Codification Topic 718—Compensation—Stock Compensation and (iii) the amount of fees, expenses and indemnities paid to directors of Holdings or any direct or indirect parent of Holdings, plus (vii) losses or discounts on sales of receivables and related assets in connection with any Qualified Securitization Facility, plus (viii) cash receipts (or any netting arrangements resulting in reduced cash expendi- tures) not included in the calculation of Consolidated Net Income in any period to the extent non- cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pur- suant to paragraph (c) below for any previous period and not added back, plus (ix) any costs or expenses incurred by such Person or any of its Restricted Subsidiar- ies pursuant to any management equity plan or stock option plan or phantom equity or any other management or employee benefit plan or agreement, any severance agreement or any stock sub- scription or shareholder agreement, to the extent that such costs or expenses are non-cash or other- wise funded with cash proceeds contributed to the capital of such Person or Net Proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock), plus (x) any net pension or other post-employment benefit costs representing amortiza- tion of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Com- pensation—Retirement Benefits, and any other items of a similar nature, plus (xi) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (b) and (c) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus (b) without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any other Specified Event (as defined below) projected by such Person in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of such Person), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Issuer or any of its Restricted Subsidiaries (whether accounted for on the financial state- ments of any such joint venture or such Person) (x) with respect to the Transactions, on or prior to the date that is 36 months after the Closing Date (including actions initiated prior to the Closing Date) and (y) with respect to any investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebted- ness, Restricted Payment, Subsidiary designation, restructuring, cost saving initiative or other initiative (collectively, a “Specified Event”), whether initiated, before, on or after the Closing Date, within 24 months after such Specified Event (which cost savings shall be added to Consolidated EBITDA until fully

-20- realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (i) such cost savings are reasonably quantifiable and factually supportable, (ii) no cost savings, operating ex- pense reductions or synergies shall be added pursuant to this clause (y) to the extent duplicative of any ex- penses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (x) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (iii) no cost savings, operating expense reductions or synergies re- lating to any Specified Event shall be added pursuant to this clause (b) except to the extent the cost savings, operating expense reductions and synergies relating to the Transactions as described in the Confidential Information Memorandum have been achieved or are no longer available or permitted to be added pursuant to this clause (b), in which case an amount up to such amounts that have been achieved or are no longer available or permitted shall be added to Consolidated EBITDA to the extent otherwise allowed pursuant to this clause (b); provided, further, that the aggregate amount of any adjustments made pursuant to clauses (x) and (y) for any transactions following the Closing Date shall not exceed in the aggregate 30% of Consolidated EBITDA for such period (before giving effect to any such adjustments); provided, further, that addbacks made otherwise in accordance with Regulation S-X under the Securities Act shall not be included in the foregoing cap of 30% of Consolidated EBITDA, less (c) without duplication and to the extent included in arriving at such Consolidated Net In- come, the sum of the following amounts for such period: (i) non-cash gains (excluding any non-cash gain to the extent it represents the re- versal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period), and (ii) the amount of any non-controlling interest consisting of loss attributable to non- controlling interests of third parties in any non-Wholly-Owned subsidiary added (and not de- ducted) in such period from Consolidated Net Income, in each case, as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP. “Consolidated First Lien Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the assets of the Borrower and its Re- stricted Subsidiaries on a first priority basis. “Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Test Period, minus an amount equal to the Unrestricted Cash Amount as of such date to (b) Consolidated EBITDA for such Test Period. “Consolidated Interest Coverage Ratio” means, with respect to any four-quarter period, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period to (b) Consolidated Interest Expense for the Borrower and its Restricted Subsidiaries for such period. “Consolidated Interest Expense” means, for any period, the sum, without duplication, of: (1) consolidated interest expense of the Borrower and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net In- come (including (a) amortization of OID resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers ac- ceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Financing Lease Obligations, and (e) net payments, if any made (less

-21- net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (o) annual agency fees paid to the administrative agents and collateral agents under this Agree- ment or other credit facilities, (p) any additional interest with respect to failure to comply with any registra- tion rights agreement owing with respect to the Senior Notes or other securities, (q) costs associated with obtaining Swap Obligations, (r) any expense resulting from the discounting of any Indebtedness in connec- tion with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (s) penalties and interest relating to taxes, (t) any “additional inter- est” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (u) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non- cash interest, (v) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, (x) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (y) interest expense attributable to a parent entity resulting from push-down accounting, and (z) any lease, rental or other expense in connection with a Non-Financing Lease Obligation); plus (2) consolidated capitalized interest of the Borrower and its Restricted Subsidiaries for such period, whether paid or accrued; less (3) interest income of the Borrower and its Restricted Subsidiaries for such period. For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Financing Lease Obli- gation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP). “Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Re- stricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, how- ever, that, without duplication: (a) for all purposes other than the calculation of Excess Cash Flow, any after-tax effect of extraordinary, unusual or non-recurring items (including gains or losses and all fees and expenses relating thereto) for such period shall be excluded, (b) the cumulative effect of a change in accounting principles during such period to the ex- tent included in net income (loss) of the Borrower and its Restricted Subsidiaries shall be excluded, (c) accruals and reserves that are established or adjusted within 12 months after the closing of any acquisition constituting an Investment that are so required to be established or adjusted as a result of such acquisition in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded, (d) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity In- terests of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded, (e) the net income (loss) for such period of any Person that is not a Subsidiary of the Bor- rower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period,

-22- (f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and eq- uity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, (g) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Bor- rower or any of its direct or indirect parents in connection with the Transactions or a Qualified IPO, shall be excluded, (h) any expenses, charges or losses that are covered by indemnification or other reimburse- ment provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimburse- ment and only to the extent that such amount (i) is not denied by the applicable carrier or indemnitor in writing within 180 days of the occurrence of such event and (ii) is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded, (i) for all purposes other than the calculation of Excess Cash Flow, to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount (i) is not denied by the applicable carrier or indemnitor in writing within 180 days of the oc- currence of such event and (ii) is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded, (j) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Sub- sidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or such Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (k) solely for the purpose of determining the Cumulative Credit pursuant to clause (b) of the definition thereof, the income of any Restricted Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instru- ment, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Sub- sidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Re- stricted Subsidiaries that are Guarantors by such Person during such period in accordance with such docu- ments and regulations, (l) the purchase accounting effects of adjustments in component amounts required or permit- ted by GAAP (including in the inventory, property and equipment, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pro- nouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of the Transactions or any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Closing Date, or the amortization or write-off of any amounts thereof shall be excluded, (m) for all purposes other than the calculation of Excess Cash Flow, changes to accrual of revenue so long as consistent with past practices of the CompanyBorrower and its Subsidiaries (regardless of treatment under GAAP) shall be excluded,

-23- (n) (i) any non-cash profits interest or non-cash compensation expense realized from em- ployee benefit plans or other post-employment benefit plans or recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, man- agers or employees and management compensation plans or equity incentive programs or the treatment of such options under variable plan accounting and (ii) non-cash income (loss) attributable to deferred com- pensation plans or trusts, shall be excluded, and (o) any amounts paid that are used to fund payments to any equity holder to pay taxes related to such equity holder’s ownership of the Borrower and that, if paid by the Borrower would have reduced Consolidated Net Income, shall be included to reduce Consolidated Net Income For the avoidance of doubt, (other than for purposes of calculating Excess Cash Flow) Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.09. “Consolidated Secured Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the assets of the Borrower and its Re- stricted Subsidiaries. “Consolidated Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Con- solidated Secured Debt as of the last day of such Test Period, minus an amount equal to the Unrestricted Cash Amount as of such date to (b) Consolidated EBITDA for such Test Period. “Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in con- formity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consoli- dated balance sheet of Holdings and the Restricted Subsidiaries at such date. “Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of third party Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consol- idated basis in accordance with GAAP, consisting only of third party Indebtedness for borrowed money, drawn but unreimbursed obligations under letters of credit, obligations in respect of Financing Lease Obligations and debt obli- gations evidenced by promissory notes or similar instruments; provided, however, that Consolidated Total Debt shall exclude all obligations relating to Non-Financing Lease Obligations. For the avoidance of doubt, it is under- stood that (i) obligations under Swap Contracts and (ii) obligations owed by Unrestricted Subsidiaries do not consti- tute Consolidated Total Debt. “Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consol- idated Total Debt as of the last day of such Test Period, minus an amount equal to the Unrestricted Cash Amount as of such date to (b) Consolidated EBITDA for such Test Period. “Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabili- ties at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be (a) calculated without regard to any changes in Current Assets or Current Liabilities as a result of (i) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (ii) the effects of purchase accounting, (iii) the effect of fluctuations in the amount of accrued or contingent obligations, assets or lia- bilities under Swap Contracts or (iv) any impact of foreign exchange translations and (b) adjusted to eliminate any distortion resulting from mergers, acquisitions and dispositions occurring during the applicable period. “Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.” “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its prop- erty is bound. “Control” has the meaning set forth in the definition of “Affiliate.”

-24- “CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator). “CORRA Rate” means, for any calculation with respect to a Term CORRA Rate Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then CORRA Rate will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first pre- ceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (includ- ing overnight) or an interest payment period having approximately the same length (disregarding business day ad- justment) as such Available Tenor. “Covered Party” has the meaning set forth in Section 10.22. “Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebted- ness, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of exist- ing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, ex- isting Term Loans or existing Revolving Credit Loans (or unused Revolving Credit Commitments), or any then-ex- isting Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that (i) such Credit Agree- ment Refinancing Indebtedness shall not mature (or require commitment reductions) prior to the maturity date of the Refinanced Debt, and, in the case of any refinancing of Term Loans, such Credit Agreement Refinancing Indebted- ness shall have a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt (provided that the requirements set forth in this clause (i) shall not apply to any Credit Agreement Refinancing Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (i)), (ii) such Credit Agreement Refinancing Indebted- ness shall not have an aggregate principal amount (including any unutilized commitments) greater than the aggre- gate principal amount (including any unutilized commitments) of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, (iii) any payments and borrowings shall be made pro rata as between the Revolving Credit Facility and any Credit Agreement Refi- nancing Indebtedness in the form of revolving loans or revolving commitments in accordance with the aggregate principal amounts thereof, respectively, (iv) the terms and conditions of such Credit Agreement Refinancing Indebt- edness (except as otherwise provided in this definition) shall be as agreed between the Borrower and the financing sources providing such Credit Agreement Refinancing Indebtedness, (v) [reserved], (vi) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (vii) such Credit Agreement Refinancing Indebtedness shall not be guaranteed by any Person other than any Loan Party and shall not have any obligors other than any Loan Party, (viii) to the extent such Credit Agreement Refinancing Indebtedness is secured, it is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral (it being agreed that such Credit Agreement Refi- nancing Indebtedness shall not be required to be secured by all of the Collateral), (ix) if such Credit Agreement Re- financing Indebtedness is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Credit Agreement Refinancing Indebtedness shall have become party to an Intercreditor Agreement (or any Inter- creditor Agreement shall have been amended or replaced in a manner reasonably acceptable to the Borrower and the Administrative Agent, which results in such Senior Representative having rights to share in the Collateral on a pari passu basis or a junior lien basis to the Secured Obligations, as applicable), (x) if the Refinanced Debt is subordi- nated in right of payment to, or to the Liens securing, the Obligations, then any Credit Agreement Refinancing In- debtedness shall be subordinated in right of payment to, or to the Liens securing, the Obligations, as applicable, pur- suant to a customary subordination agreement or provisions reasonably satisfactory to the Administrative Agent, (xi)

-25- any Credit Agreement Refinancing Indebtedness shall be pari passu or junior in right of payment and, if secured, secured on a pari passu or junior basis with the Revolving Credit Facility and the Term Facility (provided that if such Credit Agreement Refinancing Indebtedness (other than any such Credit Agreement Refinancing Indebtedness that is revolving in nature) is pari passu in right of payment and with respect to security with the Initial Term Loans, the Incremental B-4 Euro Term Loans and, the Incremental B-5 Euro Term Loans, the Incremental B-6 Euro Term Loans the Initial Term Loans, the Incremental B-4 Euro Term Loans and, the Incremental B-5 Euro Term Loans and the Incremental B-6 Euro Term Loans shall be subject to the “most favored nation” pricing adjustment (if applica- ble) set forth in the proviso to Section 2.14(e)(iii) as if such Credit Agreement Refinancing Indebtedness were an Incremental Term Loan incurred under Section 2.14) and (xii) any Credit Agreement Refinancing Indebtedness se- cured on a pari passu basis with Initial Term Loans, the Incremental B-4 Euro Term Loans and, the Incremental B-5 Euro Term Loans and the Incremental B-6 Euro Term Loans may participate on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) and any other Credit Agreement Refinancing Indebtedness may par- ticipate on a less than pro rata basis (but not greater than pro rata basis) in any voluntary or mandatory prepayments hereunder and shall not require any mandatory prepayments in addition to those hereunder; provided, further, that in determining if the foregoing conditions in this proviso are met, a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent (and provided to the Lenders) at least five Business Days prior to such modi- fication, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent or the Required Lenders notify the Borrower within such five Business Day period that the Administrative Agent or the Required Lenders, as applicable, disagree with such determination (including a reasonable description of the basis upon which it or they disagree). “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. “Cumulative Credit” means, at any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication: (a) the greater of $250,000,000540,000,000 and 25.045.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09), plus (b) 50% of Consolidated Net Income for the period (taken as one accounting period) begin- ning with the fiscal quarter ending December 31, 2017 to the end of the most recently completed Test Pe- riod for which financial statements have been delivered (or were required to be delivered) pursuant to Sec- tion 6.01(a) or (b), plus (c) the cumulative amount of cash and Cash Equivalent proceeds from (i) the sale of Quali- fied Equity Interests of the Borrower or Equity Interests of any direct or indirect parent of the Borrower after the Closing Date and on or prior to such time (including upon exercise of warrants or options) (other than any amount designated as a Cure Amount, an Available Excluded Contribution Amount or used for Equity Funded Employee Plan Costs) which proceeds have been contributed as common equity to the capi- tal of the Borrower and (ii) the Qualified Equity Interests of the Borrower (or Equity Interests of any direct or indirect parent of the Borrower) (other than any amount designated as a Cure Amount, an Available Ex- cluded Contribution Amount or used for Equity Funded Employee Plan Costs) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of the Bor- rower or any Restricted Subsidiary of the Borrower owed to a Person other than a Loan Party or a Re- stricted Subsidiary of a Loan Party, plus (d) 100% of the aggregate amount of contributions to the common capital of the Borrower or the net proceeds of the issuance of Qualified Equity Interests of Holdings (or any direct or indirect parent) contributed to the Borrower, received in cash and Cash Equivalents after the Closing Date (other than any amount designated as a Cure Amount or an Available Excluded Contribution Amount or used for Equity Funded Employee Plan Costs), plus

-26- (e) 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary of the Borrower in cash and Cash Equivalents from: (i)the sale, transfer or other disposition (other than to the Borrower or any such Restricted Subsidiary) of the Equity Interests or any assets of an Unrestricted Subsidiary or any minority In- vestments or other joint venture (that is not a Restricted Subsidiary), or (ii)any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments or other joint venture (that is not a Restricted Subsidiary), or (iii) any Returns received in respect of such Unrestricted Subsidiary or any minority Investments; in each case, solely to the extent such Investments described in clause (i) through (iii) in this clause (e) were originally made using the Cumulative Credit and solely to the extent of such original Investments; plus (f) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidi- ary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, an amount equal to the lesser of (i) the fair market value of the Investments of the Borrower and its Restricted Subsidiaries made using the Cumulative Credit in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (ii) the amount originally invested from the Cumulative Credit by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus (g) an amount equal to any Returns in cash and Cash Equivalents actually received by the Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.02(v)(i), plus (h) [reserved], plus (i) an amount equal to Declined Proceeds, minus (j) any amount of the Cumulative Credit used to make Investments pursuant to Sec- tion 7.02(v) after the Closing Date and prior to such time, minus (k) any amount of the Cumulative Credit used to incur Indebtedness pursuant to Sec- tion 7.03(bb) after the Amendment No. 5 Effective Date and prior to such time, minus (l) any amount of the Cumulative Credit used to pay dividends or make distributions or other Restricted Payments pursuant to Section 7.06(l) after the Closing Date and prior to such time, minus (m) any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 7.13 after the Closing Date and prior to such time. “Cure Amount” has the meaning set forth in Section 8.04(a). “Cure Expiration Date” has the meaning set forth in Section 8.04(a). “Curie Transactions” has the meaning assigned thereto in Amendment No. 8. “Current Assets” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits

-27- (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and deriva- tive financial instruments). “Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consoli- dated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a con- solidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determi- nation, other than (a) the current portion of any Indebtedness, (b) accruals for Capital Expenditures, (c) accruals for Restricted Payments (other than Restricted Payments under Section 7.06(h)), (d) accruals for current or deferred Taxes based on income or profits, (e) accruals of any costs or expenses related to restructuring reserves, (f) any Re- volving Credit Exposure or Revolving Credit Loans, (g) any earn-out obligations or deferred purchase price obliga- tions and (h) the current portion of pension liabilities. “Debt Fund Affiliate” means any Affiliate of the Sponsor (other than Holdings or any of its Subsidiaries) that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or other- wise investing in, acquiring or trading commercial loans, bonds or similar extensions of credit in the ordinary course and whose managers have fiduciary duties to the investors in such fund independent of, or in addition to, their duties to the Sponsor. “Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conserva- torship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Declined Proceeds” has the meaning set forth in Section 2.05(b)(viii). “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, without cure or waiver hereunder, would be an Event of Default. “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, appli- cable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to any Term Benchmark Loan or SONIA Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by appli- cable Laws. “Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations, within one Business Day of the date required to be funded by it hereunder, unless such Lender notifies the Adminis- trative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writ- ing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfac- tory to the Administrative Agent that it will comply with its funding obligations, (d) has failed, within two Business Days after request by the Administrative Agent, to pay any amounts owing to the Administrative Agent or the other Lenders or (e) has, or has a direct or indirect parent company that has, after the Closing Date and other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a re- ceiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reor- ganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the sub- ject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a)

-28- through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Bor- rower, each L/C Issuer and each Lender. For purposes of this definition, “Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of a receiver, conservator, trustee, ad- ministrator, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed. “Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(vi)(B)(2). “Discount Range” has the meaning set forth in Section 2.05(a)(vi)(C)(1). “Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(vi)(C)(1). “Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(vi)(C) substantially in the form of Exhibit E-2. “Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit E-3, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice. “Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(vi)(C)(1). “Discount Range Proration” has the meaning set forth in Section 2.05(a)(vi)(C)(3). “Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(vi)(D)(3). “Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accord- ance with Section 2.05(a)(vi)(B)(1), 2.05(a)(vi)(C)(1) or 2.05(a)(vi)(D)(1), respectively, unless a shorter period is agreed to between the applicable Discounted Purchaser and the Auction Agent. “Discounted Purchaser” has the meaning set forth in Section 2.05(a)(vi). “Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(vi)(A). “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale- leaseback transaction and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by applicable Law) in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obliga- tions that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateral- ized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a

-29- change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all out- standing Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Col- lateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued (x) pursuant to a plan for the benefit of employees of Holdings or the Borrower (or any direct or indirect parent thereof) or any of the Restricted Subsidiaries or (y) by any such plan to any such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repur- chased by the Borrower or any Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obliga- tions. “Disqualified Lender” means (i) any Person identified in writing by the Borrower or the Sponsor to the Administrative Agent on or prior to May 4, 2017, (ii) any other Person identified by name in writing to the Adminis- trative Agent after May 4, 2017 to the extent such Person is or becomes a competitor of the Borrower or its subsidi- aries and (iii) any Affiliate of any Person referred to in clause (i) or (ii) above that is clearly identifiable on the basis of its name; provided that a “competitor” or an Affiliate of any Person referred to in clauses (i) or (ii) above shall not include any Bona Fide Debt Fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such com- petitor or Affiliate, as applicable, and for which no personnel involved with the investment of such competitor or Affiliate thereof, as applicable, (i) makes any investment decisions or (ii) has access to any information (other than information that is publicly available) relating to the Loan Parties or any entity that forms a part of the Loan Parties’ business (including their subsidiaries); provided, further, that (x) no Affiliate of an Initial Lender shall be designated a Disqualified Lender, (y) the Administrative Agent shall not have any responsibility for monitoring compliance with any provisions of this Agreement with respect to Disqualified Lenders and (z) updates to the Disqualified Lender list shall not retroactively invalidate or otherwise affect any (A) assignments or participations made to, (B) any trades entered into with or (C) information provided to, any Person before it was designated as a Disqualified Lender. It is acknowledged and agreed by the Borrower that the Administrative Agent shall be permitted to disclose to any Lender upon such Lender’s request whether any potential assignee or participant is a Disqualified Lend- ersLender. “Dollar” and “$” mean lawful money of the United States. “Dollar Equivalent” means, with respect to an amount of an Approved Currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such Approved Currency. “Dollar Term Lender” means, at any time, any Lender that has an Incremental B-6 Dollar Term Commit- ment or an Incremental B-6 Dollar Term Loan. “Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia. “Earlier Maturity Indebtedness Exception” means, with respect to any Incremental Term Loans, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt and any Indebtedness incurred under Section 7.03(g), (v) or (z) permitted to be incurred hereunder, that up to the greater of $1,100,000,0001,200,000,000 and 100.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been deliv- ered (determined on a Pro Forma Basis in accordance with Section 1.09), in each case determined at the time of in- currence of such Indebtedness, (the “Specified Debt”) may have a maturity date that is earlier than and a Weighted Average Life to Maturity that is shorter than, the Indebtedness with respect to which the Specified Debt is otherwise required to have a later maturity date.

-30- “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any fi- nancial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with pub- lic administrative authority of any EEA Member Country (including any delegee) having responsibility for the reso- lution of any EEA Financial Institution. “Effective Yield” means, as to any Indebtedness as of any date of determination, the sum of (i) the higher of (A) the Term SOFR Rate on such date for a deposit in dollars with a maturity of one month and (B) the Term SOFR Rate floor, if any, with respect thereto as of such date, (ii) the interest rate margin as of such date, (with such interest rate margin to be determined by reference to the Term SOFR Rate) and (iii) the amount of OID and upfront fees (which shall be deemed to constitute like amounts of OID) paid or payable by the Borrower to the lenders with respect to such Indebtedness (with OID and upfront or similar fees being equated to interest rate based on an as- sumed four-year average life to maturity on a straight-line basis and without any present value discount) (it being understood that “Effective Yield” shall not include amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and any similar fees payable to any lead arranger or bookrunner (or its Affiliates) in connec- tion with the commitment or syndication of such indebtedness, consent fees paid or payable to consenting lenders, ticking fees on undrawn commitments or any other fees not paid or payable generally to all lenders in the primary syndication or placement of such Indebtedness). “Eligible Assignee” has the meaning set forth in Section 10.07(a)(i). “Enforcement Qualifications” has the meaning set forth in Section 5.04. “Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata or sediment, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means any applicable Law relating to the prevention of pollution, or the protection of the Environment, and the protection of worker health and safety as it relates to exposure to Hazardous Materials, including any applicable provisions of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. as it related to Hazardous Materials, and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto. “Environmental Liability” means any liability, contingent or otherwise (including any liability for dam- ages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Subsidiary directly or indirectly resulting from or based upon (a) an actual or alleged noncompliance with any Environmental Law including any failure to obtain, maintain or comply with any Environmental Permit, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract or agreement to the extent pur- suant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, approval, identification number, license or other authoriza- tion required under any Environmental Law.

-31- “Equity Contribution” means the direct or indirect equity investments by the Sponsor and certain other investors (including the Management Investors) to Holdings, which equity, when combined with the equity of the Management Investors that will be retained, rolled over or converted, if any, shall be no less than 25.0% of the total consolidated pro forma debt and equity of Holdings and its subsidiaries on the Closing Date after giving effect to the Transactions (but without giving effect to any Revolving Credit Loans borrowed hereunder on the Closing Date to fund any working capital needs). “Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any manage- ment equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Bor- rower or net cash proceeds of an issuance of Qualified Equity Interests of the Borrower or Equity Interests of any direct or indirect parent of the Borrower, which cash proceeds have been contributed as common equity to the capi- tal of the Borrower (other than any amount designated as a Cure Amount, an Available Excluded Contribution Amount or any amount used in the Cumulative Credit). “Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided, that any instrument evidencing Indebted- ness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common con- trol with a Loan Party or any Restricted Subsidiary or is treated as a single employer within the meaning of Sec- tion 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA dur- ing a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered,” “critical” or “critical and declining” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a deter- mination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appoint- ment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the fail- ure to satisfy the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, whether or not waived, or the filing, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an appli- cation for the waiver of the minimum funding standard with respect to any Pension Plan; (h) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Sec- tion 406 of ERISA) which could reasonably be expected to result in liability to a Loan Party or any Restricted Sub- sidiary; (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not de- linquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate; or (k) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

-32- “EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in euros for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, if the EURIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a EURIBO Rate shall not be available pursuant to the foregoing provisions of this definition at such time for such Interest Period, then the EURIBO Rate for such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstand- ing the foregoing, the EURIBO Rate (before giving effect to any adjustment for Statutory Reserves) shall be deemed not to be less than 0.00% per annum at any time; provided, further, that if it is not possible to calculate an Interpo- lated Rate for that EURIBO Loan the interest rate per annum selected by the Administrative Agent in its reasonable discretion (in consultation with the Borrower) (including by reference to any applicable published market data) to be the comparable successor rate to EURIBO at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period. “EURIBO Rate Loan” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate. “EURIBO Screen Rate” means, for any day and time and for any Interest Period, the rate per annum equal to the European Money Markets Institute EURIBO Rate (“EMMI EURIBOR”), as published by Reuters (or an- other commercially available source providing quotations of EMMI EURIBOR as designated by the Administrative Agent from time to time) for such Interest Period. “Euro Term Lender” means, at any time, any Lender that has (i) an Initial B-3 Euro Term Commitment or a Euro Term Loan, (ii) an Incremental B-4 Euro Term Commitment or an Incremental B-4 Euro Term Loan or, (iii) an Incremental B-5 Euro Term Commitment or an Incremental B-5 Euro Term Loan, (iv) an Incremental B-6 Euro Term Commitment or an Incremental B-6 Euro Term Loan or (v) an Incremental Euro Term A Commitment or an Incremental Euro Term A Loan. “Euro Term Loan” means any Initial B-3 Euro Term Loan, any Incremental B-4 Euro Term Loan, any Incremental B-5 Euro Term Loan, any Incremental B-6 Euro Term Loan, any Incremental Euro Term A Loan, or any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan designated as a “Euro Term Loan,” as the context may require. “Euros” means lawful currency of the European Union. “Event of Default” has the meaning set forth in Section 8.01. “Excess Cash Flow” means, for any fiscal year, an amount equal to: (a) the sum, without duplication, of: (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such period and long-term ac- counts receivable of the Borrower and its Restricted Subsidiaries for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsid- iaries completed during such period or the application of purchase accounting), (iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Bor- rower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

-33- (v) expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow was made in such period pursuant to clause (b)(xi), (xii), (xiii), (xv) or (xvi) below, and (vi) cash income or gain (actually received in cash) excluded from the calculation of Consolidated Net Income for such period pursuant to the definition thereof, minus (b) the sum, without duplication, of: (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, and cash charges included in clauses (a) through (o) of the defini- tion of “Consolidated Net Income,” (ii) [reserved], (iii) to the extent financed with Internally Generated Cash, the aggregate amount of all principal payments of Indebtedness of the Borrower or its Restricted Subsidiaries (including (A) the principal component of payments in respect of Financing Lease Obligations and (B) the amount of any scheduled repayment of Initial Term Loans, Incremental B-4 Euro Term Loans or, Incremental B-5 Euro Term Loans or Incremental B-6 Euro Term Loans pursuant to Section 2.07, Extended Term Loans, Refinancing Term Loans, Incremental Term Loans or Replacement Term Loans and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) all other prepayments of Term Loans and (Y) all prepayments or repayments in respect of any revolving credit facility), (iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Bor- rower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (v) increases in Consolidated Working Capital and long-term accounts receivable of the Borrower and its Restricted Subsidiaries for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such pe- riod or the application of purchase accounting) for such period, (vi) cash payments by the Borrower and its Restricted Subsidiaries during such pe- riod in respect of long-term liabilities or long-term assets of the Borrower and its Restricted Sub- sidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and to the extent financed with Inter- nally Generated Cash, (vii) [reserved], (viii) [reserved], (ix) to the extent such payments are not expensed during such period or are not de- ducted in calculating Consolidated Net Income and to the extent financed with Internally Gener- ated Cash, cash payments made in respect of earn-outs and deferred purchase price obligations; (x) [reserved], (xi) without duplication of amounts deducted from Excess Cash Flow in prior peri- ods, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Considera- tion”) entered into prior to or during such period relating to Permitted Acquisitions, Investments

-34- or Capital Expenditures to be consummated or made, plus any restructuring cash expenses, pen- sion payments or tax contingency payments then due and payable that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the four con- secutive fiscal quarters of the Borrower following the end of such period; provided that to the ex- tent the aggregate amount of Internally Generated Cash actually utilized to finance such acquisi- tions, Investments or Capital Expenditures during such period is less than the Contract Considera- tion, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for the next fiscal year, (xii) [reserved], (xiii) cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income, (xiv) any payment of cash to be amortized or expensed over a future period and rec- orded as a long-term asset, (xv) reimbursable or insured expenses incurred during such fiscal year to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income, and (xvi) cash expenditures for costs and expenses in connection with acquisitions or In- vestments, dispositions and the issuance of equity interests or Indebtedness to the extent not de- ducted in arriving at such Consolidated Net Income. Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Borrower and its Restricted Subsidiaries on a consolidated basis. “Excess Cash Flow Period” means each fiscal year of the Borrower commencing with and including the fiscal year ending December 31, 2018. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Assets” means (i) any fee owned real property (other than Material Real Properties), any lease- hold rights and interests in real property (it being understood that there shall be no requirement to obtain any land- lord waivers, estoppels or collateral access letters), (ii) motor vehicles and other assets subject to certificates of title to the extent perfection of the security interest in such assets cannot be accomplished by the filing of a UCC financ- ing statement (or equivalent), (iii) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than Holdings or any of its Subsidiaries), in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law, but excluding the proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable Law notwithstanding such prohibition, (iv) those assets to the extent that a grant of a security interest in such assets (A) is prohibited by contract (including leases and licenses) binding on such assets at the time of acquisition thereof and not entered into in contemplation of such acquisition, applicable Law, or any governmental licenses or state or local franchises, charters and authoriza- tions, or (B) requires governmental consents required pursuant to applicable Law that have not been obtained (after the exercise of commercially reasonable efforts to obtain such consent) in each case of clauses (A) and (B), after giving effect to the applicable anti-assignment provisions of the UCC and other applicable Law, but excluding the proceeds thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition, (v) margin stock, and to the extent not permitted by the terms of such Person’s organizational or joint venture documents after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law, Equity Interests in any Person other than wholly-owned Subsidiaries, but excluding the proceeds thereof, the

-35- assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition, (vi) [re- served], (vii) any property subject to a Lien permitted by Section 7.01(u) or (aa) (to the extent relating to a Lien originally incurred pursuant to Section 7.01(u)) to the extent that the granting of a security interest in such property would be prohibited under the terms of the Indebtedness secured thereby so long as such prohibition is not incurred in contemplation of, the acquisition of such property after giving effect to the applicable anti-assignment provisions of the UCC, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition or restriction, (viii) any intent-to-use trademark application prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application, solely to the extent that, and during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of, or void, such intent-to-use trademark application or any registration that may issue therefrom under applicable federal law, (ix) assets where, reasonably agreed by the Administrative Agent and the Borrower in writing, that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets are excessive in relation to the practical benefits to be obtained by the Lenders therefrom, (x) Equity Interests of captive insurance subsidiar- ies, (xi) Equity Interests and assets of Unrestricted Subsidiaries, (xii) [reserved], (xiii) Equity Interests in excess of 65% of the outstanding voting Equity Interests of each Subsidiary that is (A) a CFC or (B) a FSHCO, (xiv) Equity Interests of Immaterial Subsidiaries that are not Guarantors, not-for-profit Subsidiaries, any Securitization Subsidi- ary, (xv) Equity Interests of any direct or indirect Subsidiary of a direct or indirect Subsidiary of Holdings that is (A) a CFC or (B) a FSHCO and (xvi) letter-of-credit rights and commercial tort claims, in each case in an amount less than $1,000,000, except to the extent a security interest therein can be perfected by the filing of a Uniform Commer- cial Code financing statement and (xvii) to the extent segregated and used exclusively to hold funds in trust for the benefit of unaffiliated third parties, (A) payroll, healthcare and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow, defeasance and redemption accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or main- tained in any such account; provided, however, that Excluded Assets shall not include any Proceeds, substitutions replacements of any Excluded Assets referred to in clauses (i) through (xvii) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xvii). “Excluded Information” has the meaning set forth in Section 2.05(a)(vi)(F). “Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned direct or indirect Domestic Subsidiary of Holdings, (b) any Subsidiary that is prohibited or restricted by applicable Law or by Contractual Obli- gations permitted by this Agreement in existence at the time of acquisition of such Subsidiary but not entered into in contemplation thereof, from guaranteeing the Obligations or if guaranteeing the Obligations would require govern- mental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, or for which the provision of a Guarantee would result in material adverse tax con- sequences to the Borrower or one of its subsidiaries as reasonably determined by the Borrower and agreed in writing by the Administrative Agent, (c) any other Subsidiary with respect to which, in the reasonable judgment of the Bor- rower and the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (d) any not-for-profit Subsidiaries or captive insurance Subsidiar- ies, (e) any Unrestricted Subsidiaries, (f) any Securitization Subsidiary, (g) any direct or indirect Domestic Subsidi- ary of a direct or indirect Foreign Subsidiary of Holdings that is a CFC, (h) any direct or indirect Domestic Subsidi- ary of Holdings that is a FSHCO, (i) [reserved], (j) captive insurance Subsidiaries, (k) any Subsidiary that is not a Material Subsidiary and (l) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other Invest- ment that has assumed secured Indebtedness permitted under Section 7.03(g)(i) and not incurred in contemplation of such Permitted Acquisition or other Investment, in each case to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (so long as such prohibition is not incurred in contemplation of such Permit- ted Acquisition or other Investment). For the avoidance of doubt, the Borrower shall not constitute an Excluded Subsidiary. “Excluded Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform un- der any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (a “Swap Obligation”), if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaran- tee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of

-36- the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such secu- rity interest would otherwise have become effective with respect to such related Swap Obligation but for such Guar- antor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a mas- ter agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obliga- tion that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful un- der the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). “Existing Credit Facilities” means (a) that certain Credit Agreement, dated as of September 28, 2015, among VWR Funding Inc., each of the foreign subsidiary borrowers from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent and the lenders from time to time party thereto, (b) that certain First Lien Credit Agreement, dated as of March 10, 2017, among Avantor Performance Materials Holdings, LLC, Nusil Invest- ments LLC, Avantor Holdings Sub, L.P., Jefferies Finance LLC, as administrative agent and collateral agent and the lenders from time to time party thereto and (c) that certain Second Lien Credit Agreement dated as of March 10, 2017, among Avantor Performance Materials Holdings, LLC, Nusil Investments LLC, Avantor Holdings Sub, L.P. as administrative agent and collateral agent and the lenders from time to time party thereto. “Existing Letter of Credit” means each letter of credit previously issued (or deemed issued) for the ac- count of the Borrower, the Company or any of their respective Subsidiaries under the Existing Credit Facilities that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01C. “Existing Receivables Facility” means the receivables facility under that certain Receivables Purchase Agreement, dated as of March 27, 2020, by and among Avantor Receivables Funding, LLC, as Seller, VWR Interna- tional, LLC, as Servicer, PNC Bank, National Association, as administrator and LC bank and the other parties from time to time party thereto, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time. “Existing Revolver Tranche” has the meaning set forth in Section 2.16(b). “Existing Senior Notes” shall mean the Company’s 4.625% Senior Secured Notes due 2022 issued pursu- ant to an Indenture, dated as of March 25, 2015, among certain affiliates of the Company, Law Debenture Trust Company of New York, as trustee and the other parties thereto. “Existing Senior Secured Notes” means $1,500,000,000 in aggregate principal amount of the Borrower’s 6.000% senior first lien notes due 2024 and €500,000,000 in aggregate principal amount of the Borrower’s 4.750% senior first lien notes due 2024, in each case issued pursuant to the Existing Senior Secured Notes Indenture on the Closing Date. “Existing Senior Secured Notes Documents” means the Existing Senior Secured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement). “Existing Senior Secured Notes Indenture” means the indenture among the Borrower, as issuer, the guar- antors listed therein and the trustee referred to therein pursuant to which the Existing Senior Secured Notes are is- sued, as such indenture may be amended or supplemented from time to time. “Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a). “Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b). “Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

-37- “Extended Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from an Extension Amendment. “Extended Term A Loans” has the meaning set forth in Section 2.16(a). “Extended Term B Loans” has the meaning set forth in Section 2.16(a). “Extended Term Loans” has the meaning set forth in Section 2.16(a). “Extending Term Lender” has the meaning set forth in Section 2.16(c). “Extension” means the establishment of an Extension Series by amending a Loan pursuant to the terms of Section 2.16 and the applicable Extension Amendment. “Extension Amendment” has the meaning set forth in Section 2.16(d). “Extension Election” has the meaning set forth in Section 2.16(c). “Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be. “Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be. “Facility” means the Revolving Credit Facility, any series of New Revolving Credit Commitments, a given Extension Series of Extended Revolving Credit Commitments, a given Refinancing Series of Refinancing Revolving Credit Loans, any Term Facility, a given Extension Series of Extended Term Loans, a given Class of Incremental Term Loans or a given Refinancing Series of Refinancing Term Loans, as the context may require. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or other official interpretations thereof, any agreements entered into pur- suant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version de- scribed above) and any agreements or arrangements between the United States or the United States Treasury Depart- ment and a foreign government or one or more agencies thereof to implement the foregoing and any fiscal or regula- tory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement, any in- tergovernmental agreements implementing the foregoing and any laws, fiscal or regulatory legislation, rules, guid- ance notes and practices adopted by a non-U.S. jurisdiction to implement the foregoing or any similar provisions of non-U.S. law. “FCPA” has the meaning set forth in Section 5.17(a). “Federal Funds Rate” means, for any day, the rate per annum calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Fee Letter” means the Amended and Restated Fee Letter, dated as of May 6, 2017, among the Borrower, Goldman Sachs Bank USA, Barclays Bank PLC, Jefferies Finance LLC and JPMorgan Chase Bank, N.A. “Financial Covenant Event of Default” has the meaning set forth in Section 8.02(e).

-38- “Financing Lease Obligation” means, an obligation that is required to be accounted for as a financing lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be re- flected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP. “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended. “Fitch” means Fitch Ratings Inc. and any successor thereto. “Flood Hazard Property” means any real property or portion of any real property that is (a) in an area designated by the Federal Emergency Management Agency (or any successor agency) as being located in a special flood hazard area, and (b) contains “improved real estate” or a “mobile home” (as defined by the Flood Insurance Laws) within such special flood hazard area. “Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or here- after in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Floor” means in respect of (x) Incremental B-6 Dollar Term Loans only, 0.50% per annum and (y) other- wise, 0.00% per annum. “Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower which is not a Domestic Subsidiary. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obliga- tion has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “FSHCO” means any Domestic Subsidiary that has no material assets other than Equity Interests of one or more direct or indirect Subsidiaries that are CFCs. “Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.03, if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders re- quest an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately be- fore such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other

-39- entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or per- taining to government (including any supranational body exercising such powers or functions, such as the European Union or the European Central Bank). “Granting Lender” has the meaning set forth in Section 10.07(h). “Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “pri- mary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebted- ness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaran- tee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as de- termined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guaranteed Obligations” has the meaning set forth in Section 11.01. “Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement” and shall include Holdings, the Borrower and each Restricted Subsidiary that shall have become a Guarantor pursuant to Section 6.11. For the avoidance of doubt, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that if such Restricted Subsidiary is not organized in the United States, (a) the jurisdiction of organization of such Re- stricted Subsidiary shall be reasonably satisfactory to the Administrative Agent and Collateral Agent and (b) such Restricted Subsidiary shall have complied with the Collateral and Guarantee Requirement. “Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agree- ment. “Hazardous Materials” means all hazardous, dangerous or toxic materials, substances or wastes, and all pollutants or contaminants, in any form, including petroleum or petroleum distillates, asbestos or asbestos-contain- ing materials, polychlorinated biphenyls, radon gas and toxic mold that are regulated pursuant to, or which could give rise to liability under, Environmental Law. “Hedge Bank” means any Person that is a Lender or an Agent, or an Affiliate of any of the foregoing, at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement (notwithstanding that such Hedge Bank may cease to be a Lender, an Agent or an Affiliate of any of the foregoing after entering into a Secured Hedge Agreement or a Treasury Services Agreement), as applicable, in its capacity as a party thereto and (other than any Person that is an Agent or an Affiliate of an Agent at the time it enters into such Secured Hedge Agreement) that has been specifically designated a “Hedge Bank” with respect to such Secured Hedge Agreement or Treasury Ser- vices Agreement, as applicable, in a writing from the Borrower to the Administrative Agent, and (other than a Per- son already party hereto as a Lender or Agent or any Person that is an Affiliate of an Agent at the time it enters into such Secured Hedge Agreement) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender. “Holdings” has the meaning set forth in the introductory paragraph to this Agreement. “Honor Date” has the meaning set forth in Section 2.03(c)(i).

-40- “Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(vi)(C)(3). “Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(vi)(D)(3). “IFRS” means international accounting standards as promulgated by the International Accounting Stand- ards Board. “Immaterial Subsidiary” means, at any date of determination, any Subsidiary of Holdings that is not a Material Subsidiary. “Incremental Amendment” has the meaning set forth in Section 2.14(f). “Incremental B-4 Dollar Term Commitment” means, as to each Dollar Term Lender, its obligation to make an Incremental B-4 Dollar Term Loan in Dollars to the Borrower pursuant to Section 2.01(a)(ii)(vi) in an ag- gregate amount not to exceed the amount set forth opposite such Dollar Term Lender’s name in Schedule 1.01A un- der the caption “Incremental B-4 Dollar Term Commitment” or in the Assignment and Assumption pursuant to which such Dollar Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Incremental B-4 Dollar Term Commitments on the Incremental B-4 Dollar Term Loan Amendment Effective Date is $1,175,000,000. “Incremental B-4 Dollar Term Loan Amendment Effective Date” shall be the Incremental Amendment Effective Date (as defined in Amendment No. 5). “Incremental B-4 Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders pursuant to their Incremental B-4 Dollar Term Commitments on the Incremental B-4 Dollar Term Loan Amendment Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(vi). “Incremental B-4 Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make an Incremental B-4 Euro Term Loan in Euro to the Borrower pursuant to Section 2.01(a)(ii)(xii) in an aggregate amount not to exceed the amount set forth opposite such Euro Term Lender’s name in Schedule 1.01A under the caption “Incremental B-4 Euro Term Commitment” or in the Assignment and Assumption pursuant to which such Euro Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in ac- cordance with this Agreement (including Section 2.14). The aggregate amount of the Incremental B-4 Euro Term Commitments on the Amendment No. 6 Effective Date is €605,000,000. “Incremental B-4 Euro Term Loans” means the Euro-denominated term loans made by the Lenders pur- suant to their Incremental B-4 Euro Term Commitments on the Amendment No. 6 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(xii). “Incremental B-5 Dollar Term Commitment” means (i) the Dollar-denominated term loans made by the Lenders pursuant to their Incremental B-5 Dollar Term Commitments on the Amendment No. 7 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(vii) and (ii) the Dollar-denominated term loans made by the 2021 Incre- mental B-5 Term Lender pursuant to its 2021 Incremental B-5 Dollar Term Commitments on the Amendment No. 8 Effective Date to the Borrower pursuant to Amendment No. 8. The aggregate amount of Incremental B-5 Dollar Term Loans as of the Amendment No. 8 Effective Date is $2,069,125,000. “Incremental B-5 Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders pursuant to their Incremental B-5 Dollar Term Commitments on the Amendment No. 7 Effective Date to the Bor- rower pursuant to Section 2.01(a)(ii)(vii). “Incremental B-6 Dollar Term Loan Commitment” means as to each Dollar Term Lender, its obligation to make an Incremental B-6 Dollar Term Loan in Dollars to the Borrower pursuant to Section 2.01(a)(ii)(xiv) in an aggregate amount not to exceed the amount set forth opposite such Dollar Term Lender’s name in Schedule 1.01A under the caption “Incremental B-6 Dollar Term Commitment” or in the Assignment and Assumption pursuant to

-41- which such Dollar Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Incremental B-6 Dollar Term Commitments on the Amendment No. 12 Effective Date is $772,396,875.00. “Incremental B-6 Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders on the Amendment No. 12 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(xiv). “Incremental B-5 Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make an Incremental B-5 Euro Term Loan in Euro to the Borrower pursuant to Section 2.01(a)(ii)(xiii) in an aggregate amount not to exceed the amount set forth opposite such Euro Term Lender’s name in Schedule 1.01A under the caption “Incremental B-5 Euro Term Commitment” or in the Assignment and Assumption pursuant to which such Euro Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in ac- cordance with this Agreement (including Section 2.14). The aggregate amount of the Incremental B-5 Euro Term Commitments on the Amendment No. 6 Effective Date is €325,000,000. “Incremental B-5 Euro Term Loans” means the Euro-denominated term loans made by the Lenders pur- suant to their Incremental B-5 Euro Term Commitments on the Amendment No. 6 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(xiii). “Incremental B-6 Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make an Incremental B-6 Euro Term Loan in Euro to the Borrower pursuant to Section 2.01(a)(ii)(xiv) in an aggregate amount not to exceed the amount set forth opposite such Euro Term Lender’s name in Schedule 1.01A under the caption “Incremental B-6 Euro Term Commitment” or in the Assignment and Assumption pursuant to which such Euro Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in ac- cordance with this Agreement (including Section 2.14). The aggregate amount of the Incremental B-6 Euro Term Commitments on the Amendment No. 14 Effective Date is €550,000,000. “Incremental B-6 Euro Term Loans” means the Euro-denominated term loans made by the Lenders pur- suant to their Incremental B-6 Euro Term Commitments on the Amendment No. 14 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(xiv). “Incremental Commitments” has the meaning set forth in Section 2.14(a). “Incremental Equivalent Debt” has the meaning set forth in Section 7.03(z). “Incremental Euro Term A Commitment” means, as to each Incremental Euro Term A Lender, its obli- gation to make an Incremental Euro Term A Loans in Euro to the Borrower pursuant to Section 2.01(a)(i) in an ag- gregate amount not to exceed the amount set forth opposite such Incremental Euro Term A Lender’s name in Sched- ule 1.01A under the caption “Incremental Euro Term A Commitment” or in the Assignment and Assumption pursu- ant to which such Incremental Euro Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Incremental Euro Term A Commitments on the Amendment No. 14 Effective Date is €400,000,000. “Incremental Euro Term A Lenders” has the meaning assigned thereto in Amendment No. 14. “Incremental Euro Term A Loans” means the Euro-denominated term loans made by the Lenders pursu- ant to their Incremental Euro Term A Commitment on the Amendment No. 14 Effective Date to the Borrower pursu- ant to Section 2.01(a)(i). “Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d). “Incremental Lenders” has the meaning set forth in Section 2.14(c). “Incremental Loan” has the meaning set forth in Section 2.14(b).

-42- “Incremental Request” has the meaning set forth in Section 2.14(a). “Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c). “Incremental Revolving Loan” has the meaning set forth in Section 2.14(b). “Incremental Revolving Loan Commitments” has the meaning set forth in Section 2.14(a). “Incremental Term A Commitments” has the meaning set forth in Section 2.14(a). “Incremental Term A Lender” has the meaning set forth in Section 2.14(c). “Incremental Term A Loan” has the meaning set forth in Section 2.14(b). “Incremental Term B Commitments” has the meaning set forth in Section 2.14(a). “Incremental Term B Lender” has the meaning set forth in Section 2.14(c). “Incremental Term B Loan” has the meaning set forth in Section 2.14(b). “Incremental Term Commitments” has the meaning set forth in Section 2.14(a). “Incremental Term Lender” means an Incremental Term B Lender or an Incremental Term A Lender, as the context requires. “Incremental Term Loan” has the meaning set forth in Section 2.14(b). “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following: (a) all obligations of such Person for borrowed money and all obligations of such Person evi- denced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ ac- ceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services; (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title reten- tion agreements and mortgage, industrial revenue bond, industrial development bond and similar fi- nancings), whether or not such indebtedness shall have been assumed by such Person or is limited in re- course; (f) all Attributable Indebtedness; (g) all obligations of such Person in respect of Disqualified Equity Interests if and to the ex- tent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Borrower appearing on the balance sheet of the Bor- rower solely by reason of push-down accounting under GAAP shall be excluded; and

-43- (h) to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness described in clauses (a) through (g) in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partner- ship or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited, (B) in the case of Holdings and its Restricted Subsidiaries, exclude all intercompany liabilities having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business (other than, with respect to Indebtedness of Holdings and its Restricted Subsidiaries, intercompany Indebtedness owing by Holdings or any Restricted Subsidiary to any Unrestricted Subsidiary) and (C) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation, deferred purchase price obligations, contingent post-closing purchase price adjustments or indemnification payments in connection with any Permitted Acquisition or permitted Investment, any acquisition or Investment consummated prior to the Closing Date or any permitted Disposition, unless such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, (iv) obligations under any Securitization Facility, (v) Non-Financing Lease Obligations, straight-line leases and operating leases and (vi) pur- chase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unper- formed obligations of the respective seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Per- son for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith. “Indemnified Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder or under any other Loan Document, all Taxes imposed on or with respect to payments under the Loan Documents other than (i) any Taxes imposed on or measured by its net income, net profits, or branch profits however denominated, (and including, for the avoidance of doubt, any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local, or foreign law), and franchise (and similar) Taxes in each case imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction, or as a result of any present or former connection between such Lender or Agent and such jurisdiction other than any con- nections arising solely from executing, delivering, being a party to, performing its obligations under, receiving pay- ments under, receiving or perfecting a security interest under, or enforcing, any Loan Document, or selling or as- signing an interest in any Loan or Loan Document, (ii) any Taxes attributable to the failure of such Agent or Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d), (iii) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07(a)), any U.S. federal withholding Tax that is in effect and would apply to amounts payable hereunder under the law applicable at such time the Lender be- comes a party to this Agreement or acquires an applicable interest in the Loan, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower or any Guarantor with re- spect to such withholding Tax pursuant to Section 3.01, and (iv) any withholding Taxes imposed under FATCA. For the avoidance of doubt, the term “Lender” for purposes of this definition shall include each L/C Issuer and Swing Line Lender. “Indemnitees” has the meaning set forth in Section 10.05. “Information” has the meaning set forth in Section 10.08. “Initial B-1 Dollar Term Commitment” means the Term Commitments of the Initial B-1 Dollar Term Lenders as of the Amendment No. 1 Effective Date. “Initial B-1 Dollar Term Lender” means, at any time, any Lender that has an Initial B-1 Dollar Term Commitment or an Initial B-1 Dollar Term Loan. “Initial B-1 Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders on the Amendment No. 1 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(ii).

-44- “Initial B-1 Euro Term Commitment” means the Term Commitments of the Initial B-1 Euro Term Lend- ers as of the Amendment No. 1 Effective Date. “Initial B-1 Euro Term Lender” means, at any time, any Lender that has an Initial B-1 Euro Term Com- mitment or an Initial B-1 Euro Term Loan. “Initial B-1 Euro Term Loans” means the euro-denominated term loans made by the Lenders on the Amendment No. 1 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(ix). “Initial B-2 Dollar Term Commitment” means the Term Commitments of the Initial B-2 Dollar Term Lenders as of the Amendment No. 2 Effective Date. “Initial B-2 Dollar Term Lender” means, at any time, any Lender that has an Initial B-2 Dollar Term Commitment or an Initial B-2 Dollar Term Loan. “Initial B-2 Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders on the Amendment No. 2 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(iii). “Initial B-2 Euro Term Commitment” means the Term Commitments of the Initial B-2 Euro Term Lend- ers as of the Amendment No. 2 Effective Date. “Initial B-2 Euro Term Lender” means, at any time, any Lender that has an Initial B-2 Euro Term Com- mitment or an Initial B-2 Euro Term Loan. “Initial B-2 Euro Term Loans” means the euro-denominated term loans made by the Lenders on the Amendment No. 2 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(x). “Initial B-3 Dollar Term Commitment” means, as to each Dollar Term Lender, its obligation to make an Initial B-3 Dollar Term Loan in Dollars to the Borrower pursuant to Section 2.01(a)(ii)(iv) in an aggregate amount not to exceed the amount set forth opposite such Dollar Term Lender’s name in Schedule 1.01A under the caption “Initial B-3 Dollar Term Commitment” or in the Assignment and Assumption pursuant to which such Dollar Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Initial B-3 Dollar Term Commitments on the Amendment No. 3 Effective Date is $677,213,077.84. “Initial B-3 Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders on the Amendment No. 3 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(iv). “Initial B-3 Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make an Initial B-3 Euro Term Loan in euros to the Borrower pursuant to Section 2.01(a)(ii)(xi) in an aggregate amount not to exceed the amount set forth opposite such Euro Term Lender’s name in Schedule 1.01A under the caption “Initial B-3 Euro Term Commitment” or in the Assignment and Assumption pursuant to which such Euro Term Lender be- comes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Initial B-3 Euro Term Commitments on the Amendment No. 3 Effective Date is €349,142,621.51. “Initial B-3 Euro Term Loans” means the euro-denominated term loans made by the Lenders on the Amendment No. 3 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(xi). “Initial B-4 Dollar Term Loan Commitment” means as to each Dollar Term Lender, its obligation to make an Initial B-4 Dollar Term Loan in Dollars to the Borrower pursuant to Section 2.01(a)(ii)(v) in an aggregate amount not to exceed the amount set forth opposite such Dollar Term Lender’s name in Schedule 1.01A under the caption “Initial B-4 Dollar Term Commitment” or in the Assignment and Assumption pursuant to which such Dollar

-45- Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accord- ance with this Agreement (including Section 2.14). The aggregate amount of the Initial B-4 Dollar Term Commit- ments on the Amendment No. 7 Effective Date is $357,287,457.18. “Initial B-4 Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders on the Amendment No. 7 Effective Date to the Borrower pursuant to Section 2.01(a)(ii)(v). “Initial Dollar Term Commitment” means the Term Commitments of the Initial Dollar Term Lenders as of the Closing Date. “Initial Dollar Term Lender” means, at any time, any Lender that has an Initial Dollar Term Commitment or an Initial Dollar Term Loan. “Initial Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders on the Clos- ing Date to the Borrower pursuant to Section 2.01(a)(ii)(i). “Initial Euro Term Commitment” means the Term Commitments of the Initial Euro Term Lenders as of the Closing Date. “Initial Euro Term Lender” means, at any time, any Lender that has an Initial Euro Term Commitment or an Initial Euro Term Loan. “Initial Euro Term Loans” means the euro-denominated term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a)(ii)(viii). “Initial Lender” means each of Goldman Sachs Bank USA, Barclays Bank PLC, Jefferies Finance LLC and JPMorgan Chase Bank, N.A. “Initial Term Commitments” means the Initial B-3 Euro Term Commitments. “Initial Term Loans” means the Initial B-3 Euro Term Loans. “Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement. “Intercompany Note” means a promissory note substantially in the form of Exhibit G. “Intercreditor Agreement” shall mean the Closing Date Intercreditor Agreement and any other intercredi- tor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Collateral Agent, Administrative Agent, the Borrower, the Guarantors and one or more Senior Representatives of Indebtedness incurred under Section 2.14 or Section 7.03 or any other party, as the case may be, on customary terms reasonably satisfactory to the Administrative Agent and Collateral Agent, in each case, as amended, restated, supplemented or otherwise modified (or replaced in connection with a Refinancing Amend- ment or incurrence of Indebtedness under Section 7.03) from time to time with the consent of the Agents (such con- sent not to be unreasonably withheld or delayed). “Interest Payment Date” means, (a) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any SONIA Rate Loan, the last day of the SONIA Interest Period applicable to such Loan and the applicable Maturity Date of the of the Facility under which such Loan was made and (c) as to any Base Rate Loan (including a Swing Line Loan) , the last Busi- ness Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

-46- “Interest Period” means, as to each (a) Term Benchmark Loan other than a Term Benchmark Loan de- nominated in Canadian dollars, the period commencing on the date such Term Benchmark Loan is disbursed or con- verted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter , (b) Term Benchmark Loan denominated in Canadian dollars, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, two or three months thereafter and (c) as to each SONIA Rate Loan, the period beginning on (and including) the date on which the SONIA Rate Borrowing is made or continued to (but excluding) the date which is one month thereafter (or, if there is no such numerically corresponding day in such month, then the last day of such month) (clause (c) of the definition of “Interest Period”, the “SONIA Interest Period”); provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Pe- riod) shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) no Interest Period shall extend beyond the applicable Maturity Date; and (d) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in any Committed Loan Notice. “Internally Generated Cash” means, with respect to any Person, funds of such Person and its Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person, (y) proceeds of the incurrence of Indebtedness by such Person or any of its Subsidiaries (other than under any re- volving credit facility or line of credit) or (z) proceeds of Dispositions and Casualty Events. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for the applicable currency) that is shorter than the Interest Period and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for the applicable currency) that is longer than the Interest Period, in each case, as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings, the Borrower and its Restricted Sub- sidiaries, intercompany loans, advances or Indebtedness (in each case owing to Holdings, the Borrower or a Re- stricted Subsidiary) having a term not exceeding 364 days (inclusive of any roll over or extension of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of (i) all or substantially all of the assets of any Person or any business unit, line of business or division thereof or (ii) all or substantially all of the customer lists of any Person or any business unit, line of business or divi- sion thereof (including, for the avoidance of doubt, “tuck in” acquisitions). For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), with- out adjustment for subsequent increases or decreases in the value of such Investment. “IP Rights” has the meaning set forth in Section 5.15.

-47- “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Junior Financing” has the meaning set forth in Section 7.13(a). “Junior Financing Documentation” means any documentation governing any Junior Financing. “L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its partici- pation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the reinstatement or increase of the amount thereof. “L/C Issuer” means Goldman Sachs Lending Partners LLC, Citibank, N.A., Barclays Bank PLC, JPMor- gan Chase Bank, N.A.Bank USA, Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citi- bank, N.A., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, N.A., PNC Bank, Na- tional Association and any other Person that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn un- der all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or any similar term stated in the Letter of Credit or in rules or laws to which the Letter of Credit is made subject or if there is a pending drawing, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Initial Term Loans, Incremen- tal B-4 Euro Term Loans, Incremental B-5 Euro Term Loans, Incremental B-6 Dollar Term Loans, Incremental B-6 Euro Term Loans, Incremental Euro Term A Loans, Incremental Revolving Loan Commitments, Extended Revolv- ing Credit Commitments, Refinancing Revolving Credit Commitments, Extended Term Loans, Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Refinancing Term Commitments, in each case as extended in accordance with this Agreement from time to time. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, le- gally binding guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, in- cluding the legally binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, le- gally binding requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. “LCT Election” has the meaning set forth in Section 1.08. “LCT Test Date” has the meaning set forth in Section 1.08. “Lead Arrangers” means Goldman Sachs Bank USA, Barclays Bank PLC, Jefferies Finance LLC and JPMorgan Chase Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners under this

-48- Agreement. With respect to Amendment No. 1, the Lead Arranger shall be Goldman Sachs Bank USA. With re- spect to Amendment No. 2, the Lead Arranger shall be Goldman Sachs Lending Partners LLC. With respect to Amendment No. 3, the Lead Arranger shall be Goldman Sachs Lending Partners LLC. With respect to Amendment No. 4, the Lead Arrangers shall be Goldman Sachs Lending Partners LLC and Citibank, N.A. With respect to Amendment No. 5, the Lead Arrangers shall be Goldman Sachs Lending Partners LLC, Citibank, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and BofA Securities, Inc. With respect to Amendment No. 6, the Lead Ar- rangers shall be Citibank, N.A., Goldman Sachs Lending Partners LLC, Barclays Bank PLC, JPMorgan Chase Bank, N.A., BofA Securities, Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. With respect to Amendment No. 7, the Lead Arranger shall be BofA Securities, Inc. With respect to Amendment No. 12, the Lead Arranger shall be Goldman Sachs Bank USA. With respect to Amendment No. 14, the Lead Arrangers shall be the Amendment No. 14 Lead Arrangers. “Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context re- quires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” “Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent. “Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit and may be issued in any Approved Currency; provided that (i) Goldman Sachs Lending Partners LLC, in its capacity as an L/C Issuer, shall only be required to issue standby letters of credit and shall not be required to issue commercial letters of credit, (ii) (x) Jefferies Finance LLC, in its capacity as an L/C Issuer, shall only be required to issue standby letters of credit denominated in Dollars and shall not be required to issue commercial letters of credit and (y) Jefferies Finance LLC will cause Letters of Credit to be issued by unaf- filiated financial institutions and such Letters of Credit shall be treated as issued by Jefferies Finance LLC for all purposes under the Loan Documents and (iii) Barclays Bank PLC, in its capacity as an L/C Issuer, shall only be re- quired to issue standby letters of credit denominated in Dollars and shall not be required to issue commercial letters of credit. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer. “Letter of Credit Expiration Date” means the day that is five Business Days prior to the scheduled Ma- turity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Commitment” shall mean, as to any L/C Issuer, the amount set forth on Schedule 1.01A opposite such L/C Issuer’s name or, in the case of an L/C Issuer that becomes an L/C Issuer after the Closing Date, the amount notified in writing to the Administrative Agent by the Borrower and such L/C Issuer; provided that the Letter of Credit Commitment of any L/C Issuer may be increased or decreased if agreed in writing between the Bor- rower and such L/C Issuer (each acting in its sole discretion) and notified to the Administrative Agent. “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000112,500,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility. “Leverage Increase Period” shall have the meaning set forth in Section 7.11. “Leveraged-Based Financial Covenant” shall have the meaning set forth in Section 7.11. “Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatso- ever (including any conditional sale or other title retention agreement, any easement, right of way or other encum- brance on title to Real Property, and any Financing Lease Obligations having substantially the same economic effect

-49- as any of the foregoing). For the avoidance of doubt, “Lien” shall not be deemed to include (i) any license or other contractual obligation relating to any IP Rights to the extent permitted under Section 7.01 or (ii) any Non-Financing Lease Obligation. “Limited Condition Transaction” means any acquisition, including by way of merger, by the Borrower or one or more of its Restricted Subsidiaries, in each case, permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing. “Loan” means an extension of credit under Article II by a Lender to the Borrower in the form of a Term Loan or a Revolving Credit Loan or a Swing Line Loans (including any Initial Term Loans, any Incremental B-5 Dollar Term Loans, any Incremental B-6 Dollar Term Loans, any Incremental B-4 Euro Term Loans, any Incremen- tal B-5 Euro Term Loans, any Incremental B-6 Euro Term Loans, any Incremental Euro Term A Loans, any Incre- mental Term Loans and any extensions of credit under any Revolving Commitment Increase, any extension of credit under any New Revolving Credit Commitments, any Extended Term Loans and any extensions of credit under any Extended Revolving Credit Commitment, any Refinancing Term Loans and any extensions of credit under any Refi- nancing Revolving Credit Commitment and any Replacement Term Loans). “Loan Documents” means, collectively, (i) this Agreement (including the schedules hereto), (ii) Amend- ment No. 1, (iii) Amendment No. 2, (iv) Amendment No. 3, (v) Amendment No. 4, (vi) Amendment No. 5, (vii) Amendment No. 6, (viii) Amendment No. 7, (ix) Amendment No. 8, (x) Amendment No. 9, (xi) Amendment No. 10, (xii) Amendment No. 11, (xiii) Amendment No. 12, (xiv) the NotesAmendment No. 13, (xv) Amendment No. 14, (xvi) the Notes, (xvii) the Collateral Documents, (xvixviii) any Refinancing Amendment, Incremental Amend- ment or Extension Amendment, (xviixix) each Letter of Credit Application, (xviiixx) the Fee Letter, (xixxxi) the Ticking Fee Letter and (xxxxii) any amendment or joinder to this Agreement. “Loan Parties” means, collectively, Holdings, the Borrower and each Subsidiary Guarantor. “London Banking Day” means any date on which dealings in Dollar deposits are conducted by and be- tween banks in the London interbank eurodollar market. “Management Agreement” means a Management Agreement by and between the Sponsor and Holdings, the Borrower or any Restricted Subsidiary, as in effect as of the Closing Date, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner that is not mate- rially adverse to the Lenders. “Management Investors” means the officers, directors, employees and other members of the management of Holdings (or any parent company) and its subsidiaries who are investors as of the Closing Date in Holdings or any direct or indirect parent thereof. “Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Borrower or any of its parent entities that are traded on a securities exchange on the date of the declaration of a Restricted Payment, multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Pay- ment. “Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto. “Master Agreement” shall have the meaning set forth in the definition of “Swap Contract.” “Material Adverse Effect” means (a) on the Closing Date, a Material Adverse Effect (as defined in the Acquisition Agreement) and (b) after the Closing Date, a circumstance or condition that would or could reasonably be expected to materially and adversely affect (i) the business, property, financial condition or operations of the Bor- rower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the other Loan Parties

-50- (taken as a whole) to perform their payment obligations under the Loan Documents or (iii) the material rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Loan Documents. “Material Acquisition” shall have the meaning set forth in Section 7.11. “Material Domestic Subsidiary” means, at any date of determination, (a) each Domestic Subsidiary of Holdings that is a direct or indirect parent of the Borrower and (b) each of Holdings’ other Domestic Subsidiaries that are Restricted Subsidiaries (i) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets (excluding assets of Excluded Subsidiaries) at such date or (ii) whose gross reve- nues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period (excluding revenues of Excluded Subsidiaries), in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsid- iaries that are Restricted Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (i) or (ii) comprise in the aggregate (together with all other Restricted Subsidiaries that are not Guarantors) more than 7.5% of Total Assets (excluding assets of Excluded Subsidiaries) as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than (together with all other Restricted Subsidiaries that are not Guarantors) 7.5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such Test Period (excluding revenue of Excluded Subsidiaries), then the Borrower shall, not later than 45 days after the date by which financial statements for such quarter are re- quired to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) designate in writing to the Administrative Agent one or more of such Domestic Sub- sidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (B) comply with the provisions of Section 6.11 applicable to such Subsidiary. “Material Foreign Subsidiary” means, at any date of determination, each of Holdings’ Foreign Subsidiar- ies that are Restricted Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets (excluding assets of Excluded Subsidiaries) at such date or (b) whose gross rev- enues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period (excluding revenues of Excluded Subsidiaries), in each case deter- mined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Foreign Subsidiaries not meeting the thresholds set forth in clause (a) or (b) comprise in the aggregate (together with all other Restricted Subsidiaries that are not Guarantors) more than 5.0% of Total Assets (excluding assets of Excluded Subsidiaries) as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than (together with all other Restricted Subsidiaries that are not Guarantors) 5.0% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such Test Period (excluding revenues of Excluded Subsidiaries), then Holdings shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Ad- ministrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent re- quired such that the foregoing condition ceases to be true and (ii) comply with the provisions of the definition of “Collateral and Guarantee Requirement.” “Material Non-Public Information” means (A) after a Qualified IPO, information which is (a) not pub- licly available and (b) material with respect to Holdings and its Subsidiaries or their respective securities for pur- poses of United States federal and state securities laws and (B) prior to a Qualified IPO, information that is (a) of the type that would not be required to be made publicly available (and could not be derived from publicly available in- formation) if the Borrower or any of its Subsidiaries were a public reporting company and (b) material with respect to Holdings and its Subsidiaries or any of their respective securities for purposes of United States Federal or state securities laws. “Material Real Property” means any fee-owned real property (other than the Philipsburg Real Property) located in the United States that is owned by any Loan Party and that has a fair market value in excess of $50,000,00075,000,000 (at the Closing Date or, with respect to fee-owned real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by Borrower in good faith).

-51- “Material Subsidiary” means, at any date of determination, any Material Domestic Subsidiary or any Ma- terial Foreign Subsidiary. “Maturity Date” means (i) with respect to the Initial Term Loans, the seventh anniversary of the Closing Date, (ii) with respect to the Incremental B-6 Dollar Term Loans, the seventh anniversary of the Incremental B-4 Dollar Term Loan Amendment Effective Date, (iii) with respect to the Incremental B-4 Euro Term Loans, the sev- enth anniversary of the Amendment No. 6 Effective Date, (iv) with respect to the Incremental B-5 Euro Term Loans, the fifth anniversary of the Amendment No. 6 Effective Date, (v) with respect to the Revolving Credit Facility, (x) if the Springing Maturity Condition does not applythe fifth anniversary of the Amendment No. 14 Effective Date, (vi) with respect to the Incremental Euro Term A Loans, the fifth anniversary of the Amendment No. 1114 Effective Date and (y) if the Springing Maturity Condition does apply, the applicable Springing Maturity , (vii) with respect to the Incremental B-6 Euro Term Loans, the seventh anniversary of the Amendment No. 14 Effective Date, (viviii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment, (viiix) with respect to any Incremental Term Loans or New Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment, (viiix) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final ma- turity date as specified in the applicable Refinancing Amendment, and (ixxi) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day. Any provisions relating to the determination of a minimum tenor, maturity or Weighted Average Life to Maturity with respect to the Revolving Credit Facility for purposes of the incurrence of new indebtedness or commitments shall assume (solely for purposes of such determination and not for any other purpose) that the Spring- ing Maturity Condition does not apply; provided that for all other purposes, including, without limitation, the deter- mination of the Letter of Credit Expiration Date and the Maturity Date with respect to Swing Line Loans, the Springing Maturity Condition shall apply. “Maximum Rate” has the meaning set forth in Section 10.10. “Merger Sub” means Vail Acquisition Corp., a Delaware corporation. “MFN Excluded Amount” has the meaning set forth in Section 2.14(e)(iii). “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgaged Properties” has the meaning set forth in the definition of “Collateral and Guarantee Require- ment.” “Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs, assign- ments of leases and rents, and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and sub- stance reasonably satisfactory to the Administrative Agent and the Borrower, and including such provisions as shall be necessary to conform such document to applicable local law and any other mortgages executed and delivered pur- suant to Section 6.11, in each case, as the same may from time to time be amended, restated, supplemented or other- wise modified. If any Mortgaged Property is located in a jurisdiction which imposes mortgage recording tax, intan- gibles tax, documentary stamp tax or other similar fees, charges, or impositions, the applicable Mortgage shall not secure an amount in excess of 100% of the fair market value of such Mortgaged Property as of the Closing Date or, with respect to any such Mortgaged Property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably determined by the Borrower. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make con- tributions or has any other liability, or during the preceding six plan years, has made or been obligated to make con- tributions.

-52- “Net Proceeds” means: (a) 100% of the cash proceeds actually received by the Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Dis- position or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and ex- penses actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is se- cured by a Lien (other than a Lien subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), together with any applicable pre- mium, penalty, interest and breakage costs, (iii) in the case of any Disposition or Casualty Event by a non- wholly-owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly-owned Restricted Subsidiary as a result thereof, (iv) Taxes and tax distributions permitted by Section 7.06(h)(iii) paid or reasonably estimated to be payable or, without dupli- cation, permitted to be paid as a result thereof, (v) the amount of any reasonable reserve established in ac- cordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes de- ducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Bor- rower or any of its Restricted Subsidiaries including, without limitation, pension and other post-employ- ment benefit liabilities and liabilities related to environmental matters or against any indemnification obli- gations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casu- alty Event occurring on the date of such reduction) and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to the Borrower or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds); provided that, if the Borrower or its Restricted Subsidiaries use any portion of such proceeds to (i) acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to make Permitted Acquisi- tions or (ii) purchase or otherwise acquire (in one transaction or a series of related transactions) (x) Equity Interests of any Person that becomes a Subsidiary, (y) all or substantially all the assets of a Person or any business unit, division or line of business thereof or (z) all or substantially all of the customer lists of any Person or any business unit, division or line of business thereof (including, for the avoidance of doubt, “tuck in” acquisitions) or (iii) make any subsequent Investment in a Person, business unit, division, line of business (or assets constituting all or substantially all of the assets or customer lists of any Person or any business unit, division or line of business thereof) previously acquired by the Borrower or its Restricted Subsidiaries, in each case within 18 months of such receipt, such portion of such proceeds shall not consti- tute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually com- mitted to be so used (it being understood that if any portion of such proceeds are not so used within such 18-month period but within such 18-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 18-month pe- riod and 180 days from the entry into such contractual commitment such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless the aggregate amount of such net proceeds shall exceed the greater of $110,000,000120,000,000 and 10.0% of Consolidated EBITDA for the most recently completed Test Pe- riod for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09) in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and

-53- (b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonable estimated to be paya- ble as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Restricted Subsidiary shall be disregarded. “New Revolving Credit Commitment” has the meaning set forth in Section 2.14(a). “Non-Consenting Lender” has the meaning set forth in Section 3.07(d). “Non-Debt Fund Affiliate” means any Affiliate of Holdings, but excluding (a) Holdings and its Subsidiar- ies, (b) any Debt Fund Affiliate and (c) any natural person. “Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender. “Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii). “Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in ac- cordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Fi- nancing Lease Obligation. “Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require. “Notice of Intent to Cure” has the meaning set forth in Section 8.04(a). “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized stand- ing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Let- ter of Credit and any Secured Hedge Agreement (but excluding in any event Excluded Swap Obligations), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now exist- ing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limit- ing the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Re- stricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (in- cluding guarantee obligations) to pay principal, interest, Letter of Credit fees, premiums, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Doc- uments. “OFAC” has the meaning set forth in Section 5.17(a).

-54- “Offered Amount” has the meaning set forth in Section 2.05(a)(vi)(D)(1). “Offered Discount” has the meaning set forth in Section 2.05(a)(vi)(D)(1). “OID” means original issue discount. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incor- poration and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdic- tion); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its for- mation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organiza- tion and, if applicable, any certificate or articles of formation or organization of such entity. “Original Credit Agreement” means this Agreement as in effect immediately prior to the Amendment No. 1214 Effective Date. “Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii). “Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, L/C Issuer or other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdic- tion imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, documentary, recording, filing, property, or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, perfor- mance, registration, delivery or enforcement of, from the receipt or perfection of a security interest under, or other- wise with respect to, this Agreement or any other Loan Document, except any Taxes that are Other Connection Taxes imposed with respect to an assignment. “Outbound Investment Rules” means the regulations administered and enforced, together with any re- lated public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of Au- gust 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepay- ments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for draw- ing under Letters of Credit taking effect on such date. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

-55- “Overnight Rate” means, for any day, the greater of the Federal Funds Rate and an overnight rate deter- mined by the Administrative Agent in accordance with banking industry rules on interbank compensation. “Participant” has the meaning set forth in Section 10.07(e). “Participant Register” has the meaning set forth in Section 10.07(e). “Participating Lender” has the meaning set forth in Section 2.05(a)(vi)(C)(2). “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party, any Restricted Subsidiary or any ERISA Affiliate or to which any Loan Party, any Restricted Sub- sidiary or any ERISA Affiliate contributes or has an obligation to contribute or any other liability, or in the case of a plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years. “Perfection Certificate” means a certificate substantially in the form of Exhibit II to the Security Agree- ment or any other form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time. “Permitted Acquisition” has the meaning set forth in Section 7.02(i). “Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower or any other Loan Party in the form of one or more series of senior se- cured notes or loans; provided (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations and (ii) that such Indebtedness constitutes Credit Agreement Refinancing Indebtedness. “Permitted Holders” means each of (i) the Sponsor; (ii) the Management Investors; and (iii) any Permitted Transferee of any of the foregoing Persons; provided that the Management Investors and their Permitted Transferees shall not comprise more than 50% of the aggregate voting power of the “Permitted Holders” at any time. “Permitted Initial Term Loan Refinancing Debt” means Credit Agreement Refinancing Indebtedness that (i) does not mature earlier than the fifth anniversary of the Amendment No. 4 Effective Date and (ii) does not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Revolving Credit Facility (excluding from such calculation of Weighted Average Life to Maturity customary amortization pay- ments not to exceed 1% per annum). “Permitted Junior Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower or any other Loan Party in the form of one or more series of secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (iii) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Liens” has the meaning set forth in Section 7.01. “Permitted Other Debt Conditions” means that such applicable Indebtedness, subject to the Earlier Ma- turity Indebtedness Exception, does not mature or have scheduled amortization payments of principal or other pay- ments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale, initial public offering or change of control or similar event provisions that provide

-56- for the prior repayment in full of the Loans and all other Obligations, (y) maturity payments and customary manda- tory prepayments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition or (z) AHYDO payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred. “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person permitted at the time of incur- rence pursuant to Section 7.03; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, re- structured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest, fees and premium thereon plus (i) other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension and (ii) an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, re- funding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and, unless revolving in nature, has a Weighted Average Life to Maturity equal to or greater than the Weighted Av- erage Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (provided that the requirements set forth in this clause (b) shall not apply to any Permitted Refinancing consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (b)), (c) other than with respect to a Permitted Refinanc- ing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, re- placed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms (i) at least as fa- vorable (taken as a whole) (as reasonably determined by the Borrower) to the Lenders as those contained in the doc- umentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended or (ii) otherwise reasonably acceptable to the Administrative Agent. “Permitted Repricing Amendment” has the meaning set forth in Section 10.01. “Permitted Specified Refinancing Debt” means, Credit Agreement Refinancing Indebtedness (which, for the avoidance of doubt, in the case of the Senior Secured Notes, shall be deemed to include Indebtedness issued, in- curred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance the Senior Secured Notes and otherwise meeting the requirements set forth in the definition of Credit Agreement Refinancing Indebtedness) that (i) does not mature ear- lier than the fifth anniversary of the Amendment No. 11 Effective Date and (ii) does not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Revolving Credit Facility (excluding from such calculation of Weighted Average Life to Maturity customary amortization payments not to exceed 1% per annum. “Permitted Transferee” means, in the case of any Management Investor, (a) his or her or its executor, ad- ministrator, testamentary trustee, legatee or beneficiaries, (b) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants or (c) a trust, the beneficiaries of which, or a corporation or partnership, the equity holders or partners of which, include only such Management Investor and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants. “Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any unsecured Reg- istered Equivalent Notes) incurred by the Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (a) constitutes Credit Agreement Refinancing Indebted- ness and (b) meets the Permitted Other Debt Conditions. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

-57- “Phillipsburg Real Property” means any Real Property situated in Phillipsburg, New Jersey as of the Amendment No. 5 Effective Date. “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Sec- tion 412 of the Code or Title IV of ERISA, any ERISA Affiliate. “Platform” has the meaning set forth in Section 6.01. “Pledged Debt” has the meaning set forth in the Security Agreement. “Pledged Equity” has the meaning set forth in the Security Agreement. “Prime Rate” means the rate of interest per annum publicly announced from time to time by Goldman Sachs Bank USA as its prime rate in effect; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. “Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(b). “Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09. “Pro Forma Compliance” means, with respect to the covenant in Section 7.11, compliance on a Pro Forma Basis with such covenant in accordance with Section 1.09. “Pro Forma Financial Statements” has the meaning set forth in Section 5.05(b). “Pro Rata Facilities” means the Revolving Credit Facility and the Term A Facility. “Pro Rata Lenders” means the Revolving Credit Lenders and the Term A Lenders. “Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the de- nominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “Proceeding” has the meaning set forth in Section 10.05. “Proceeds” has the meaning set forth in the Security Agreement. “Projections” has the meaning set forth in Section 6.01(c). “Proposed New Classes” has the meaning set forth in Section 10.01. “Public Lender” has the meaning set forth in Section 6.01. “Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to

-58- qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Qualified IPO” means the issuance by Holdings, the Borrower or any direct or indirect parent of Hold- ings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) that results in Holdings, the Borrower or any direct or indirect parent of Holdings receiving net pro- ceeds of at least $50,000,000, which are contributed by Holdings to the Borrower. “Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization fi- nancing facility that meets the following conditions: (i) the board of directors or management of the Borrower shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Borrower, and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (b) consti- tuting a receivables or payables financing or factoring facility. Without limitation, the term “Qualified Securitiza- tion Facility” shall include the Existing Receivables Facility. “Qualifying Lender” has the meaning set forth in Section 2.05(a)(vi)(D)(3). “Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consoli- dated statements of operations and cash flows of each of the Borrower and the Company as of March 31, 2017, June 30, 2017 and September 30, 2017. “QFC Credit Support” has the meaning set forth in Section 10.22. “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other prop- erty and rights incidental to the ownership, lease or operation thereof. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBO Rate, 11:00 a.m. London time two Busi- ness Days preceding the date of such setting, (3) if such Benchmark is the SONIA Rate, then four Business Days prior to such setting, (4) if such Benchmark is the CDORCORRA Rate, 10:15 a.m., Toronto, Ontario time, two Business Days preceding the date of such setting, or (5) if such Benchmark is none of the Term SOFR Rate, the EU- RIBO Rate, the SONIA Rate, or the CDORCORRA Rate, the time determined by the Administrative Agent in its reasonable discretion. “Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebted- ness.” “Refinanced Term A Loans” has the meaning set forth in Section 10.01. “Refinanced Term B Loans” has the meaning set forth in Section 10.01. “Refinanced Term Loans” has the meaning set forth in Section 10.01. “Refinancing” means the (i) repayment in full of the principal, accrued and unpaid interest, fees, premium (if any) and other amounts (other than (i) contingent obligations not then due and payable and that by their terms survive the termination of the Existing Credit Facilities and (ii) any existing letters of credit outstanding under the

-59- Existing Credit Facilities that, on the Closing Date, will be (x) deemed issued hereunder, (y) backstopped by Letters of Credit issued hereunder or (z) cash collateralized in a manner reasonably satisfactory to the issuing banks thereof) outstanding under the Existing Credit Facilities and the Existing Senior Notes, the termination of all commitments to extend credit thereunder and the termination and/or release of all security interests and guaranties in connection therewith and (ii) the repayment in full of the principal outstanding under the Existing Receivables Facility as of the Closing Date. “Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Bor- rower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to pro- vide any portion of the Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Re- volving Credit Loans incurred pursuant thereto, in accordance with Section 2.15. “Refinancing Revolving Credit Commitments” means one or more Classes of Revolving Credit Commit- ments hereunder that result from a Refinancing Amendment. “Refinancing Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment. “Refinancing Series” means all Refinancing Term Loans and Refinancing Term Commitments or Refi- nancing Revolving Credit Loans and Refinancing Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans and Refinancing Term Commitments or Refinanc- ing Revolving Credit Loans and Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable and amortization schedule. “Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refi- nancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment. “Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment. “Register” has the meaning set forth in Section 10.07(d). “Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Rejection Notice” has the meaning set forth in Section 2.05(b)(viii). “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Related Transaction” means, with respect to any Limited Condition Transaction, (i) any incurrence of Indebtedness or Liens and (ii) any making of Restricted Payments, Dispositions, Permitted Acquisitions, other In- vestments or prepayments, repurchases, redemptions, defeasances or other satisfactions of any Junior Financing, in each case of clauses (i) and (ii), undertaken in connection with such Limited Condition Transaction. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, es- caping, leaching, migrating, dumping or disposing of Hazardous Materials into, onto, under or through the Environ- ment or any facility or property.

-60- “Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board, the NYFRB and/or the CME Term SOFR Administrator, as ap- plicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any suc- cessor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the Euro- pean Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Cana- dian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EU- RIBO Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian dollars, the Adjusted CDORTerm CORRA Rate or (iv) with respect to any Borrowing denominated in Sterling, the SONIA Rate. “Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dol- lars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBO Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian dollars, the CDOR ScreenTerm CORRA Reference Rate or (iv) with respect to any SONIA Rate Borrowing denominated in Sterling, SONIA. “Remaining Class” has the meaning set forth in Section 10.01. “Replacement Term A Loans” has the meaning set forth in Section 10.01. “Replacement Term B Loans” has the meaning set forth in Section 10.01. “Replacement Term Loans” has the meaning set forth in Section 10.01. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations is- sued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC. “Repricing Event” means the prepayment, refinancing, substitution or replacement of all or a portion of the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans or, the Incremental B-5 Euro Term Loans or the Incremental B-6 Euro Term Loans, in each case, with the incurrence by the Borrower or any Restricted Subsidiary of any indebtedness under credit facilities in the form of similar term B loans that are broadly marketed or syndicated to banks and other institutional investors having an Effective Yield that is less than the Effective Yield (as determined by the Administrative Agent on the same basis) of such Incremental B-6 Dollar Term Loans, Incre- mental B-4 Euro Term Loans or, Incremental B-5 Euro Term Loans or the Incremental B-6 Euro Term Loans so re- paid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment, amendment or restatement or other modifications to this Agreement relating to the interest rate for, or weighted av- erage yield of, such Term Loans or the incurrence of any Incremental Term Loans or Refinancing Term Loans, in each case the primary purpose of which was to reduce such Effective Yield and other than in connection with a Change of Control, Qualified IPO or Transformative Acquisition. “Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice. “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) ag-

-61- gregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments and, without duplica- tion, unused Refinancing Revolving Credit Commitments and unused New Revolving Credit Commitments; pro- vided that the unused Term Commitments, Revolving Credit Commitment, Refinancing Revolving Credit Commit- ment and New Revolving Credit Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 10.07(m) with respect to the determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Re- quired Lenders. “Required Pro Rata Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Outstanding Amount of all Incremental Euro Term A Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Incremental Euro Term A Commitments, Revolving Credit Commitments and, without du- plication, unused Refinancing Revolving Credit Commitments and unused New Revolving Credit Commitments; provided that the unused Incremental Euro Term A Commitments, Revolving Credit Commitment, Refinancing Re- volving Credit Commitment and New Revolving Credit Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Re- quired Pro Rata Lenders. “Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of (a) the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obliga- tions and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments and, without duplication, unused Refinancing Revolving Credit Commit- ments and unused New Revolving Credit Commitments; provided that the Revolving Credit Commitment, Refi- nancing Revolving Credit Commitment and New Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determina- tion of Required Revolving Lenders. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institu- tion, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other simi- lar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other prop- erty) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, re- demption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to a Restricted Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof). “Restricted Subsidiary” means any Subsidiary (including the Borrower) of Holdings other than an Unre- stricted Subsidiary. “Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts re- ceived or realized in respect of such Investment. “Revaluation Date” means (a) with respect to any Loan denominated in an Approved Currency, each of the following: (i) each date of a Borrowing of such Loan, (ii) each date of a continuation of such Loan pursuant to

-62- the terms of this Agreement, (iii) the last day of each fiscal quarter of the Borrower and (iv) in the case of a Revolv- ing Credit Loan, the date of any voluntary reduction of a Revolving Credit Commitment pursuant to Section 2.06(a); (b) with respect to any Letter of Credit denominated in an Approved Currency, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of any amendment of such Letter of Credit that would have the effect of increasing the face amount thereof and (iii) the last day of each fiscal quarter; (c) such additional dates as the Administrative Agent or the respective L/C Issuer shall determine, or the Required Revolving Lenders shall re- quire, at any time when (i) an Event of Default has occurred and is continuing or (ii) to the extent that, and for so long as, the aggregate Revolving Credit Exposure of all Revolving Credit Lenders (for such purpose, using the Dol- lar Equivalent in effect for the most recent Revaluation Date) exceeds 90% of the aggregate amount of the Revolv- ing Credit Commitments; and (d) the last day of each fiscal quarter. “Revolver Extension Request” has the meaning set forth in Section 2.16(b). “Revolver Extension Series” has the meaning set forth in Section 2.16(b). “Revolving Commitment Increase” has the meaning set forth in Section 2.14(a). “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Class and Type, in the same Approved Currency, and (a) in the case of Term Benchmark Loans, having the same Interest Period, made by each of the Revolving Credit Lenders and (b) in the case of SONIA Rate Loans, hav- ing the same SONIA Interest Period, made by each of the Revolving Credit Lenders. “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time out- standing not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Re- volving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (includ- ing Sections 2.14 and 10.07(b)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $515,000,0001,400,000,000 on the Amendment No. 414 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. “Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other ap- plicable share provided for under this Agreement of the amount of the L/C Obligations and the Swing Line Obliga- tions at such time. “Revolving Credit Facility” means the Revolving Credit Commitments, including any Revolving Com- mitment Increase, each Extension Series of Extended Revolving Credit Commitments, each Refinancing Series of Refinancing Revolving Credit Commitments, each Class of New Revolving Credit Commitments and the Credit Ex- tensions made thereunder. “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure. “Revolving Credit Loans” has the meaning set forth in Section 2.01(b). “Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebted- ness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Re- volving Credit Lender to the Borrower. “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

-63- “Same Day Funds” means immediately available funds. “Screen Rate” has the meaning set forth in the definition of “Interpolated Rate.” “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Secured Hedge Agreement” means any Swap Contract that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, to the extent designated by the Borrower and such Hedge Bank as a “Secured Hedge Agreement” in writing to the Administrative Agent; provided that, with respect to any such Hedge Bank that constitutes an Agent or an Affiliate thereof at the time of entry into such Swap Contract, such des- ignation shall be deemed to have been made automatically and without any action by the Borrower or such Hedge Bank. The designation of any Secured Hedge Agreement shall not create in favor of such Hedge Bank any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Doc- uments. “Secured Obligations” means, collectively, the Obligations, the Cash Management Obligations and all obligations owing to the Secured Parties by Holdings, the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement (but excluding in any event Excluded Swap Obligations). “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Swing Line Lender, the Hedge Banks and each co-agent or sub-agent appointed by the Administra- tive Agent from time to time pursuant to Section 9.05. “Securities Act” means the Securities Act of 1933, as amended. “Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets subject to a Qualified Securitization Facility and the proceeds thereof. “Securitization Facility” means any of one or more receivables, factoring or securitization financing facil- ities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obliga- tions of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable, payables or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable, payable or Securiti- zation Assets or assets related thereto to a Person that is not a Restricted Subsidiary. “Securitization Fees” means distributions or payments made directly or by means of discounts with re- spect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Se- curitization Subsidiary in connection with, any Qualified Securitization Facility. “Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto. “Security Agreement” means the Security Agreement, dated as of the Closing Date, by and among the Collateral Agent and the Loan Parties. “Security Agreement Supplement” has the meaning set forth in the Security Agreement. “Senior Notes” means the Senior Secured Notes and the Senior Unsecured Notes. “Senior Notes Documents” means the Senior Secured Notes Documents and the Senior Unsecured Notes Documents.

-64- “Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or simi- lar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise ob- tained, as the case may be, and each of their successors in such capacities. “Senior Secured Notes” means the €650,000,000 in aggregate principal amount of the Borrower’s 2.625% senior first lien notes due 2025 issued pursuant to the Senior Secured Notes Indenture on the Amendment No. 5 Ef- fective Date. “Senior Secured Notes Documents” means the Senior Secured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement). “Senior Secured Notes Indenture” means the indenture among the Borrower, as issuer, the guarantors listed therein and the trustee referred to therein pursuant to which the Senior Secured Notes are issued, as such in- denture may be amended or supplemented from time to time. “Senior Unsecured Notes” means $1,550,000,000 in aggregate principal amount of the Borrower’s 4.625% senior notes due 2028 and €400,000,000 in aggregate principal amount of the Borrower’s 3.875% senior notes due 2028, in each case issued pursuant to the Senior Unsecured Notes Indenture. “Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indenture and the other trans- action documents referred to therein (including the related guarantee, the notes and the notes purchase agreement). “Senior Unsecured Notes Indenture” means the indenture among the Borrower, as issuer, the guarantors listed therein and the trustee referred to therein pursuant to which the Senior Unsecured Notes are issued, as such indenture may be amended or supplemented from time to time. “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Borrower within the meaning of Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date. “SOFR” means a rate per annum equal to the secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight fi- nancing rate). “SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyork- fed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Adminis- trator from time to time. “Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(vi)(D)(3). “Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(vi)(D)(1). “Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Dis- counted Prepayment Offers made pursuant to Section 2.05(a)(vi)(D) substantially in the form of Exhibit E-4. “Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substan- tially in the form of Exhibit E-5, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice. “Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(vi)(D)(1).

-65- “Solvent” and “Solvency” mean, with respect to any Person at any time of determination, that at such time (a) each of the Fair Value and the Present Fair Saleable Value of the assets of such Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (b) such Person and its Subsidiaries taken as a whole do not have Unreasonably Small Capital and (c) such Person and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature. Defined terms used in the foregoing definition shall have the meanings set forth in the Solvency Certificate delivered on the Closing Date pursuant to Section 4.01(a)(vii). “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Over- night Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “SONIA Determination Day” has the meaning set forth in the definition of “SONIA Rate”. “SONIA Interest Day” has the meaning set forth in the definition of “SONIA Rate”. “SONIA Interest Period” has the meaning set forth in the definition of “Interest Period”. “SONIA Rate” means, for any day (a “SONIA Interest Day”), SONIA for the day (such day, the “SONIA Determination Day”) that is the fifth Business Day prior to (A) if SONIA Interest Day is a Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a Business Day, the Business Day immediately preceding such SONIA Interest Day; provided that if by 5:00 pm (London time) on the second (2nd) Business Day immediately following any SONIA Determination Day, the SONIA Rate in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a benchmark replacement date with respect to the SONIA Rate has not occurred, then the SONIA Rate for such SONIA Determination Day will be the SONIA Rate as published in respect of the first preceding Business Day for which such SONIA Rate was published on the SONIA Administrator’s Website; provided further that the SONIA Rate determined pursuant to this proviso shall be utilized for purposes of calculation of the SONIA Rate for no more than three (3) consecutive Business Days; pro- vided further that if the SONIA Rate shall be less than 0.00%, the SONIA Rate shall be deemed to be 0.00%. Any change in the SONIA Rate due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower. “SONIA Rate Loan” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the SONIA Rate. “SPC” has the meaning set forth in Section 10.07(h). “Specified Acquisition Agreement Representations” means such of the representations and warranties made by, or with respect to, the Company and its Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates has the right to terminate its (or their) obligations under the Acquisition Agreement, or decline to consummate the Acquisition in accordance with the terms of the Acquisition Agreement, as a result of a breach of such representations and warranties. “Specified Debt” has the meaning set forth in the definition of “Earlier Maturity Indebtedness Exception.” “Specified Discount” has the meaning set forth in Section 2.05(a)(vi)(B)(1). “Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(vi)(B)(1).

-66- “Specified Discount Prepayment Notice” means a written notice of a Borrower Offer of Specified Dis- count Prepayment made pursuant to Section 2.05(a)(vi)(B) substantially in the form of Exhibit E-6. “Specified Discount Prepayment Response” means the irrevocable written response by each Lender, sub- stantially in the form of Exhibit E-7, to a Specified Discount Prepayment Notice. “Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(vi)(B)(1). “Specified Discount Proration” has the meaning set forth in Section 2.05(a)(vi)(B)(3). “Specified Representations” means the representations and warranties set forth in Sections 5.01(a), 5.01(b) (as to the execution, delivery and performance of the Loan Documents), 5.02(a), 5.02(b)(i), 5.02(b)(iii), 5.04, 5.12, 5.16, 5.17 (solely with respect to the use of the proceeds of the Loans funded on the Closing Date not violating Section 5.17) and 5.18. “Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any sale, transfer or other Disposition of assets or property, or a sale of a business unit, line of business or division of all or substantially all of the assets of or customer lists of the Borrower or a Restricted Subsidiary, any incurrence, prepayment, redemption, repurchase, defeasance, acquisition, extinguishment, retirement or repayment of Indebted- ness (other than Indebtedness incurred or repaid under any existing revolving credit facility or line of credit), any Restricted Payment, any Revolving Commitment Increase, any creation of New Revolving Credit Commitments, any incurrence of Incremental Revolving Loans, any incurrence of Incremental Term Loans, any creation of Ex- tended Term Loans or Extended Revolving Credit Commitments or any other event that by the terms of this Agree- ment requires Pro Forma Compliance with a test or covenant hereunder or requires a test or covenant to be calcu- lated on a “Pro Forma Basis” or after giving “Pro Forma Effect.” “Sponsor” means New Mountain Partners III Cayman (AIV-B), L.P. and any of its Affiliates, and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing. “Spot Rate” means, for any currency, the rate determined by the Administrative Agent for the purchase of such currency with another currency as published on the applicable Bloomberg screen page at or about 11:00 a.m. (London time) on the date two Business Days prior to the date as of which the foreign exchange computation is made. In the event that such rate does not appear on the applicable Bloomberg screen page, the “Spot Rate” with respect to the purchase of such currency with another currency shall be determined by reference to such other pub- licly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such “Spot Rate” shall instead be the rate determined by the Ad- ministrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Admin- istrative Agent of such currency with another currency through its principal foreign exchange trading office in re- spect of such currency at approximately 11:00 a.m. (local time) on the date two Business Days prior to the date as of which the foreign exchange computation is made. “Springing Maturity Condition” shall mean that, on the Springing Maturity Date with respect to any ap- plicable Class of Term Loans or the Senior Secured Notes, as applicable, Term Loans of such Class or Senior Se- cured Notes, as applicable, having an aggregate principal amount in excess of $400,000,000 (the “Springing Maturity Threshold”) have not been repurchased (and terminated), repaid or refinanced with (v) Permitted Speci- fied Refinancing Debt, (w) net cash proceeds of an issuance of Qualified Equity Interests of the Borrower that is issued to a Person other than a Subsidiary of the Borrower, (x) internally generated cash, (y) a capital contribution to the Borrower from a Person other than a Subsidiary of the Borrower and/or (z) the proceeds of any Borrowing under the Revolving Credit Facility; provided that, with respect to the Senior Secured Notes only, for the period from the Amendment No. 13 Effective Date through September 8, 2025 (such date the “Springing Maturity Threshold Rever- sion Date”), the Springing Maturity Threshold shall be $800,000,000 and, for the avoidance of doubt, on the Spring- ing Maturity Threshold Reversion Date, the Springing Maturity Threshold with respect to the Senior Secured Notes shall revert to $400,000,000.

-67- “Springing Maturity Date” means (i) with respect to the Incremental B-6 Dollar Term Loans, the date that is 91 days before the seventh anniversary of the Incremental B-4 Dollar Term Loan Amendment Effective Date, (ii) with respect to the Incremental B-4 Euro Term Loans, the date that is 91 days before the seventh anniversary of the Amendment No. 6 Effective Date, (iii) with respect to the Incremental B-5 Euro Term Loans, the date that is 91 days before the fifth anniversary of the Amendment No. 6 Effective Date and (iv) with respect to the Senior Secured Notes, either (x) the date that is 91 days prior to November 1, 2025 or (y) after the Amendment No. 13 Effective Date, the Springing Maturity Threshold Reversion Date. “Springing Maturity Threshold” has the meaning set forth in the definition of “Springing Maturity Con- dition”. “Springing Maturity Threshold Reversion Date” has the meaning set forth in the definition of “Spring- ing Maturity Condition”. “Starter Basket” means the greater of $1,100,000,0001,200,000,000 and 100.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (deter- mined on a Pro Forma Basis in accordance with Section 1.09), in each case determined at the time of incurrence; minus any amounts previously utilized at any time following the Amendment No. 14 Effective Date pursuant to Sec- tion 2.14(d)(v)(A) and the amount of Incremental Equivalent Debt incurred in lieu thereof. “Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (includ- ing any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). EURIBO Rate Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Sterling” and “£” mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling). “Submitted Amount” has the meaning set forth in Section 2.05(a)(vi)(C)(1). “Submitted Discount” has the meaning set forth in Section 2.05(a)(vi)(C)(1). “Subsequent Transaction” has the meaning set forth in Section 1.08. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency that has not yet happened) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidi- ary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Holdings’, the Bor- rower’s or any Restricted Subsidiary’s financial statements. “Subsidiary Guarantor” means any Guarantor other than Holdings and the Borrower. “Successor Company” has the meaning set forth in Section 7.04(d).

-68- “Supported QFC” has the meaning set forth in Section 10.22. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any mas- ter agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obli- gations or liabilities under any Master Agreement. “Swap Obligation” has the meaning set forth in the definition of “Excluded Swap Obligation.” “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into ac- count the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance there- with, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) deter- mined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04. “Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursu- ant to Section 2.04. “Swing Line Lender” means Goldman Sachs Lending Partners LLCBank USA, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder. “Swing Line Loan” has the meaning set forth in Section 2.04(a). “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), appro- priately completed and signed by a Responsible Officer of the Borrower. “Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender or its reg- istered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Bor- rower to the Swing Line Lender resulting from the Swing Line Loans. “Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding. “Swing Line Sublimit” means an amount equal to the lesser of (a) $37,500,000100,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments. “Tax Group” has the meaning set forth in Section 7.06(h)(iii). “Taxes” means all present or future taxes, duties, levies, imposts, assessments or withholdings imposed by any Governmental Authority including interest, penalties and additions to tax.

-69- “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the EURIBO Rate or the Adjusted CDOR Rate. “Term Borrowing” means a borrowing consisting of Term Loans of the same Class and Type and, in the case of Term Benchmark Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a), or under any Incremental Amendment, Extension Amendment or Refinancing Amendment. “Term A Commitment” means, as to each Incremental Euro Term A Lender, its obligation to make an Incremental Euro Term A Loan to the Borrower pursuant to Amendment No. 14, expressed as an amount represent- ing the maximum principal amount of the Incremental Euro Term A Loan to be made by such Incremental Euro Term A Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Sec- tion 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Incremental Euro Term A Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) the incurrence of Replacement Term A Loans. “Term A Facility” means (a) prior to the Amendment No. 14 Effective Date, the Incremental Euro Term A Loans and (b) thereafter, each Class of Term A Loans and/or Term A Commitments. “Term A Lender” means, at any time, any Lender that has (a) an Incremental Euro Term A Commitment, a Term A Commitment, Incremental Term A Commitment or a Refinancing Term A Commitment or (b) a Term A Loan at such time. “Term A Loan” means any Incremental Euro Term A Loans, Extended Term A Loan, Incremental Term A Loan, Refinancing Term A Loan or Replacement Term A Loan, as the context may require. “Term A Note” means a promissory note of the Borrower payable to any Incremental Euro Term A Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Incremental Euro Term A Lender resulting from the Incremental Euro Term A Loans made by such Incremental Euro Term A Lender. “Term B Commitment” means, as to each Term B Lender, its obligation to make a Term B Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term B Loan to be made by such Term B Lender under this Agreement, as such commitment may be (a) reduced from time to time pur- suant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term B Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amend- ment, (iv) an Extension Amendment or (v) the incurrence of Replacement Term B Loans. “Term B Facility” means (a) prior to the Closing Date, the Initial Dollar Term Commitments and the Ini- tial Euro Term Commitments, (b) prior to the Amendment No. 1 Effective Date, the Initial B-1 Dollar Term Com- mitments and the Initial B-1 Euro Term Commitments, (c) prior to the Amendment No. 2 Effective Date, the Initial B-2 Dollar Term Commitments and the Initial B-2 Euro Term Commitments, (d) prior to the Amendment No. 3 Ef- fective Date, the Initial B-3 Dollar Term Commitments and the Initial B-3 Euro Term Commitments, (e) prior to the Incremental B-4 Dollar Term Loan Amendment Effective Date, the Incremental B-4 Dollar Term Commitments, (f) prior to the Amendment No. 6 Effective Date, the Incremental B-4 Euro Term Commitments and the Incremental B- 5 Euro Term Commitments, (g) prior to the Amendment No. 7 Effective Date, the Initial B-4 Dollar Term Commit- ments, (h) prior to the Amendment No. 7 Effective Date, the Incremental B-5 Dollar Term Commitments, (i) prior to the Amendment No. 12 Effective Date, the Incremental B-6 Dollar Term Commitments and, (j) prior to the Amend- ment No. 14 Effective Date, the Incremental B-6 Euro Term Commitments and (k) thereafter, each Class of Term B Loans and/or Term B Commitments. “Term B Lender” means, at any time, any Lender that has (a) an Incremental B-6 Dollar Term Commit- ment, Initial B-3 Euro Term Commitment, an Incremental B-4 Euro Term Commitment, an Incremental B-5 Euro Term Commitment, an Incremental B-6 Euro Term Commitment, a Term B Commitment, Incremental Term B Commitment or a Refinancing Term B Commitment or (b) a Term B Loan at such time.

-70- “Term B Loan” means any Incremental B-6 Dollar Term Loan, Initial B-3 Euro Term Loan, Incremental B-4 Euro Term Loan, Incremental B-5 Euro Term Loan, Incremental B-6 Euro Term Loan, Extended Term B Loan, Incremental Term B Loan, Refinancing Term B Loan or Replacement Term B Loan, as the context may require. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the EURIBO Rate or the Adjusted Term CORRA Rate. “Term Borrowing” means a borrowing consisting of Term Loans of the same Class and Type and, in the case of Term Benchmark Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a), or under any Incremental Amendment, Extension Amendment or Refinancing Amendment. “Term Commitment” means, (a) Term B Commitments and (b) Term A Commitments. “Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator. “Term CORRA Rate Borrowing” means a Borrowing comprised of Term CORRA Rate Loans. “Term CORRA Rate Loan” means a Loan made pursuant to Section 2.01 that bears interest at a rate based on the CORRA Rate. “Term CORRA Reference Rate” means the forward-looking term rate based on CORRA. “Term Facility” means (x) the Term B Facility and (y) the Term A Facility. “Term Lender” means (x) Term B Lenders and (y) Term A Lenders. “Term Loan” means (x) Term B Loans and (y) Term A Loans. “Term Loan Extension Request” has the meaning set forth in Section 2.16(a). “Term Loan Extension Series” has the meaning set forth in Section 2.16(a). “Term Loan Increase” has the meaning set forth in Section 2.14(a). “Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered as- signs, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender. “Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR Reference Rate”. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor com- parable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Rate Loan” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator as the forward-

-71- looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Admin- istrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b). “Threshold Amount” means the greater of $300,000,000480,000,000 and 40.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (deter- mined on a Pro Forma Basis in accordance with Section 1.09). “Ticking Fee Letter” means that certain letter agreement, dated as of September 22, 2017, among the Bor- rower, Goldman Sachs Bank USA, Barclays Bank PLC, Jefferies Finance LLC and JPMorgan Chase Bank, N.A. “Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries on a consolidated ba- sis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Sec- tion 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Sec- tion 6.01(a) or (b), the Pro Forma Balance Sheet. “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations. “Transaction Expenses” means any fees or expenses incurred or paid by the Sponsor on or prior to the Closing Date (excluding at all times Taxes), Holdings, the Borrower or any of their respective Subsidiaries in con- nection with the Transactions (including (x) expenses in connection with hedging transactions, any OID or upfront fees, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options and (y) transaction bonuses and the associated employer portion of payroll taxes), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby. “Transactions” means (a) the execution and delivery of the Loan Documents to be entered into on the Closing Date and the funding of the Loans on the Closing Date, (b) the consummation of the Acquisition, (c) the consummation of the Equity Contribution, (d) the consummation of the Refinancing and (e) fees and expenses in- curred in connection therewith. “Transformative Acquisition” means any acquisition or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, (b) if permitted by the terms of this Agreement immediately prior to the consumma- tion of such acquisition or Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith or (c) results in a refinancing of the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans or, the Incremental B-5 Euro Term Loans or the In- cremental B-6 Euro Term Loan, as applicable, and involves an upsize in the aggregate amount of outstanding term loans in connection with such acquisition or Investment. “Treasury Services Agreement” means any agreement between the Borrower or any Restricted Subsidi- ary and any Hedge Bank relating to treasury, depository, credit card, debit card and cash management services or automated clearinghouse transfer of funds or any similar services.

-72- “Type” with respect to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Base Rate, the Adjusted Term SOFR Rate, the EURIBO Rate, the Adjusted CDORTerm CORRA Rate or the SONIA Rate. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securi- ties. “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.” “U.S. Special Resolution Regimes” has the meaning set forth in Section 10.22. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rule- book (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority hav- ing responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “Unfunded Participations” shall mean, with respect to an L/C Issuer, the aggregate amount, if any, of par- ticipations in respect of any outstanding L/C Borrowing that shall not have been funded by the Revolving Credit Lenders in accordance with Section 2.03(c). “Uniform Commercial Code” or “UCC” means (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it applies to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commer- cial Code as in effect in the State of New York on the date hereof. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such section reference shall be deemed to be references to the comparable section in such amended or other Uniform Commercial Code. “United States” and “U.S.” mean the United States of America. “United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C). “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i). “Unrestricted Cash Amount” means, as of any date of determination, an amount equal to the sum of (i) unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (determined in accordance with GAAP) whether or not held in an account pledged to the Administrative Agent and (ii) cash and Cash Equiva- lents restricted in favor of the Secured Parties (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Facilities); provided that the foregoing shall include unrestricted cash and Cash Equivalents of the Borrower and Restricted Subsidiaries denominated in any currency or held in any foreign jurisdiction. “Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date.

-73- “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Re- quired to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then re- maining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse be- tween such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebted- ness; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased, the effect of any amortization or prepayment prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be dis- regarded. “wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person. “Withholding Agent” means the Borrower or any Guarantor under any Loan Document, the Administra- tive Agent and, for U.S. federal income tax purposes only, any other withholding agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legisla- tion for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Finan- cial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instru- ment is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. (b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears. (d) The term “including” is by way of example and not limitation. (e) The word “or” is not exclusive. (f) The term “documents” includes any and all instruments, documents, agreements, certifi- cates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. (g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

-74- (h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (i) [reserved]. (j) All references to “knowledge” of any Loan Party or a Restricted Subsidiary means the actual knowledge of a Responsible Officer. (k) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (l) All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Au- thority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof. Section 1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calcula- tions) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, unless the Borrower elects otherwise, as evidenced by a written notice from the Borrower to the Administrative Agent, (a) the accounting for operating leases and financing or capital leases under U.S. GAAP as in effect on November 21, 2017 (including, without limitation, FASB Accounting Standards Codification Topic 840—Leases) shall apply for the purpose of de- termining compliance with the provisions of this Agreement, including the definition of “Financing Lease Obliga- tions” and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect), (ii) any election under Financial Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein or (iii) any treatment of Indebtedness in respect of con- vertible debt instruments under ASC 470-20 (or any other financial accounting standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number). Section 1.05. References to Agreements, Laws, Etc.Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instru- ments shall be deemed to include all subsequent amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Section 1.07. Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

-75- Section 1.08. Limited Condition Transactions. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, when (a) testing availability under any basket set forth in this Agreement, (b) determining compliance with any provision of this Agreement (other than pursuant to Section 7.11) that requires the calculation of any financial ratio or test (including the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio (and, for the avoidance of doubt, the finan- cial ratios set forth in Sections 2.14(d) and 7.03(v))) or (c) determining compliance with any provision of this Agree- ment that requires that no Default or Event of Default has occurred, is continuing or would result therefrom), in each case, in connection with any Limited Condition Transaction or any Related Transactions with respect thereto, the date of determination shall, at the option of the Borrower (the Borrower’s election to exercise such option in connec- tion with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agree- ments for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving effect to such Limited Condition Transaction and any Related Transactions with respect thereto, on a Pro Forma Basis as if they had occurred at the beginning of the most recent Test Period for which financial statements were (or were re- quired to be) delivered pursuant to Section 6.01(a) or (b) ending prior to the LCT Test Date (for income statement purposes) or at the end of such most recent Test Period (for balance sheet purposes), the Borrower would have been permitted to consummate such Limited Condition Transaction and such Related Transactions with respect thereto on the relevant LCT Test Date in compliance with such ratio, test, basket or default provision, such ratio, test, basket or default provision shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests, baskets or default provisions for which compliance was deter- mined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket or otherwise, including due to fluctuations in Consolidated EBITDA or Total Assets of the Borrower or the Person sub- ject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Bor- rower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test, basket availability or default provision with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, Dispositions, Permitted Acquisitions, other Investments or prepayments, repur- chases, redemptions, defeasances or other satisfactions of any Junior Financing, any merger, dissolution, liquidation or consolidation or any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary (each of the foregoing, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transac- tion, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test, basket or default provision shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and any Related Transactions with respect thereto have been consummated; provided, that with respect to any such Subsequent Transaction that is a Restricted Payment, any such ratio, test, basket or default provision shall also be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and any Re- lated Transactions with respect thereto have not been consummated. Section 1.09. Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, financial ratios and tests (including measure- ments of Total Assets or Consolidated EBITDA), including the Consolidated Total Net Leverage Ratio, Consoli- dated Secured Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.09. Whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating (i) such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements have been delivered or are delivered concurrently therewith and (ii) prior to the initial date upon which the financial statements and certificates required by Section 6.01(a) or 6.01(b), as the case may be, and Section 6.02(a) are required to be delivered, compliance shall be calculated on a pro forma basis as of the period of four consecutive fiscal quarters ending September 30, 2017. (b) For purposes of calculating any financial ratio or test, Specified Transactions that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable

-76- Test Period (or, in the case of the determination of Total Assets or the Unrestricted Cash Amount, as applicable, the last day). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidi- aries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test (or the calculation of Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.09. (c) Whenever pro forma effect or a determination of Pro Forma Compliance is to be given to a Speci- fied Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting of- ficer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating ex- pense reductions, other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating improvements and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided that (A) such amounts are factually supportable, reasonably identifiable and based on assumptions believed by the Bor- rower in good faith to be reasonable at the time made, (B) such actions are reasonably anticipated to be realized in the good faith judgment of the Borrower no later than 24 months after the date of such Specified Transaction, (C) no amounts shall be added pursuant to this Section 1.09(c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period and (D) any amount added back in computing Consolidated EBITDA pursuant to this Section 1.09(c) shall be subject to the caps, baskets and thresholds set forth in the definition of Consolidated EBITDA; (d) Any provision requiring Pro Forma Compliance with Section 7.11 shall be made assuming that compliance with the Consolidated First Lien Net Leverage Ratio pursuant to such Section is required with respect to the most recent Test Period prior to such time. (e) Notwithstanding anything to the contrary in this Section 1.09, when calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate,” (ii) the definition of “Applicable ECF Percentage” and (iii) actual (and not pro forma) compliance with Section 7.11, the events described in this Section 1.09 that occurred sub- sequent to the end of the applicable Test Period shall not be given pro forma effect. (f) In the event any fixed “baskets” are intended to be utilized together with any incurrence-based “baskets” in a single transaction or series of related transactions (including utilization of the Free and Clear Incre- mental Amount and the Incurrence-Based Incremental Amount), (i) compliance with or satisfaction of any applica- ble financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursu- ant to any fixed “baskets,” but giving full pro forma effect to all applicable and related transactions (including, sub- ject to the foregoing with respect to fixed “baskets,” any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments (except that the incurrence of any Indebtedness under the Revolving Credit Facility immediately prior to or in connection therewith shall be disregarded), and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calcu- lated. Section 1.10. Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount in- creases periodically pursuant to the terms of such Letter of Credit).

-77- Section 1.11. Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity. Section 1.12. Certain Determinations. (a) For purposes of determining compliance with any of the covenants set forth in Article VI or Arti- cle VII (including in connection with any Incremental Commitment) at the time of incurrence or utilization thereof, if any Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction meets the criteria of one, or more than one, of the clauses of the provision permitting such Lien, Investment, Indebtedness, Restricted Payment or Affiliate transaction, as the case may be, the Borrower shall in its sole discretion determine under which clause or clauses such Lien (other than Liens with respect to the Facilities), Investment, Indebtedness (other than Indebtedness consisting of the Facilities), Disposition, Restricted Payment or Affiliate transaction (or, in each case, any portion thereof), as the case may be, is classified and may later (on one or more occasions), may make any sub- sequent re-determination and/or at a later time divide, classify or reclassify under the clause or clauses such Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction was initially determined to have been incurred or utilized. For the avoidance of doubt, if the applicable date for meeting any requirement hereunder or under any other Loan Document falls on a day that is not a Business Day, compliance with such requirement shall not be required until noon on the first Business Day following such applicable date. (b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transac- tions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and/or Consolidated First Lien Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) intended to be utilized with or substantially concurrently with any amounts incurred or transactions en- tered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence. Section 1.13. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, the Adjusted Term SOFR Rate, the Term SOFR Rate, the EURIBO Rate, the Adjusted CDORTerm CORRA Rate, SONIA, the SONIA Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, suc- cessor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, the Adjusted Term SOFR Rate, the Term SOFR Rate, the EURIBO Rate, the Adjusted CDORTerm CORRA Rate, SONIA, the SONIA Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for any (i) losses, claims, damages, liabilities or expenses (whether in tort, contract or other- wise and whether at law or in equity) except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, or willful misconduct of the Administrative Agent or (ii) indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), in each case, for any error or calculation of any such rate (or component thereof) provided by any such in- formation source or service. Section 1.14. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any

-78- asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Per- son, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS Section 2.01. The Loans. (a) Term Borrowings. (i) Subject to and upon the terms and conditions set forth herein, each Incremental Euro Term A Lender with an Incremental Euro Term A Commitment severally, and not jointly with the other Incremental Euro Term A Lenders, agrees to make Incremental Euro Term A Loans to the Borrower, which Incremental Euro Term A Loans (i) shall, if incurred, be incurred and maintained as EURIBO Rate Loans; and (ii) shall be made by each such Incremental Euro Term A Lender in that aggregate principal amount which does not exceed such Incremental Euro Term A Lender’s Incremental Euro Term A Commitment as set forth on Schedule 1.01A. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. (ii) (a) Term Borrowings. Subject to the terms and conditions expressly set forth herein, (i) each Term Lender with an Initial Dollar Term Commitment severally agrees to make term loans denomi- nated in Dollars to the Borrower on the Closing Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial Dollar Term Commitment, (ii) each Term Lender with an Initial B-1 Dollar Term Commitment severally agrees to make term loans denominated in Dollars to the Borrower on the Amendment No. 1 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial B-1 Dollar Term Commitment, (iii) each Term Lender with an Initial B-2 Dollar Term Commitment severally agrees to make term loans denominated in Dollars to the Borrower on the Amendment No. 2 Ef- fective Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial B-2 Dollar Term Commitment, (iv) each Term Lender with an Initial B-3 Dollar Term Commitment severally agrees to make term loans denominated in Dollars to the Borrower on the Amendment No. 3 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial B-3 Dollar Term Commitment, (v) each Term Lender with an Initial B-4 Dollar Term Commitment severally agrees to make term loans denominated in Dollars to the Borrower on the Amendment No. 7 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial B-4 Dollar Term Commitment, (vi) each Term Lender with an Incremental B-4 Dollar Term Commitment severally agrees to make term loans denomi- nated in Dollars to the Borrower on the Incremental B-4 Dollar Term Loan Amendment Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Incremental B-4 Dollar Term Com- mitment, (vii) each Term Lender with an Incremental B-5 Dollar Term Commitment severally agrees to make term loans denominated in Dollars to the Borrower on the Amendment No. 7 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Incremental B-5 Dollar Term Commit- ment, (viii) each Term Lender with an Initial Euro Term Commitment severally agrees to make term loans denominated in Euro to the Borrower on the Closing Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial Euro Term Commitment, (ix) each Term Lender with an Initial B-1 Euro Term Commitment severally agrees to make term loans denominated in Euro to the Borrower on the Amendment No. 1 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial B-1 Euro Term Commitment, (x) each Term Lender with an Initial B-2 Euro Term Commitment sev- erally agrees to make term loans denominated in Euro to the Borrower on the Amendment No. 2 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial B-2 Euro Term Com- mitment, (xi) each Term Lender with an Initial B-3 Euro Term Commitment severally agrees to make term loans denominated in Euro to the Borrower on the Amendment No. 3 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Initial B-3 Euro Term Commitment, (xii) each Term Lender with an Incremental B-4 Euro Term Commitment severally agrees to make term loans de- nominated in Euros to the Borrower on the Amendment No. 6 Effective Date in an aggregate amount not to

-79- exceed the amount of such Term Lender’s Incremental B-4 Euro Term Commitment, (xiii) each Term Lender with an Incremental B-5 Euro Term Commitment severally agrees to make term loans denominated in Euros to the Borrower on the Amendment No. 6 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Incremental B-5 Euro Term Commitment and, (xiv) each Term Lender with an Incremental B-6 Dollar Term Commitment severally agrees to make term loans denominated in Dollars to the Borrower on the Amendment No. 12 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Incremental B-6 Dollar Term Commitment, and (xv) each Term Lender with an In- cremental B-6 Euro Term Commitment severally agrees to make term loans denominated in Euros to the Borrower on the Amendment No. 14 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s Incremental B-6 Euro Term Commitment. Amounts borrowed under this Sec- tion 2.01(a)(ii) and repaid or prepaid may not be re-borrowed. Initial Dollar Term Loans may be Base Rate Loans or Term SOFR Rate Loans, as further provided herein. Initial Euro Term Loans will be EURIBO Rate Loans, as further provided herein. The Borrower shall pay all accrued and unpaid interest on the Ini- tial Dollar Term Loans and the Initial Euro Term Loans, in each case, to the Term Lenders to, but not in- cluding, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date. The Initial B-1 Dollar Term Loans shall have the same terms, rights and obligations as the Initial Dollar Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 1. The Ini- tial B-1 Euro Term Loans shall have the same terms, rights and obligations as the Initial Euro Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 1. The Borrower shall pay all accrued and unpaid interest on the Initial B-1 Dollar Term Loans and the Initial B-1 Euro Term Loans, in each case, to the Term Lenders to, but not including, the Amendment No. 2 Ef- fective Date on such Amendment No. 2 Effective Date. The Initial B-2 Dollar Term Loans shall have the same terms, rights and obligations as the Initial B-1 Dollar Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 2. The Initial B-2 Euro Term Loans shall have the same terms, rights and obligations as the Initial B-1 Euro Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 2. The Borrower shall pay all accrued and unpaid interest on the Initial B-2 Dollar Term Loans and the Initial B-2 Euro Term Loans, in each case, to the Term Lenders to, but not including, the Amendment No. 3 Effective Date on such Amendment No. 3 Effective Date. The Initial B-3 Dollar Term Loans shall have the same terms, rights and obligations as the Initial B-2 Dollar Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 3. The Initial B-3 Euro Term Loans shall have the same terms, rights and obligations as the Initial B-2 Euro Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 3. The Borrower shall pay all accrued and unpaid interest on the Initial B-3 Dollar Term Loans to the Term Lenders to, but not including, the Amendment No. 7 Effective Date on such Amendment No. 7 Effective Date. The Initial B-4 Dollar Term Loans shall have the same terms, rights and obligations as the Initial B-3 Dollar Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 7. The Borrower shall pay all accrued and unpaid interest on the Incremental B-4 Dollar Term Loans to the Term Lenders to, but not including, the Amendment No. 7 Effective Date on such Amendment No. 7 Effective Date. The Incremental B-5 Dollar Term Loans shall have the same terms, rights and obligations as the Incremental B- 4 Dollar Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 7. Subject to the terms and conditions set forth herein and in Amendment No. 8, each Term Lender with a 2021 Incremental B-5 Dollar Term Commitment severally agrees to make term loans denominated in Dollars to the Borrower on the Amendment No. 8 Effective Date in an aggregate amount not to exceed the amount of such Term Lender’s 2021 Incremental B-5 Dollar Term Commitment. The 2021 Incremental B-5 Dollar Term Loans shall have the same terms, rights and obligations as the Incre- mental B-5 Dollar Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 8. The Borrower shall pay all accrued and unpaid interest on the Incremental B-5 Dollar Term Loans to the Term Lenders to, but not including, the Amendment No. 12 Effective Date on such Amendment No. 12 Effective Date. The Incremental B-6 Dollar Term Loans shall have the same terms, rights and obligations as the Incremental B-5 Dollar Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 12. The Borrower shall pay all accrued and unpaid interest on the Incremental B-5 Euro Term Loans to the applicable Euro Term Lenders to, but not including, the Amendment No. 14 Effective Date on such Amendment No. 14 Effective Date. The In- cremental B-6 Euro Term Loans shall have the same terms, rights and obligations as the Incremental B-5

-80- Euro Term Loans as set forth in this Agreement and the other Loan Documents, except as modified by Amendment No. 14. (b) Revolving Credit Borrowings. Subject to the terms and conditions expressly set forth herein, on the Closing Date (subject to the Closing Date Revolver Cap) and thereafter each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in an Approved Currency to the Borrower pursuant to Sec- tion 2.02 (each such loan, together with any loans made pursuant to an Extended Revolving Credit Commitment, Incremental Revolving Loans and Refinancing Revolving Credit Loans, a “Revolving Credit Loan”) from time to time, on any Business Day during the period from the Closing Date until the Maturity Date, in an aggregate princi- pal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; pro- vided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolv- ing Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and re-borrow under this Section 2.01(b) in each case without premium or penalty (subject to Sec- tion 3.05). Revolving Credit Loans (i) denominated in Dollars may be Base Rate Loans or Term SOFR Rate Loans, (ii) denominated in Euros shall be EURIBO Rate Loans, (iii) denominated in Canadian dollars shall be CDORTerm CORRA Rate Loans and (iv) denominated in Sterling shall be SONIA Rate Loans, in each case, as further provided herein. Section 2.02. Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Re- volving Credit Loans from one Type to the other, and each continuation of Term Benchmark Loans or SONIA Rate Loans shall be made upon the Borrower’s written notice to the Administrative Agent, which may be given by email. Each such written notice must be received by the Administrative Agent not later than (1) 1:00 p.m. Eastern time three Business Days prior to the requested date of any Borrowing of Term Benchmark Loans or SONIA Rate Loans, any Borrowing of Initial Term Loans or Incremental B-6 Dollar Term Loans as Base Rate Loans, any Borrowing of Incremental B-4 Euro Term Loans as EURIBO Rate Loans, any Borrowing of Incremental B-5 Euro Term Loans as EURIBO Rate Loans, any Borrowing of Incremental B-6 Euro Term Loans as EURIBO Rate Loans, any continua- tion of Term Benchmark Loans or SONIA Rate Loans, or any conversion of Base Rate Loans to Term SOFR Rate Loans and (2) 9:00 a.m. Eastern time on the requested date of any Borrowing of Base Rate Loans (other than any Borrowing of Initial Term Loans or Incremental B-6 Dollar Term Loans as Base Rate Loans), any conversion of Term SOFR Rate Loans to Base Rate Loans. Each email notice by the Borrower pursuant to this Section 2.02(a) must include a written Committed Loan Notice (and will not be effective until so confirmed), appropriately com- pleted and signed by a Responsible Officer of the Borrower. Except as otherwise provided in Section 2.14, each Borrowing of, conversion to or continuation of Term Benchmark Loans or SONIA Rate Loans shall be in a mini- mum principal amount of $1,000,000, or a whole multiple of $500,000, in excess thereof . Except as provided herein, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Bor- rower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Term Benchmark Loans or SONIA Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) in the case of a Revolving Credit Borrowing, the relevant Approved Currency in which such Revolving Credit Borrowing is to be denominated, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). If the Borrower fails to specify an Approved Currency of a Loan in a Committed Loan Notice, such Loan shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, (x) in the case of any Loan denominated in Dollars, Base Rate Loans or (y) in the

-81- case of any Loan denominated in an Approved Foreign Currency, Term Benchmark Loans in the Approved Cur- rency having an Interest Period of one month, or SONIA Rate Loans as applicable. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the appli- cable Term SOFR Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans or SONIA Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, such request shall be deemed to be ineffective. No Loan may be converted into or continued as a Loan denominated in another Approved Currency, but instead must be prepaid in the original Approved Currency or reborrowed in an- other Approved Currency. (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and Approved Currency) of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conver- sion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appro- priate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if, on the date the Committed Loan Notice with respect to any Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing and second, to the Borrower as provided above. (c) Except as otherwise provided herein, a Term Benchmark Loan or SONIA Rate Loan may be con- tinued or converted only on the last day of an Interest Period (or such SONIA Interest Period) for such Term Bench- mark Loan or SONIA Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may request that no Loans may be converted to or continued as Term Benchmark Loans or SONIA Rate Loans. (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans or SONIA Rate Loans upon determination of such in- terest rate. The determination of any interest rate by the Administrative Agent shall be conclusive in the absence of manifest error. (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolv- ing Credit Loans as the same Type, there shall not be more than eight Interest Periods in effect (or such greater amount as may be agreed by the Administrative Agent). (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. (g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share (or other applicable share provided for under this Agreement) of such Borrowing, the Administrative Agent may as- sume that such Lender has made such Pro Rata Share (or other applicable share provided for under this Agreement) available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Bor- rower severally agree to repay to the Administrative Agent promptly after written demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate

-82- applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accord- ance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Adminis- trative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without preju- dice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Ad- ministrative Agent. Section 2.03. Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions expressly set forth herein, (A) each L/C Issuer agrees, in reli- ance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Let- ters of Credit payable at sight denominated in any Approved Currency for the account of the Borrower or any Re- stricted Subsidiary (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that notwithstanding anything to the contrary con- tained herein, no L/C Issuer shall have any obligation to issue trade or commercial letters of credit. Within the fore- going limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to re- place Letters of Credit that have expired, been cancelled or that have been drawn upon and reimbursed. Notwith- standing anything to the contrary herein, on the ClosingAmendment No. 14 Effective Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement. (ii) The Borrower may, at its sole discretion, request Letters of Credit from any L/C Issuer up to such L/C Issuer’s Letter of Credit Commitment. (iii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any material restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any material unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder); (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized in an amount equal to 103% of the Outstanding Amount of the L/C Obligations related thereto or backstopped in a manner reasonably satisfactory to such L/C Issuer;

-83- (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit has been Cash Collateralized in an amount equal to 103% of the Outstanding Amount of the L/C Obligations related thereto or backstopped in a manner reasonably sat- isfactory to such L/C Issuer; (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issu- ing Bank applicable to Letters of Credit generally; and (E) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obliga- tions as to which such L/C Issuer has actual or potential Fronting Exposure as it may elect in its sole discre- tion. (iv)An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the benefi- ciary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. Notwithstanding anything herein to the contrary, the expiry date of any Letter of Credit denominated in a currency other than Dollars must be approved by the relevant L/C Issuer in its sole discretion even if it is less than 12 months after the date of issuance and any Auto-Extension Letter of Credit denominated in a currency other than Dollars shall be issued only at the relevant L/C Issuer’s sole discretion. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Bor- rower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Applica- tion, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Applica- tion must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m., at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for the issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail rea- sonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (g) the relevant Approved Currency in which such Letter of Credit is to be denominated; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably re- quest. (ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share (or other applicable share provided for under this Agreement) times the available amount of such Letter of Credit.

-84- (iii) If the Borrower so requests in any applicable Letter of Credit Application with respect to any Let- ter of Credit, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit and in no event extending beyond the Letter of Credit Expiration Date un- less Cash Collateralized in an amount equal to 103% of the Outstanding Amount of the L/C Obligations related thereto or backstopped in a manner reasonably acceptable to the Administrative Agent and the applicable L/C Is- suer) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be mutually agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall have no obligation to permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by tele- phone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable condi- tions specified in Section 4.02 is not then satisfied or waived. (iv) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the rele- vant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Approved Foreign Currency, the Borrower shall reimburse the L/C Issuer in such Approved Foreign Currency, unless the L/C Issuer (at its option) shall have specified in such no- tice that it will require reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Approved Foreign Currency, the L/C Issuer shall notify the Company- Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m., on the first Business Day immediately following any payment by an L/C Issuer under a Letter of Credit with written notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the relevant Ap- proved Currency or in Dollars, as the case may be; provided that if such reimbursement is not made on the date the drawing is paid, the Borrower shall pay interest to the relevant L/C Issuer on such amount if in Dollars or, otherwise, in the Dollar Equivalent amount at the rate applicable to Base Rate Loans (without duplication of interest payable on L/C Borrowings). The applicable L/C Issuer shall notify the Borrower in writing of the amount of the drawing promptly following the determination or revaluation thereof. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the Dollar amount or the Dollar Equivalent Amount (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share (or other applicable share provided for under this Agreement) thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Sec- tion 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Adminis- trative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share (or

-85- other applicable share provided for under this Agreement) of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Sec- tion 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Bor- rowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other rea- son, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on written de- mand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. (iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share (or other applicable share provided for under this Agreement) of such amount shall be solely for the account of the relevant L/C Issuer. (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occur- rence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein. (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Is- suer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the rele- vant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error. (d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Sec- tion 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the re- lated Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including pro- ceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share (or other applicable share provided for under this Agreement) thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding). (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for

-86- under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. (e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, uncondi- tional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circum- stances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bank- ruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representa- tive of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obliga- tions of any Loan Party in respect of such Letter of Credit; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a dis- charge of, any Loan Party (other than payment in cash or performance in full); provided that the foregoing in clauses (i) through (vi) shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, punitive, indirect or consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s (or its Related Parties’) gross negligence, bad faith or willful misconduct as de- termined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. (f) Role of L/C Issuers. Each Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assign- ees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders or the Required Revolving Lenders, as applicable; (ii) any ac- tion taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-ap- pealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforcea- bility of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower

-87- hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assign- ees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to special, punitive, indirect, consequential or exemplary, damages suffered by the Bor- rower which the Borrower proves were caused by such L/C Issuer’s (or its Related Parties’) willful misconduct or gross negligence or such L/C Issuer’s (or its Related Parties’) willful misconduct or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or purporting to transfer or request transfer of a Letter of Credit or assign the proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. (g) Cash Collateral. (i) If, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Revolving Lenders, as applicable, require the Borrower to Cash Collat- eralize the L/C Obligations pursuant to Section 8.02 or (iii) if an Event of Default set forth under Section 8.01(f) oc- curs and is continuing, the Borrower shall Cash Collateralize all of its L/C Obligations in an amount equal to 103% of the Outstanding Amount of such L/C Obligations determined as of such date, and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clauses (i) and (ii), the next Business Day following the Business Day that the Borrower receives written notice thereof, and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a De- faulting Lender, promptly upon the written request of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (solely after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances (in each case, “Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Bor- rower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all pro- ceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents (for the benefit of the Borrower). If at any time the Adminis- trative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or nonconsensual liens permitted un- der Section 7.01 or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Ob- ligations, the Borrower will, promptly following written demand by the Administrative Agent, pay to the Adminis- trative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds or Cash Equivalents are on deposit as Cash Collateral, such funds and the liquidated proceeds of Cash Equivalents shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collat- eral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be promptly refunded to the applicable depositor

-88- of Cash Collateral. If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or Liens described above, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly following written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the Borrower in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit denominated in currencies other than Dollars and the fluctuating value of any Cash Equivalents. (h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender for the applicable Revolving Credit Facility in accordance with its Pro Rata Share (or other applicable share provided for under this Agreement) a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided that (x) if any por- tion of a Defaulting Lender’s Pro Rata Share of any Letter of Credit is Cash Collateralized by the Borrower or real- located to the other Revolving Credit Lenders pursuant to Section 2.17(a)(iv), then the Borrower shall not be re- quired to pay a Letter of Credit fee to such Defaulting Lender with respect to such portion of such Defaulting Lender’s Pro Rata Share so long as it is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders, but to the extent such Defaulting Lender’s Pro Rata Share is reallocated to the other Revolving Credit Lenders pursuant to Section 2.17(a)(iv) such Letter of Credit fee shall instead be payable to such other Re- volving Credit Lenders in accordance with their Pro Rata Share of such reallocated amount, and (y) if any portion of a Defaulting Lender’s Pro Rata Share is not Cash Collateralized or reallocated pursuant to Section 2.17(a)(iv), then the Letter of Credit fee with respect to such Defaulting Lender’s Pro Rata Share shall be payable to the applicable L/C Issuer until such Pro Rata Share is Cash Collateralized or reallocated or such Lender ceases to be a Defaulting Lender. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commenc- ing with the first such date to occur after the issuance of such Letter of Credit, on the earlier to occur of the Letter of Credit Expiration Date and the Maturity Date then in effect for the applicable Revolving Credit Facility or the date on which the Revolving Credit Commitment of all Lenders shall be terminated as provided herein. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be com- puted and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it pursuant to this Agreement equal to 0.125% per annum (or such other lower percentage per annum as may be mu- tually agreed by the Borrower and the applicable L/C Issuer) of the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such L/C Issuer. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the earlier to occur of the Letter of Credit Expiration Date and the date on which the Revolving Credit Commitment of all Lenders shall be terminated as provided herein. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued to the Loan Parties the customary and reasonable issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 30 days of demand and are nonrefundable. (j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

-89- (k) Addition of an L/C Issuer. A Revolving Credit Lender reasonably acceptable to the Borrower may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer. (l) Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit shall, to the extent such Letters of Credit could have been issued under such other tranches, automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and rata- bly participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). (m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or out- standing hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. Section 2.04. Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, Goldman Sachs Lending Partners LLC, in its capacity as Swing Line Lender, agrees to make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Credit Facility in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Out- standing Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, pur- chase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan. (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevoca- ble notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the requested borrowing date and shall specify (i) the principal amount to be borrowed, which principal amount shall be a minimum of $500,000 (and any amount in excess of $500,000 shall be in integral multiples of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent

-90- of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administra- tive Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. New York City time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrange- ments reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans. (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other appli- cable share provided for under this Agreement of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples spec- ified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Re- volving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Admin- istrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. New York City time on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administra- tive Agent shall remit the funds so received to the Swing Line Lender. (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrow- ing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Ad- ministrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Overnight Bank Funding Rate from time to time in effect, plus any rea- sonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

-91- (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason what- soever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender. (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for in- voicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan, Term SOFR Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender. (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender. (g) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such real- location would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans may be reduced as agreed between the Swing Line Lender and the Borrower, without the consent of any other Person. (h) Replacement of the Swing Line Lender. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender and the succes- sor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swing Line Lender. From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall

-92- have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of a Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Swing Line Loans. (i) Resignation of the Swing Line Lender. Subject to the appointment and acceptance of a successor Swing Line Lender, the Swing Line Lender may resign as a Swing Line Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swing Line Lender shall be replaced in accordance with Section 2.04(h) above. Section 2.05. Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time vol- untarily prepay any Class or Classes of Term Loans (provided that any voluntary prepayment of Initial Term Loans shall be pro rata between the Initial Term Loans outstanding at the time of such voluntary prepayment) and Revolv- ing Credit Loans of any Class or Classes in whole or in part without premium or penalty (except as expressly set forth in this Section 2.05); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Term Benchmark Loans or SONIA Rate Loans and (B) on the date of any prepayment of Base Rate Loans; (2) any prepayment of Term Benchmark Loans or SONIA Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $500,000 in ex- cess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then out- standing. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, unless rescinded pursuant to clause (iv) below, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to clause (ii) below and Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares (or other applicable share provided for under this Agreement). (ii) The Borrower may, upon, subject to clause (iii) below, written notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such pre- payment and the payment amount specified in such notice shall be due and payable on the date specified therein. (iii) (A) Notwithstanding anything to the contrary contained in this Agreement, at the time of the con- summation or occurrence of any Repricing Event, in each case, that occurs on or prior to the six-month anniversary of the Amendment No. 6 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable ac- count of each applicable Term Lender, a prepayment premium in an amount equal to 1.00% of the aggregate princi- pal amount of the Incremental B-4 Euro Term Loans or the Incremental B-5 Euro Term Loans, in each case, so pre- paid or repaid and, in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Event, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so re- placed) of the prepayment premium or fee described herein. Such fees shall be due and payable upon the date of the

-93- applicable prepayment, repayment or Repricing Event, as applicable. For the avoidance of doubt, after the six- month anniversary of the Amendment No. 6 Effective Date, no fee shall be payable pursuant to this Section 2.05(a)(iii)(A). (B) Notwithstanding anything to the contrary contained in this Agreement, at the time of the con- summation or occurrence of any Repricing Event, in each case, that occurs on or prior to the six-month anniversary of the Amendment No. 7 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable ac- count of each applicable Term Lender, a prepayment premium in an amount equal to 1.00% of the aggregate princi- pal amount of the Initial B-4 Dollar Term Loans or the Incremental B-5 Dollar Term Loans, in each case, so prepaid or repaid and, in connection with any amendment, amendment and restatement or other modification of this Agree- ment resulting in a Repricing Event, such Term Lender (and not any Person who replaces such Term Lender pursu- ant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described herein. Such fees shall be due and payable upon the date of the applicable prepayment, repayment or Repricing Event, as applicable. For the avoidance of doubt, after the six-month anniver- sary of the Amendment No. 7 Effective Date, no fee shall be payable pursuant to this Section 2.05(a)(iii)(B). (C) Notwithstanding anything to the contrary contained in this Agreement, at the time of the consummation or occur- rence of any Repricing Event of the Incremental B-5 Dollar Term Loans, in each case, that occurs on or prior to the six-month anniversary of the Amendment No. 8 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Term Lender, a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of the Incremental B-5 Dollar Term Loans so prepaid or repaid and, in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Event of the Incremental B-5 Dollar Term Loans, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described herein. Such fees shall be due and payable upon the date of the applicable prepayment, repayment or Repricing Event of the Incremental B-5 Dollar Term Loans, as applicable. For the avoidance of doubt, after the six-month anniversary of the Amendment No. 8 Effective Date, no fee shall be payable pursuant to this Section 2.05(a)(iii)(C). (D) Notwithstanding anything to the contrary contained in this Agreement, at the time of the consummation or occurrence of any Repricing Event of the Incremental B-6 Dollar Term Loans, in each case, that occurs on or prior to the six-month anniversary of the Amendment No. 12 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Term Lender, a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of the Incremental B-6 Dollar Term Loans so prepaid or repaid and, in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Event of the Incremental B-6 Dollar Term Loans, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described herein. Such fees shall be due and payable upon the date of the applicable prepayment, repayment or Repricing Event of the Incremental B-6 Dollar Term Loans, as applicable. For the avoidance of doubt, after the six-month an- niversary of the Amendment No. 12 Effective Date, no fee shall be payable pursuant to this Section 2.05(a)(iii)(D). (E) Notwithstanding anything to the contrary contained in this Agreement, at the time of the consummation or oc- currence of any Repricing Event, in each case, that occurs on or prior to the six-month anniversary of the Amend- ment No. 14 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Term Lender, a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of the Incremental B-6 Euro Term Loans, in each case, so prepaid or repaid and, in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Event, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described herein. Such fees shall be due and payable upon the date of the applicable prepayment, repayment or Repricing Event, as applicable. For the avoidance of doubt, after the six-month anniversary of the Amendment No. 14 Effec- tive Date, no fee shall be payable pursuant to this Section 2.05(a)(iii)(E). (iv) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) by notice to the Administrative Agent no later than 2:00 p.m. (and promptly confirmed in writing) on the date of prepayment if such prepayment would have resulted from a refinanc- ing of all or any portion of the applicable Class or occurrence of another event, which refinancing or event shall not be consummated or shall otherwise be delayed (subject to payment of amounts due under Section 3.05).

-94- (v) Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the dis- cretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of ma- turity); provided that any voluntary prepayment of Initial Term Loans shall be pro rata between the Initial Term Loans outstanding at the time of such voluntary prepayment. (vi) Notwithstanding anything in any Loan Document to the contrary, in addition to the terms set forth in Sections 2.05(a)(i) and 10.07, so long as no Event of Default has occurred and is continuing, any Loan Party (in such capacity, a “Discounted Purchaser”) may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently cancelled immediately upon such prepayment) (or Holdings or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) without premium or penalty on the following basis (and so long as no proceeds of Revolving Credit Loans are used for such purpose): (A) Any Discounted Purchaser shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solic- itation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(vi) and without premium or penalty. (B) (1) Any Discounted Purchaser may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice in the form of a Speci- fied Discount Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such offer shall be made available, at the sole discretion of the Discounted Purchaser, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Sec- tion 2.05(a)(vi)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded pur- suant to clause (iv) above, each such offer shall remain outstanding through the Specified Discount Prepay- ment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Specified Discount Prepayment Response Date”). (2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such Specified Discount. Each acceptance of a Discounted Term Loan Prepayment by a Dis- count Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Re- sponse Date shall be deemed to have declined to accept a Borrower Offer of Specified Discount Prepay- ment. (3) If there is at least one Discount Prepayment Accepting Lender, the relevant Discounted Purchaser will make a prepayment of outstanding Term Loans pursuant to this Section 2.05(a)(vi)(B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursu- ant to clause (2) above; provided that, if the aggregate principal amount of Term Loans accepted for pre- payment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in

-95- accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepay- ment Accepting Lender and the Auction Agent (with the consent of such Discounted Purchaser and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such prora- tion (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Discounted Purchaser of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggre- gate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and con- firmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Discounted Purchaser and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Discounted Pur- chaser shall be due and payable by such Discounted Purchaser on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(vi)(F) below (subject to Section 2.05(a)(vi)(I) below). (C) (1) Any Discounted Purchaser may from time to time solicit Discount Range Prepay- ment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such solicitation shall be extended, at the sole discretion of such Discounted Purchaser, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche ba- sis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Discounted Purchaser (it being understood that different Discount Ranges and/or Discount Range Pre- payment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(vi)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded pursuant to clause (iv) above, each such solicitation by a Discounted Purchaser shall remain outstanding through the Discount Range Prepay- ment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be sub- mitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to ac- cept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range. (2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (with the consent of such Discounted Purchaser and subject to rounding requirements of the Auction Agent made in its sole rea- sonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this Section 2.05(a)(vi)(C). The relevant Discounted Purchaser agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Dis- count that is the smallest discount to par within the Discount Range being referred to as the “Applicable

-96- Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”). (3) If there is at least one Participating Lender, the relevant Discounted Purchaser will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (with the consent of such Discounted Pur- chaser and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Discounted Purchaser of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Dis- counted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Discounted Purchaser and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Discounted Purchaser shall be due and payable by such Discounted Purchaser on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(vi)(F) below (subject to Section 2.05(a)(vi)(I) below). (D) (1) Any Discounted Purchaser may from time to time solicit Solicited Discounted Pre- payment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such shorter period as may be agreed by the Auction Agent); provided that (I) any such solicitation shall be extended, at the sole discretion of such Discounted Purchaser, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Discounted Purchaser are willing to prepay at a discount (it being understood that different Solicited Discounted Pre- payment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(vi)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded, each such solicitation by a Discounted Purchaser shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Busi- ness Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Pre- payment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be ir- revocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Of- fered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted

-97- Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount. (2) The Auction Agent shall promptly provide the relevant Discounted Purchaser with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Discounted Purchaser shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Discounted Purchaser (the “Acceptable Discount”), if any. If the Discounted Purchaser elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the fifth Business Day after the date of receipt by such Discounted Purchaser from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Discounted Purchaser shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to re- ceive an Acceptance and Prepayment Notice from the Discounted Purchaser by the Acceptance Date, such Discounted Purchaser shall be deemed to have rejected all Solicited Discounted Prepayment Offers. (3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within five Busi- ness Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determi- nation Date”), the Auction Agent will determine (with the consent of such Discounted Purchaser and sub- ject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Discounted Purchaser at the Acceptable Discount in accordance with this Sec- tion 2.05(a)(vi)(D). If the Discounted Purchaser elects to accept any Acceptable Discount, then the Dis- counted Purchaser agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has sub- mitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Discounted Purchaser will prepay outstanding Term Loans pursuant to this Section 2.05(a)(vi)(D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Dis- counted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qual- ifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (with the consent of such Discounted Purchaser and subject to rounding requirements of the Auction Agent made in its sole rea- sonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Dis- counted Purchaser of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount com- prising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Quali- fying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solic- ited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Discounted Purchaser and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Discounted Purchaser shall be due and payable by such Discounted Purchaser on the Discounted Prepayment Effective Date in accord- ance with Section 2.05(a)(vi)(F) below (subject to Section 2.05(a)(vi)(I) below).

-98- (E) In connection with any Discounted Term Loan Prepayment, the Loan Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the applicable Discounted Pur- chaser or Loan Parties in connection therewith. (F) If any Term Loan is prepaid in accordance with Sections 2.05(a)(vi)(B) through 2.05(a)(vi)(D) above, the Discounted Purchaser shall prepay such Term Loans on the Discounted Prepay- ment Effective Date. The relevant Discounted Purchaser shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 1:00 p.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans being prepaid on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(vi), each Lender participating in any pre- payment described in this Section 2.05(a)(vi) acknowledges and agrees that in connection therewith, (1) the Discounted Purchaser or any other Loan Party then may have, and later may come into possession of, infor- mation regarding Holdings, the Sponsor and their respective affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including Material Non- Public Information) (“Excluded Information”), (2) such Lender has independently and, without reliance on Holdings, the Borrower, any of their Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Discounted Purchaser, the Loan Parties or the Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of material non-public information and (4) none of Holdings, the Borrower, their Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Borrower, their Subsidiaries, the Administrative Agent and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. (G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(vi), es- tablished by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applica- ble Discounted Purchaser. (H) Each of the Discounted Purchasers, Loan Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(vi) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The excul- patory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its re- spective activities in connection with any Discounted Term Loan Prepayment provided for in this Sec- tion 2.05(a)(vi) as well as activities of the Auction Agent. (I) Each Loan Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Pre- payment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Pre- payment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Loan Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(vi) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

-99- (b) Mandatory. (i) Within ten Business Days after financial statements have been delivered pursuant to Sec- tion 6.01(a) (commencing in respect of the financial statements required to have been delivered pursuant to Section 6.01(a) for the fiscal year ending December 31, 2018) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus, without duplication of any amount deducted from Consolidated Net Income in cal- culating Excess Cash Flow for such period, (B) the sum of (1) all voluntary prepayments of Term Loans made dur- ing such fiscal year pursuant to Section 2.05(a)(vi), in an amount equal to the discounted amount actually paid in cash in respect of the principal amount of such Term Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (including, in the case of Term Loans prepaid pursuant to (x) Sec- tion 2.05(a)(v), the actual purchase price paid in cash pursuant to a “Dutch Auction” and (y) open-market purchases pursuant to Section 10.07(l), the actual purchase price paid in cash pursuant to such purchase), (2) all other volun- tary prepayments of Term Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent reducing scheduled repayments of principal in subsequent fiscal years, (3) all volun- tary prepayments of Revolving Credit Loans, Extended Revolving Credit Loans, Refinancing Revolving Credit Loans and Incremental Revolving Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due, to the extent the Revolving Credit Commitments, Extended Revolving Credit Com- mitments, Refinancing Revolving Credit Commitments, Revolving Commitment Increase and/or New Revolving Credit Commitments, as the case may be, are permanently reduced by the amount of such payments, (4) the amount equal to all payments in cash actually paid by the Borrower in connection with the buyback of Loans pursuant to Section 10.07(l) during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due, in the case of each of the immediately preceding clauses (1), (2), (3) and (4), to the extent such prepayments are funded with Internally Generated Cash; provided that, to the extent any deduction is made pursuant to the foregoing clauses (1), (2), (3) and (4) after year-end and prior to when such Excess Cash Flow prepayment is due, such prepay- ment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding fiscal year, (5) the amount of Capital Expenditures or acquisitions of intellectual property to the extent not expensed and Capitalized Software Expenditures accrued or made (or committed to be made) in cash during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being under- stood that to the extent such Capital Expenditures or acquisitions are not actually made as committed in a subse- quent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period, to the extent financed with Internally Generated Cash or Borrowings under the Revolving Credit Facility), (6) the amount of Investments and acquisitions made (or committed to be made) by the Borrower and its Restricted Subsidiaries during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Investments and acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent pe- riod, to the extent financed with Internally Generated Cash or Borrowings under the Revolving Credit Facility), (7) the amount of Restricted Payments paid in cash (or committed to be paid) during such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period), to the extent financed with Internally Gen- erated Cash or Borrowings under the Revolving Credit Facility, (8) the aggregate amount of any premium, make- whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, in each case to the extent financed with Internally Generated Cash and (9) the amount of cash taxes (including penalties and interest or tax reserves) paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; provided further that the Consolidated First Lien Net Leverage Ratio in the definition of “Applicable ECF Percentage” shall be recalculated to give pro forma effect to any amount referred to in clause (B) above that is paid or otherwise realized or accounted for after the end of the applicable fiscal year but prior to the making of the Excess Cash Flow payment required for such fiscal year. Prepayments pursuant to this Section 2.05(b)(i) shall only be required for any fiscal year if the amount of the Excess Cash Flow for such fiscal year is greater than an amount equal to the greater of $55,000,00060,000,000 and 5.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09); provided, further, that, for the avoidance of doubt, only amounts in excess

-100- of such $55,000,00060,000,000 and 5.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered shall be prepaid pursuant to this Section 2.05(b)(i). (ii) If (1) the Borrower or any Restricted Subsidiary of the Borrower Disposes of any property or as- sets (other than any Disposition of any property or assets permitted by Sections 7.05(a), (b), (c), (d), (e), (g), (h), (i), (l), (m) (except as set forth in the proviso thereof or to the extent such property is subject to a Mortgage), (n), (p), (q), (r) and (s)), or (2) any Casualty Event occurs, which results in the realization or receipt by the Borrower or a Restricted Subsidiary of Net Proceeds, subject to Section 2.05(b)(vi), the Borrower shall cause to be prepaid on or prior to the date which is ten Business Days after the date of the realization or receipt by the Borrower or any Re- stricted Subsidiary of such Net Proceeds, an aggregate principal amount of Term Loans in an amount equal to the Applicable Asset Sale Percentage of all such Net Proceeds; provided, further, that if at the time that any such pre- payment would be required, the Borrower is required to offer to prepay or repurchase Permitted First Priority Refi- nancing Debt, Incremental Equivalent Debt or Indebtedness incurred pursuant to Section 7.03(v)(i) that, in each case, is secured by a Lien on the Collateral on a pari passu basis with the Obligations, or any Permitted Refinancing of any such Indebtedness, in each case pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted First Priority Refinancing Debt, Incremental Equivalent Debt or Indebtedness incurred pursuant to Section 7.03(v)(i) that, in each case, is secured by a Lien on the Collateral on a pari passu basis with the Obligations (or the Permitted Refinancing of any such Indebtedness) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. (iii) If Holdings or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (A) not permitted to be incurred or issued pursuant to Section 7.03 or (B) that is intended to constitute Credit Agree- ment Refinancing Indebtedness in respect of any Class of Term Loans, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is three Business Days after the receipt by Holdings or such Restricted Subsidiary of such Net Proceeds. (iv) If for any reason the aggregate Outstanding Amount of Revolving Credit Loans and L/C Obliga- tions at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay, or cause to be promptly prepaid, Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolv- ing Credit Commitments then in effect. (v) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any Excess Cash Flow attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable material constituent documents, an amount equal to the portion of such Foreign Subsidiary Excess Cash Flow that would be so affected were the Borrower to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 so long, but only so long, as the applicable local law or applicable material con- stituent documents would not otherwise permit repatriation to the United States (the Borrower hereby agrees to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation, even if the Bor- rower does not intend to actually repatriate such cash, so that an amount equal to the full amount of such Foreign Subsidiary Excess Cash Flow will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any

-101- of such affected Foreign Subsidiary Excess Cash Flow is permissible under the applicable local law or applicable material constituent documents (even if such cash is actually not repatriated), an amount equal to the amount of the Foreign Subsidiary Excess Cash Flow that could be repatriated will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of an amount equal to the additional taxes of the Borrower, its Subsidiaries and the direct and indirect holders of Equity Interests in the Borrower that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has reasonably determined in good faith that repatriation of any Foreign Subsidiary Excess Cash Flow would have material adverse tax cost consequences for itself or any of its Subsidiaries, an amount equal to such Foreign Subsidiary Excess Cash Flow that would be so affected will not be subject to repayment under this Section 2.05; provided that, on or before the date on which any such Foreign Subsid- iary Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to this Section 2.05, the Borrower apply an amount equal to such Foreign Subsidiary Excess Cash Flow to such prepay- ments as if such Foreign Subsidiary Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional Taxes that would have been payable or reserved against if such Foreign Subsidiary Excess Cash Flow had been repatriated (or, if less, the Foreign Subsidiary Excess Cash Flow that would be calculated if received by such Foreign Subsidiary); provided, further, that in the case of each of clauses (i) and (ii), such nonpayment prior to the time such amounts must be repatriated shall not constitute a Default or Event of Default (and such amounts shall be available (A) first, to repay local foreign indebtedness, if any, and (B) thereafter, for working capital purposes of the Borrower and its Restricted Subsidiaries, in each case, subject to the prepayment provisions in this Section 2.05(b)(v)); provided, further, that (A) for purposes of this Section 2.05, Excess Cash Flow shall be deemed allocable to each Foreign Subsidiary, with respect to any period, in an amount equal to (i) the Consolidated EBITDA of such Foreign Subsidiary for such period, divided by (ii) the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period (it being understood and agreed for the avoidance of doubt that such allocation shall exclude any reduction from interest and principal payments in respect of the Obligations) and (B) the Borrower and its Restricted Subsidiaries shall be entitled to reduce Excess Cash Flow owed pursuant to Section 2.05(b)(i) in respect of any Excess Cash Flow Period by the aggregate amount of Excess Cash Flow attribut- able to Foreign Subsidiaries subject to the limitations and restrictions described above in this Section 2.05(b)(v) for such Excess Cash Flow Period. (vi) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposi- tion”) or the Net Proceeds of any Casualty Event incurred by a Foreign Subsidiary (“Foreign Casualty Event”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable material constituent docu- ments, an amount equal to the Net Proceeds that would be so affected were the Borrower to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 so long, but only so long, as the applicable local law or applicable material constituent documents would not otherwise per- mit repatriation to the United States (the Borrower hereby agrees to use all commercially reasonable efforts to over- come or eliminate any such restrictions on repatriation even if the Borrower does not intend to actually repatriate such cash, so that an amount equal to the full amount of such Net Proceeds will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would other- wise have been required such repatriation of any of such affected Net Proceeds is permissible under the applicable local law or applicable material constituent documents, even if such cash is not actually repatriated at such time, an amount equal to the amount of the Net Proceeds will be promptly (and in any event not later than five Business Days) applied (net of an amount equal to the additional taxes of the Borrower, its Subsidiaries and the direct and indirect holders of Equity Interests in the Borrower that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Bor- rower to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Casualty Event would have material adverse tax cost consequences with respect to such Net Proceeds, an amount equal to such Net Proceeds that would be so affected will not be subject to repayment under this Section 2.05; pro- vided that, on or before the date on which any such Net Proceeds so retained would otherwise have been required to be applied to prepayments pursuant to this Section 2.05, the Borrower apply an amount equal to such Net Proceeds to such prepayments as if such Net Proceeds had been received by the Borrower rather than such Foreign Subsidiary (or the applicable recipient), less the amount of additional Taxes that would have been payable or reserved against if such Net Proceeds had been repatriated (or, if less, the Net Proceeds that would be calculated if received by such

-102- Foreign Subsidiary (or the applicable recipient)); provided, further, that in the case of each of clauses (i) and (ii), nonpayment prior to the time such amounts must be repatriated shall not constitute a Default or Event of Default (and such amounts shall be available (A) first, to repay local foreign indebtedness, if any, and (B) thereafter, for working capital purposes of the Borrower and its Restricted Subsidiaries, in each case, subject to the prepayment provisions in this Section 2.05(b)(vi)). For the avoidance of doubt, nothing in this Section 2.05 shall require the Borrower to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder). (vii) Except as otherwise provided in any Refinancing Amendment, Extension Amendment or any In- cremental Amendment or as otherwise provided herein, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) shall be applied first, to accrued interest and fees due on the amount of the prepayment and second, to the scheduled installments of principal thereof following the date of such prepay- ment in direct order of maturity; (C) each such prepayment shall be paid to the Lenders in accordance with their re- spective Pro Rata Shares of such prepayment. (viii) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) not later than 1:00 p.m. at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepay- ment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Busi- ness Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepay- ment. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame speci- fied above such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower. (c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be made, together with, in the case of any such prepayment of a Term Benchmark Loan or SONIA Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan or SONIA Rate Loan pursuant to Section 3.05. (d) Notwithstanding anything to the contrary contained in this Section 2.05, (i) the proceeds of the Initial B-3 Euro Term Loans made on the Amendment No. 3 Effective Date, together with cash on hand, shall be used to prepay the entire amount of the Initial B-2 Euro Term Loans outstanding immediately prior to the Amend- ment No. 3 Effective Date and to pay fees and expenses incurred in connection therewith, (ii) the proceeds of the Initial B-4 Dollar Term Loans made on the Amendment No. 7 Effective Date, together with cash on hand, shall be used to prepay the entire amount of the Initial B-3 Dollar Term Loans outstanding immediately prior to the Amend- ment No. 7 Effective Date and to pay fees and expenses incurred in connection therewith, (iii) the proceeds of the Incremental B-5 Dollar Term Loans made on the Amendment No. 7 Effective Date, together with cash on hand, shall be used to prepay the entire amount of the Incremental B-4 Dollar Term Loans outstanding immediately prior to the Amendment No. 7 Effective Date and to pay fees and expenses incurred in connection therewith and (iv) the proceeds of the Incremental B-6 Dollar Term Loans made on the Amendment No. 12 Effective Date, together with cash on hand, shall be used to prepay the entire amount of the Incremental B-5 Dollar Term Loans outstanding im- mediately prior to the Amendment No. 12 Effective Date and to pay fees and expenses incurred in connection there- with. Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans or SONIA Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pur- suant to this Section 2.05 in respect of any such Term Benchmark Loan or SONIA Rate Loan prior to the last day of

-103- the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a deposit account (or, if required by the Administrative Agent, a Cash Collateral Account) until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of De- fault, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Bor- rower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement. Section 2.06. Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the un- used Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction (unless the Administrative Agent agrees to a shorter period in its discretion), (ii) any such partial reduction shall be in an aggregate amount of $5,000,000, or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit ex- ceeds the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Commitment reduction shall not be ap- plied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Not- withstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all or any portion of the applicable Class or occurrence of other event, which refinancing or other event shall not be consummated or otherwise shall be delayed. (b) Mandatory. The Initial B-3 Euro Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial B-3 Euro Term Loans to be made by such Term Lender on the Amendment No. 3 Effective Date. The Initial B-4 Dollar Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial B-4 Dollar Term Loans to be made by such Term Lender on the Amendment No. 7 Effective Date. The Incremental B-4 Dollar Term Commit- ments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Incremen- tal B-4 Dollar Term Loans to be made by such Term Lender on the Incremental B-4 Dollar Term Loan Amendment Effective Date. The Incremental B-5 Dollar Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Incremental B-5 Dollar Term Loans to be made by such Term Lender on the Amendment No. 7 Effective Date. The Incremental B-6 Dollar Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Incremental B-6 Dollar Term Loans to be made by such Term Lender on the Amendment No. 12 Effective Date. The Incremental B-4 Euro Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Incremental B-4 Euro Term Loans to be made by such Term Lender on the Amendment No. 6 Effective Date. The Incremental B-5 Euro Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Incremental B-5 Euro Term Loans to be made by such Term Lender on the Amendment No. 6 Effective Date. The Revolving Credit Commitments of each Class shall automatically and permanently termi- nate on the Maturity Date with respect to such Class of Revolving Credit Commitments. The 2021 Incremental B-5 Dollar Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the 2021 Incremental B-5 Dollar Term Loans to be made by such Term Lender on the Amendment No. 8 Effective Date. The Incremental B-6 Euro Term Commitments of each Term Lender shall be automatically and per- manently reduced to $0 upon the funding of the Incremental B-6 Euro Term Loans to be made by such Term Lender on the Amendment No. 14 Effective Date. The Incremental Euro Term A Commitments of each Incremental Euro Term A Lender shall be automatically and permanently reduced to $0 upon the funding of the Incremental Euro Term A Loans to be made by such Incremental Euro Term A Lender on the Amendment No. 14 Effective Date. The Revolving Credit Commitments of each Class shall automatically and permanently terminate on the Maturity Date with respect to such Class of Revolving Credit Commitments.

-104- (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portion of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced. All commitment fees ac- crued until the effective date of any termination of the Aggregate Commitments of any Class shall be paid to the Ap- propriate Lenders on the effective date of such termination. Section 2.07. Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) (i) on the last Business Day of each March, June, September and December, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial B-3 Euro Term Loans outstanding on the Amendment No. 3 Effective Date (which payments shall (x) be reduced as a result of the application of pre- payments made in accordance with the order of priority set forth in Section 2.05 (excluding prepayments under Sec- tion 2.05(a)(vi)) and (y) shall not be made with respect to Initial B-3 Term Loans that were prepaid pursuant to Sec- tion 2.05(a)(vi)), (ii) on the last Business Day of each March, June, September and December, an aggregate princi- pal amount equal to 0.25% of the aggregate principal amount of all Initial B-4 Dollar Term Loans outstanding on the Amendment No. 7 Effective Date (which payments shall (x) be reduced as a result of the application of prepayments made in accordance with the order of priority set forth in Section 2.05 (excluding prepayments under Section 2.05(a)(vi)) and (y) shall not be made with respect to Initial B-4 Dollar Loans that were prepaid pursuant to Section 2.05(a)(vi)), (iii) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first fiscal quarter ending after the Amendment No. 8 Effective Date and ending on and includ- ing the last Business Day of the fiscal quarter ending on March 31, 2024, an aggregate principal amount equal to (i) the aggregate principal amount of all Incremental B-5 Dollar Term Loans outstanding on the Amendment No. 8 Ef- fective Date, multiplied by (2) an amount equal to (x) the aggregate outstanding principal amount of the Incremental B-5 Dollar Term Loans on the Amendment No. 7 Effective Date, divided by, (y) the aggregate outstanding principal amount of the Incremental B-5 Dollar Term Loans immediately prior to the Amendment No. 8 Effective Date, mul- tiplied by, (3) 0.25% (which payments shall (x) be reduced as a result of the application of prepayments made in ac- cordance with the order of priority set forth in Section 2.05 (excluding prepayments under Section 2.05(a)(vi)) and (y) shall not be made with respect to Incremental B-5 Dollar Term Loans that were prepaid pursuant to Section 2.05(a)(vi)), (iv) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the fiscal quarter ending on June 30, 2024, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Incremental B-6 Dollar Term Loans outstanding on the Amendment No. 12 Effec- tive Date (which payments shall (x) be reduced as a result of the application of prepayments made in accordance with the order of priority set forth in Section 2.05 (excluding prepayments under Section 2.05(a)(vi)) and (y) shall not be made with respect to Incremental B-6 Dollar Loans that were prepaid pursuant to Section 2.05(a)(vi)), (v) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the Amendment No. 6 Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Incremental B-4 Euro Term Loans outstanding on the Amendment No. 6 Effective Date (which payments shall (x) be reduced as a result of the application of prepayments made in ac- cordance with the order of priority set forth in Section 2.05 (excluding prepayments under Section 2.05(a)(vi)) and (y) shall not be made with respect to Incremental B-4 Euro Term Loans that were prepaid pursuant to Section 2.05(a)(vi)), and (vi) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the Amendment No. 6 Effective Date, an aggregate prin- cipal amount equal to 0.25% of the aggregate principal amount of all Incremental B-5 Euro Term Loans outstanding on the Amendment No. 6 Effective Date (which payments shall (x) be reduced as a result of the application of pre- payments made in accordance with the order of priority set forth in Section 2.05 (excluding prepayments under Sec- tion 2.05(a)(vi)) and (y) shall not be made with respect to Incremental B-5 Euro Term Loans that were prepaid pur- suant to Section 2.05(a)(vi)), (vii) on the last Business Day of each March, June, September and December, com- mencing with the last Business Day of the second full fiscal quarter ending after the Amendment No. 14 Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Incremental B-6 Euro Term Loans outstanding on the Amendment No. 14 Effective Date (which payments shall (x) be reduced as a result of the application of prepayments made in accordance with the order of priority set forth in Section 2.05 (excluding prepayments under Section 2.05(a)(vi)) and (y) shall not be made with respect to Incremental B-6 Euro Term Loans

-105- that were prepaid pursuant to Section 2.05(a)(vi)), and (viii) on the last Business Day of each March, June, Septem- ber and December, commencing with the last Business Day of the second full fiscal quarter ending after the Amend- ment No. 14 Effective Date, an aggregate principal amount equal to 1.25% of the aggregate principal amount of all Incremental Euro Term A Loans outstanding on the Amendment No. 14 Effective Date (which payments shall (x) be reduced as a result of the application of prepayments made in accordance with the order of priority set forth in Sec- tion 2.05 (excluding prepayments under Section 2.05(a)(vi)) and (y) shall not be made with respect to Incremental Euro Term A Loans that were prepaid pursuant to Section 2.05(a)(vi)), and (B) (i) on the Maturity Date for the Ini- tial B-3 Euro Term Loans, the aggregate principal amount of all Initial B-3 Euro Term Loans outstanding on such date, (ii) on the Maturity Date for the Initial B-4 Dollar Term Loans, the aggregate principal amount of all Initial B- 4 Dollar Term Loans outstanding on such date, (iii) on the Maturity Date for the Incremental B-5 Dollar Term Loans, the aggregate principal amount of all Incremental B-5 Dollar Term Loans outstanding on such date, (iv) on the Maturity Date for the Incremental B-6 Dollar Term Loans, the aggregate principal amount of all Incremental B-6 Dollar Term Loans outstanding on such date, (v) on the Maturity Date for the Incremental B-4 Euro Term Loans, the aggregate principal amount of all Incremental B-4 Euro Term Loans outstanding on such date and, (vi) on the Ma- turity Date for the Incremental B-5 Euro Term Loans, the aggregate principal amount of all Incremental B-5 Euro Term Loans outstanding on such date, (vii) on the Maturity Date for the Incremental B-6 Euro Term Loans, the ag- gregate principal amount of all Incremental B-6 Euro Term Loans outstanding on such date, and (viii) on the Ma- turity Date for the Incremental Euro Term A Loans, the aggregate principal amount of all Incremental Euro Term A Loans outstanding on such date. In the event that any Incremental Term Loans, Refinancing Term Loans or Ex- tended Term Loans are made, such other Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof. (b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans under such Facility outstanding on such date. (c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility (although Swing Line Loans may thereafter be reborrowed, in accordance with the terms and conditions hereof, if there are one or more Classes of Revolving Credit Commitments which remain in effect). Section 2.08. Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Term Benchmark Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate, (ii) each Term Benchmark Loan denominated in Euros shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBO Rate for such Interest Pe- riod plus the Applicable Rate, (iii) each Term Benchmark Loan denominated in Canadian dollars, shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted CDORTerm CORRA Rate for such Interest Period plus the Applicable Rate, (iv) each SONIA Rate Loan shall bear interest on the outstanding principal amount thereof from the appli- cable borrowing date at a rate per annum equal to the SONIA Rate plus the Applicable Rate, (v) each Base Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Ap- plicable Rate and

-106- (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applica- ble borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans. (b) After the occurrence and during the continuance of an Event of Default under Section 8.01(a) or 8.01(f), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no in- terest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a De- faulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon written demand. (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accord- ance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Section 2.09. Fees. In addition to certain fees described in Sections 2.03(h) and (i): (a) Revolving Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Rate with respect to commitment fees for such Facility times the actual daily amount by which the aggregate Re- volving Credit Commitments for such Facility exceeds the sum of (A) the Outstanding Amount of Revolv- ing Credit Loans for such Facility plus (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender ex- cept to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commit- ment fee with respect to each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the applicable conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for the applicable Re- volving Credit Facility. The commitment fee with respect to each Revolving Credit Facility shall be calcu- lated quarterly in arrears. (b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been sepa- rately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent). Section 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans (in- cluding Base Rate Loans determined by reference to the Term SOFR Rate) and SONIA Rate Loans shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

-107- Section 2.11. Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or rec- ords maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administra- tive Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Admin- istrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such ac- counts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Admin- istrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Ad- ministrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Bor- rower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. Section 2.12. Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Ad- ministrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. (b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term Benchmark Loans or SONIA Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. (c) Unless the Borrower or any Lender have notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such pay- ment was not in fact made to the Administrative Agent in Same Day Funds, then: (i) if the Borrower has failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the

-108- date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and (ii) if any Lender failed to make such payment (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan), such Lender shall forthwith on de- mand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan) forthwith upon the Administrative Agent’s demand therefor, the Administra- tive Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administra- tive Agent or the Borrower may have against any Lender as a result of any default by such Lender hereun- der. A written notice (including documentation reasonably supporting such request) of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclu- sive, absent manifest error. (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Bor- rower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation. (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent per- mitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender. (h) Amounts to be applied to the prepayment of Loans in connection with any mandatory prepay- ments by the Borrower of the Term Loans pursuant to Section 2.05(b) shall be applied, as applicable, on a pro rata

-109- basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans, Term Benchmark Loans or SONIA Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Term Benchmark Loans and/or SONIA Rate Loans, as applicable, in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05. Section 2.13. Sharing of Payments. If, other than as provided elsewhere herein, any Lender shall ob- tain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in respect of any principal or interest on account of the Loans or the participations in L/C Obligations and Swing Line Loans held by it, in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub-participations in the participations in L/C Obligations and Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall re- pay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant per- mitted hereunder. The Borrower agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclu- sive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participa- tion pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, de- mands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Borrower may extend the final maturity of Term Loans and/or Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.16 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans or Revolving Credit Loans, as applicable, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07(a), except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Amendment) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the Borrower may take all actions contemplated by Sec- tion 2.16 in connection with any Extension (including modifying pricing, amortization and repayments or prepay- ments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Section 2.14. Incremental Credit Extensions. (a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Request”), request (i) (x) one or more new commit- ments which may be in the same Facility as any outstanding Term B Loans of an existing Class (a “Term B Loan Increase”) or a new Class of term loans (collectively with any Term B Loan Increase, the “Incremental Term B

-110- Commitments”) and/or (y) one or more new commitments which may be in the same Facility as any outstanding Term A Loans of an existing Class (a “Term A Loan Increase” and, together with Term B Loan Increase, a “Term Loan Increase”) or a new Class of term loans (collectively with any Term A Loan Increase, the “Incremental Term A Commitments” and, together with Incremental Term B Commitments, the “Incremental Term Commit- ments”) under this Agreement and/or (ii) (A) one or more increases in the amount of the Revolving Credit Commit- ments (a “Revolving Commitment Increase”) and/or (B) the establishment of one or more new Revolving Credit Commitments (any such new commitment, a “New Revolving Credit Commitment” and, together with Revolving Commitment Increases, the “Incremental Revolving Loan Commitments” and, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly de- liver a copy to each of the Lenders. The Incremental Commitments shall be (A) secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans, the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans and, the Incremental B-5 Euro Term Loans, the Incremental B-6 Euro Term Loans and the Incremental Euro Term A Loans, (B) secured by the Collateral on a junior Lien basis to the Liens securing the Initial Term Loans, the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans and, the Incremental B- 5 Euro Term Loans, the Incremental B-6 Euro Term Loans and Incremental Euro Term A Loans or (C) unsecured. (b) Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans not in the same Facility of any existing Class of Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfac- tion (or waiver) of the terms and conditions in this Section 2.14, (i) (x) each Incremental Term B Lender of such Class shall make a Loan to the Borrower (an “Incremental Term B Loan”) in an amount equal to its Incremental Term B Commitment of such Class and (y) each Incremental Term A Lender of such Class shall make a Loan to the Borrower (an “Incremental Term A Loan” and, together with Incremental Term B Loans, the “Incremental Term Loan”) in an amount equal to its Incremental Term A Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Loan Commitment are effected, subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender shall make its Commitment avail- able to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Revolving Commitment Increase or New Revolving Credit Commitment, as applicable, and (ii) each Incremental Revolving Credit Lender shall become a Lender here- under with respect to the Revolving Commitment Increase or the New Revolving Credit Commitment, as applicable, and the Incremental Revolving Loans made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans. (c) Incremental Request. Each Incremental Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount, the Approved Currency and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Loan Commitments. Incremental Term Loans may be made, and Incremental Re- volving Loan Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any exist- ing lenders to provide any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Addi- tional Lender providing such, an “Incremental Revolving Credit Lender”, “Incremental Term B Lender,” or “Incremental Term A Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making of such Incremental Term Loans to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Term Loans to such Lender or Additional Lender, (ii) the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s provision of such Incremental Revolving Loan Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Credit Loans or Revolving Credit Commitments to such Lender or Additional Lender and (iii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment

-111- shall be subject to the same restrictions set forth in Section 10.07(k) as they would otherwise be subject to with re- spect to any purchase by or assignment to such Affiliated Lender of Initial Term Loans. (d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date of such Incremental Amendment (the “Incremental Facility Closing Date”) of each of the following conditions: (i) subject to Section 1.08, no Event of Default shall exist after giving effect to such Incre- mental Commitments; (ii) [reserved]; (iii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 (and need not be in an increment of $1,000,000) if such amount represents all remaining availability under the limit set forth in clause (v) below) and each Incremental Revolving Loan Commit- ment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 (and need not be in an increment of $1,000,000) if such amount represents all remaining availability under the limit set forth in clause (v) be- low); (iv) [reserved]; and (v) at the time of and after giving effect to the effectiveness of any proposed Incremental Term Loans or Incremental Revolving Loan Commitments, the aggregate amount of the Incremental Term Loans and Incremental Revolving Loan Commitments shall not exceed the sum of (A) an amount equal to the Starter Basket plus (B) the amount of all prior voluntary prepayments, repurchases, redemptions and other retirements of Term Loans and Incremental Equivalent Debt, all voluntary prepayments of Revolving Credit Loans accompanied by corresponding voluntary permanent reductions of Commitments in respect of such Revolving Credit Loans prior to or simultaneous with the Incremental Facility Closing Date (includ- ing through (x) “Dutch Auctions” open to all Lenders of the applicable Class on a pro rata basis in accord- ance with procedures of the type described in Section 2.05(a)(vi) or (y) open-market purchases pursuant to Section 10.07(l), which shall be credited to the extent of the actual purchase price paid in cash in connec- tion with such “Dutch Auction” or open-market purchase) (excluding voluntary prepayments, repurchases, redemptions and other retirements, in each case other than to the extent such prepayments are made with the proceeds of Credit Agreement Refinancing Indebtedness or other long-term funded Indebtedness (other than revolving loans), plus (C) up to an additional amount of Incremental Term Loans and/or Incremental Revolving Loan Commitments so long as on and as of the date of the incurrence of such Incremental Term Loans or Incremental Revolving Loan Commitments on a Pro Forma Basis after giving effect to each such incurrence and/or issuance of such Indebtedness on a Pro Forma Basis and assuming all previously estab- lished and simultaneously established Incremental Revolving Loan Commitments are fully drawn and ex- cluding the cash proceeds of any borrowing under any such Incremental Term Loans or Incremental Re- volving Loan Commitments not applied promptly for the specified transaction in connection with such in- currence upon receipt thereof, (x) (1) in the case of any Incremental Term Loans or Incremental Revolving Loan Commitments that is secured by a Lien on the Collateral on a pari passu basis with the Obligations, the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Sec- tion 1.09) does not exceed 5.00:1.00 or (2) in the case of such Indebtedness incurred to consummate any Investment permitted under Section 7.02, the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed the Consolidated First Lien Net Lever- age Ratio prior to giving effect to such Investment, (y) (1) in the case of any Incremental Term Loans or Incremental Revolving Loan Commitments that is secured by a Lien on the Collateral on a basis junior to the Obligations, the Consolidated Secured Net Leverage Ratio (determined on a Pro Forma Basis in accord- ance with Section 1.09) does not exceed 5.00:1.00 or (2) in the case of such Indebtedness incurred to con- summate any Investment permitted under Section 7.02, the Consolidated Secured Net Leverage Ratio (de- termined on a Pro Forma Basis in accordance with Section 1.09) does not exceed the Consolidated Secured Net Leverage Ratio prior to giving effect to such Investment (z) in the case of any Incremental Term Loans

-112- or Incremental Revolving Loan Commitments that is unsecured, (1) (I) the Consolidated Total Net Lever- age Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed 6.90:1.00 or (II) in the case of such Indebtedness incurred to consummate any Investment permitted under Section 7.02, the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed the Consolidated Total Net Leverage Ratio prior to giving effect to such Investment, or (2) (I) the Consolidated Interest Coverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) is no less than 2.00 to 1.00 or (II) in the case of such Indebtedness incurred to consummate any Investment permitted under Section 7.02, the Consolidated Interest Coverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) is not less than the Consolidated Interest Coverage Ratio prior to giving effect to such Investment (the amounts under the foregoing clauses (A) and/or (B) are herein referred to as the “Free and Clear Incremental Amount” and the amounts under the foregoing clause (C) are herein referred to as the “Incurrence Based Incremental Amount.” The Borrower may elect to use the Incurrence-Based Incremental Amount prior to the Free and Clear Incre- mental Amount or any combination thereof, and any portion of any Incremental Term Loans or Incremental Revolv- ing Loan Commitments incurred in reliance on the Free and Clear Incremental Amount shall be reclassified, as the Borrower may elect from time to time, as incurred under the Incurrence-Based Incremental Amount if the Borrower meets the applicable ratio for the Incurrence-Based Incremental Amount at such time on a Pro Forma Basis, and if any applicable ratio for the Incurrence-Based Incremental Amount would be satisfied on a Pro Forma Basis as of the end of any subsequent fiscal quarter after the initial incurrence of such Incremental Term Loans or Incremental Re- volving Loan Commitments, such reclassification shall be deemed to have automatically occurred whether or not elected by the Borrower. For purposes of determining Pro Forma Compliance and any testing of any ratios in the Incurrence-Based Incremental Amount, (a) it shall be assumed that all commitments under any Incremental Revolving Loan Commit- ments then being established are fully drawn, (b) the cash proceeds of any Incremental Term Loans or Incremental Revolving Loan Commitments shall be excluded from “net” Indebtedness in determining whether such Incremental Term Loans or Incremental Revolving Loan Commitments can be incurred (provided that the use of proceeds thereof and any other pro forma adjustments shall be included) and (c) the incurrence (including by assumption or guarantee) of any Indebtedness in respect of the Revolving Credit Facility (and/or any Incremental Revolving Loan Commitments) prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made, shall be disregarded. (e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Loan Commit- ments, as the case may be, of any Class, except as otherwise set forth herein, shall be as agreed between the Bor- rower and the applicable Incremental Lenders and in any event: (i) the Incremental Term Loans and, as applicable, the New Revolving Credit Commitments: (A) (I) shall not be guaranteed by any Person other than any Loan Party, (II) shall rank pari passu or junior in right of payment and pari passu or junior with respect to security with the Initial Term Loans, the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans and, the Incremental B-5 Euro Term Loans, the Incremental B-6 Euro Term Loans and the Incremental Euro Term A Loans (in the case of Incremental Term Loans) or the Revolving Credit Loans (in the case of New Revolving Credit Commitments), as applicable, or may be unsecured. (III) to the extent secured or subordinated in right of payment shall be subject to an Intercreditor Agreement and (IV) to the extent secured, shall not be secured by any property or assets of Hold- ings, the Borrower or any Subsidiary other than the Collateral (it being agreed that Incremental Term Loans and New Revolving Credit Commitments shall not be required to be secured by all of the Collateral); (B) (x) in the case of Incremental Term B Loans, subject to the Earlier Maturity In- debtedness Exception, shall not mature earlier than the Maturity Date of the Incremental B-4-6 Euro Term Loans outstanding at the time of incurrence of such Incremental Term B Loans and (y) in the case of Incremental Term A Loans, subject to the Earlier Maturity Indebtedness Exception,

-113- shall not mature earlier than the Maturity Date of the Incremental Euro Term A Loans outstanding at the time of incurrence of such Incremental Term A Loans; provided that the requirements set forth in this clause (B) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (B); (C) in the case of New Revolving Credit Commitments, shall not mature earlier than the Maturity Date of the Revolving Credit Facility or have amortization or scheduled mandatory commitment reductions (other than at maturity); (D) (x) in the case of Incremental Term B Loans, subject to the Earlier Maturity In- debtedness Exception, shall have a Weighted Average Life to Maturity not shorter than the re- maining Weighted Average Life to Maturity of the Incremental B-4-6 Euro Term Loans and (y) in the case of Incremental Term A Loans, subject to the Earlier Maturity Indebtedness Exception, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Incremental Euro Term A Loans; provided that the requirements set forth in this clause (D) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (D); (E) in the case of Incremental Term Loans, subject to clauses (B) and (D) above, shall have amortization determined by the Borrower and the applicable Incremental Term Lenders; (F) subject to clause (iii) below, shall have an Applicable Rate determined by the Borrower and the applicable Incremental Term Lenders or Incremental Revolving Credit Lenders, as applicable; and (G) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Initialthen-outstanding Term Loans hereunder, as specified in the applicable Incremental Amendment; provided that the Borrower shall be permitted to prepay any Class of Term Loans on a better than a pro rata basis as compared to any other Class of Term Loans with a later maturity date than such Class, (ii) subject to clause (i) above, the material terms of each Incremental Revolving Loan or In- cremental Revolving Loan Commitment will be substantially identical to those applicable to the Revolving Credit Loans or Revolving Credit Commitments being increased, as applicable, or otherwise reasonably acceptable to the Administrative Agent (other than with respect to margin, pricing, maturity, fees or any terms which are applicable only after the Maturity Date of the Revolving Credit Facility, which, solely as to administrative matters, shall be subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed)), (iii) the interest rate and amortization schedule (subject to clause (i)(B) above) applicable to any Incremental Term Loans will be determined by the Borrower and the lenders providing such Incremen- tal Term Loans; provided that in the event that the Effective Yield with respect to any Incremental Term Loans, (xw) that are denominated in the same currency as the Initial Term Loans or the Incremental B-4 Dollar Term Loans, as applicable, which mature earlier than the date that is 12 months after the Maturity Date of the Incremental B-4 Dollar Term Loans and which are incurred for purposes other than the funding of a Permitted Acquisition or other Investment not prohibited hereunder (other than in respect of up to the greater of $1,100,000,0001,200,000,000 and 100.0% of Consolidated EBITDA for the most recently com- pleted Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09), in each case determined at the time of incurrence (the “MFN Excluded Amount”) in an aggregate principal amount of Incremental Term Loans) that are pari passu in right of pay- ment and with respect to security with the Initial Term Loans and the Incremental B-4 Dollar Term Loans and established on or prior to the date that is 12 months after the Amendment No. 5 Effective Date is greater than the Effective Yield for the Initial Term Loans or the Incremental B-4 Dollar Term Loans, as applicable, by more than 0.50%, the Applicable Rate for the Initial Term Loans or the Incremental B-4

-114- Dollar Term Loans, as applicable, shall be increased to the extent necessary so that the Effective Yield for the Initial Term Loans or the Incremental B-4 Dollar Term Loans, as applicable, is equal to the Effective Yield for such Incremental Term Loans minus 0.50%, (yx) that are denominated in the same currency as the Incremental B-4 Euro Term Loans, which mature earlier than the date that is 12 months after the Ma- turity Date of the Incremental B-4 Euro Term Loans and which are incurred for purposes other than the funding of a Permitted Acquisition or other Investment not prohibited hereunder (other than in respect of up to the MFN Excluded Amount in an aggregate principal amount of Incremental Term Loans) that are pari passu in right of payment and (i) with respect to security with the Incremental B-4 Euro Term Loans and established on or prior to the date that is six months after the Amendment No. 6 Effective Date is greater than the Effective Yield for the Incremental B-4 Euro Term Loans by more than 0.50%, the Appli- cable Rate for the Incremental B-4 Euro Term Loans shall be increased to the extent necessary so that the Effective Yield for the Incremental B-4 Euro Term Loans is equal to the Effective Yield for such Incremen- tal Term Loans minus 0.50%, and (zy) that are denominated in the same currency as the Incremental B-5 Euro Term Loans, which mature earlier than the date that is 12 months after the Maturity Date of the Incre- mental B-5 Euro Term Loans and which are incurred for purposes other than the funding of a Permitted Acquisition or other Investment not prohibited hereunder (other than in respect of up to the MFN Excluded Amount in an aggregate principal amount of Incremental Term Loans) that are pari passu in right of pay- ment and (i), with respect to security with the Incremental B-5 Euro Term Loans and established on or prior to the date that is six months after the Amendment No. 6 Effective Date is greater than the Effective Yield for the Incremental B-5 Euro Term Loans by more than 0.50%, the Applicable Rate for the Incremental B-5 Euro Term Loans shall be increased to the extent necessary so that the Effective Yield for the Incremental B-5 Euro Term Loans is equal to the Effective Yield for such Incremental Term Loans minus 0.50%. (iv) subject to the preceding clauses (i) through (iii), the Incremental Term Loans shall be on terms and pursuant to documentation to be determined by the Borrower and the lenders thereunder. (f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Loan Commitments shall become Commitments (or in the case of an Incremental Revolving Loan Com- mitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the con- sent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Docu- ments as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Loan Commitments as determined by the Borrower and the Lenders providing such Incre- mental Term Loans and Incremental Revolving Loan Commitments. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Loan Commitments, unless it so agrees. (g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Revolving Commitment Increases are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) each of the Revolving Credit Lenders with respect to the applicable increased Re- volving Credit Facility shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremen- tal Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding under such applicable increased Revolving Credit Facility on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by such existing Revolving Credit Lenders and such Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Revolving Commitment Increases to the Revolving Credit Commitments under the applicable increased Revolving Credit Facility, (b) each Revolving Commitment Increase shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Revolving Commitment Increases and all matters relating thereto; provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Incremental Revolving Loan Commitments (and related outstandings), (B) repayments re-

-115- quired upon the Maturity Date of the Incremental Revolving Loan Commitments and (C) repayment made in con- nection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Incremental Revolving Loan Commitments after the date of obtaining any Incremental Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(m) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.03(m), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued) and (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Loan Commit- ments after the date of obtaining any Incremental Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class. The Administrative Agent and the Lenders hereby agree that the minimum bor- rowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not ap- ply to the transactions effected pursuant to the immediately preceding sentence. (h) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary. Section 2.15. Refinancing Amendments. (a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred under this Agreement pursuant to a Refinanc- ing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termina- tion of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Credit Commit- ments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(m) and Section 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their per- centage of the Revolving Credit Commitments (and except as provided in Section 2.03(m), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore in- curred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Refi- nancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Re- financing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans. (b) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. (c) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness in- curred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents con- sistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents

-116- as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to ef- fect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. (d) This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary. Section 2.16. Extension of Term Loans; Extension of Revolving Credit Loans. (a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of (x) the Term B Loans of a given Class (each, an “Existing Term B Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term B Loans (any such Term B Loans which have been so amended, “Extended Term B Loans”) and to provide for other terms consistent with this Section 2.16 and/or (y) the Term A Loans of a given Class (each, an “Existing Term A Loan Tranche” and, together with any Existing Term B Loan Tranche, the “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term A Loans (any such Term A Loans which have been so amended, “Extended Term A Loans” and, together with any Extended Term B Loans, the “Extended Term Loans”) and to provide for other terms consistent with this Sec- tion 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (in- cluding as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) (except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments, premium, required prepayment dates and participation in prepayments, which shall be deter- mined by the Borrower and the Extending Term Lenders and set forth in the relevant Term Loan Extension Re- quest), be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Lenders than those applicable to the Existing Term Loan Tranche subject to such Term Loan Extension Request (except for cove- nants or other provisions applicable only to periods after the Maturity Date of the applicable Existing Term Loan Tranche that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans)) (as reasonably determined by the Borrower), including: (i) all or any of the sched- uled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the sched- uled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent pro- vided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than three differ- ent Maturity Dates; (ii) the Effective Yield, pricing, optional redemptions and prepayment and “AHYDO” payments with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or other- wise) may be different from the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Maturity Date of the applicable Existing Term Loan Tranche that is in effect on the effective date of the Extension Amendment (immediately prior to the establish- ment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of es- tablishment thereof be earlier than the Maturity Date of the applicable Existing Term Loan Tranche that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans), (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments here- under, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans

-117- amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Exten- sion Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionally increased). Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this Section 2.16(a)). (b) Extension of Revolving Credit Commitments. The Borrower may, at any time and from time to time, in its sole discretion request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a no- tice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applica- ble Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Ex- tended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender un- der such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) except as to interest rates, fees, optional redemp- tion or prepayment terms, final maturity, and after the final maturity date, any other covenants and provisions (which shall be determined by the Borrower and the Extending Revolving Credit Lenders and set forth in the rele- vant Revolver Extension Request), the Extended Revolving Credit Commitment extended pursuant to a Revolver Extension Request, and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, no more favorable to the Extending Revolving Credit Lender, as the original Revolving Credit Commitments (and related outstandings); pro- vided: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments) which have more than three different Maturity Dates; (ii) the Effective Yield, pricing, optional redemption or prepayment terms, with respect to exten- sions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, up- front fees, OID or otherwise) may be different than the Effective Yield, pricing, optional redemption or prepayment terms, for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants (as determined by the Borrower and Extending Revolving Credit Lenders) and terms that apply solely to any period after the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applica- ble Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) pay- ments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments of the appli- cable Existing Revolver Tranche and (III) repayments made in connection with a permanent repayment and termina- tion of non-extended Revolving Credit Commitments of the applicable Existing Revolver Tranche); provided, fur- ther, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the Maturity Date of the Revolving Credit Commitments of applicable Existing Revolver Tranche and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Ex- tended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Exten- sion Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than

-118- $7,500,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this Sec- tion 2.16(b)). (c) Extension Request. The Borrower shall provide the applicable Extension Request at least three Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Borrower and the Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.16. Subject to Section 3.07, no Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extend- ing Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commit- ments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Re- volving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any min- imum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Re- quest, the Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election. (d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Bor- rower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as appli- cable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or 2.16(b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 4.02 (other than deliv- ery of a Committed Loan Notice) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates substantially consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirma- tion agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Ad- ministrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Borrower may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and as may be waived by the Bor- rower) of Term Loans, Revolving Credit Commitments or Incremental Revolving Loan Commitments (as applica- ble) of any or all applicable Classes be tendered. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the sched- uled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the ag- gregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Sec- tion 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans

-119- and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. (e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall con- stitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. (f) This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary. Section 2.17. Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Sec- tion 10.01. (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts re- ceived by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or manda- tory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, solely if that Defaulting Lender is a Revolving Credit Lender, if so determined by the Administrative Agent or requested by the L/C Issuers or Swing Line Lender, to be held as Cash Collateral for future funding obli- gations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as re- quired by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and re- leased in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent ju- risdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise di- rected by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a De- faulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) or (b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have

-120- been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h). (iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which any Revolving Credit Lender is a Defaulting Lender, for purposes of computing the amount of the obligation of each Revolving Credit Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giv- ing effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such real- location shall be given effect only if, at the date the applicable Revolving Credit Lender becomes a Default- ing Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Non-Defaulting Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased ex- posure following such reallocation. If the allocation described in this clause (iv) cannot, or can only par- tially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Ex- posure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the proce- dures satisfactory to such L/C Issuer (in its sole discretion). (b) Defaulting Lender Cure. If the Borrower and the Administrative Agent (and, solely in the case of any Defaulting Lender that is a Revolving Credit Lender), the Swing Line Lender and the L/C Issuers agree in writ- ing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Ad- ministrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders un- der the applicable Facility or Facilities in accordance with their Pro Rata Share (without giving effect to Sec- tion 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected par- ties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY Section 3.01. Taxes. (a) All payments made by or on account of the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, (i) if the Tax is an Indemnified Tax or Other Tax, the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after making all required deductions and withholdings of Indemnified Tax or Other Tax (including deductions and withholdings of Indemnified Tax or Other Tax applicable to additional sums payable under this Sec- tion 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings for Indemnified Tax or Other Tax been made, (ii) the applicable Withholding Agent shall make such deductions and withholdings, (iii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable Laws, and (iv) within

-121- 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possi- ble thereafter), if the Borrower or any Guarantor is the applicable withholding agent, it shall furnish to the Adminis- trative Agent the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Administrative Agent. (b) In addition, the Borrower agrees to pay, or at the option of the Administrative Agent timely reim- burse it for the payment of, all Other Taxes). (c) Without duplication of the amounts paid pursuant to Sections 3.01(a) or 3.01(b), the Borrower and each Guarantor, jointly and severally, agree to indemnify each Agent and each Lender within 10 days after demand therefor, for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender (in- cluding Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) and (ii) any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by such Agent or Lender (or by an Agent on behalf of such Lender) accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error. (d) Each Lender and Agent shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender or Agent under the Loan Documents. Each such Lender and Agent shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Borrower and the Administra- tive Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax, the applicable withholding agent shall be entitled to withhold amounts required to be withheld by applicable Law from such payments at the applicable rate. Notwithstanding any other provision of this Section 3.01(d), an Agent or a Lender shall not be required to deliver any form pursuant to this Section 3.01(d) that such Agent or Lender is not legally eligible to deliver. Without limiting the foregoing: (i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it be- comes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Ser- vice Form W-9 certifying that such Lender is exempt from federal backup withholding and such other doc- umentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to de- termine whether or not such Lender is subject to backup withholding or information reporting require- ments. (ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it be- comes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable: (A) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms), claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documenta- tion as required under the Code, (B) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

-122- (C) in the case of a Lender claiming the benefits of the exemption for portfolio inter- est under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “United States Tax Compliance Certificate”) and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms), (D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership), two properly completed and duly signed copies of Internal Revenue Ser- vice Form W-8IMY (or any successor forms) of the Lender, accompanied by Internal Revenue Service Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a United States Tax Compliance Cer- tificate substantially in the form of Exhibit H-2 or Exhibit H-3, Form W-9, and/or other certifica- tion documents from each beneficial owner, as applicable (provided that if the Lender is a partner- ship and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a United States Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner), or (E) executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax together with such sup- plementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. (iii) Each Agent that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed copies of Internal Revenue Service Form W-9 with respect to fees received on its own behalf, certifying that such Agent is exempt from federal backup withholding. Each Agent that is not a United States person (as de- fined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI with respect to fees received on its own behalf and, with respect to any other fees it is to receive, two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY accompanied by all required supporting certificates and documentation. (iv) If a payment made to a Lender under any Loan Document would be subject to U.S. fed- eral withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable report- ing requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as ap- plicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times pre- scribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (v) Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (vi) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administra- tive Agent pursuant to this Section 3.01(d).

-123- (e) Any Lender or Agent claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably re- quested by the Borrower) if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (f) If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has re- ceived a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by the Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of- pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority; pro- vided, further, that in no event will the Lender or Agent be required to pay any amount to a Loan Party pursuant to this paragraph (f) the payment of which would place the Lender or Agent in a less favorable net after-Tax position than the Lender or Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with re- spect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person. (g) For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the Swing Line Lender. Section 3.02. Illegality. If any Lender determines that any Law or guideline has made it unlawful or impermissible, or that any Governmental Authority has asserted that it is unlawful or impermissible under any such guideline, for any Lender or its applicable Lending Office to make, maintain or fund Term Benchmark Loans or SONIA Rate Loans (whether denominated in Dollars or any other Approved Currency), or to determine or charge interest rates based upon the Adjusted Term SOFR Rate, the Term SOFR Rate, the EURIBO Rate, the Adjusted CDORTerm CORRA Rate or the SONIA Rate, in each case after the Closing Date then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term Benchmark Loans or SONIA Rate Loans or to convert Base Rate Loans to Term Benchmark Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall promptly following written demand from such Lender (with a copy to the Administrative Agent), in its sole discretion, either prepay or convert all applicable Term Benchmark Loans of such Lender to Base Rate Loans, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully and in accordance with guidelines continue to maintain such Term Benchmark Loans to such day, or promptly, if such Lender may not lawfully or in accordance with guidelines continue to maintain such Term Benchmark Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lend- ing Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Section 3.03. Inability to Determine Rates. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if, prior to the first day of any Inter- est Period (and in the case of SONIA Rate Loans, during the period that such Loan is outstanding) the Administra- tive Agent reasonably determines that for any reason in connection with any request for a Term Benchmark Loan or a SONIA Rate Loan or a conversion to or continuation thereof that (i) deposits in Euros are not being offered to banks in the applicable offshore interbank mar- ket for Euros for the applicable amount and Interest Period of such EURIBO Rate,

-124- (ii) adequate and reasonable means do not exist for determining the Adjusted Term SOFR Rate, the EURIBO Rate, the Adjusted CDORTerm CORRA Rate or the SONIA Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable Approved Cur- rency for any requested Interest Period (or in the case of SONIA Rate Loans, the SONIA Interest Period) with respect to a proposed Term Benchmark Loan or SONIA Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) the Adjusted Term SOFR Rate, the EURIBO Rate, the Adjusted CDORTerm CORRA Rate or the SONIA Rate for any requested Interest Period (or in the case of SONIA Rate Loans, the SONIA Interest Period) with respect to a proposed Term Benchmark Loan or SONIA Rate Loan for the applicable Approved Currency does not adequately and fairly reflect the cost to such Lenders of funding such Term Benchmark Loan or SONIA Rate Loan for the applicable Approved Currency, the Administrative Agent will promptly so notify the Borrower and each Lender and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, (1) the Borrower may revoke any pending Com- mitted Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Rate Borrowing or, failing that, any Committed Loan Notice that requests a Term SOFR Rate Revolving Bor- rowing shall instead be deemed to be an interest election request or a borrowing request, as applicable, for a Base Rate Borrowing and (B) for Loans denominated in an Approved Foreign Currency, any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a EURIBO Rate Borrowing, CDORTerm CORRA Rate Borrowing or SONIA Rate Borrowing and any Committed Loan Notice that requests a EURIBO Rate Borrowing, CDORTerm CORRA Rate Borrowing or a SONIA Rate Borrowing, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or SONIA Rate Loan in any Approved Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or SONIA Rate Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circum- stances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower deliv- ers a new Committed Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dol- lars, any Term SOFR Rate Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan and (B) for Loans denominated in an Approved Foreign Currency, (1) any EURIBO Rate Loan shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such EURIBO Rate Loan, such EURIBO Rate Loan shall be deemed to be a Term Benchmark Loan denominated in Dollars (in an amount equal to the Dollar Equivalent) and shall accrue interest at the same interest rate applicable to Term Bench- mark Loans denominated in Dollars at such time, (2) any CDORTerm CORRA Rate Loan shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such CDORTerm CORRA Rate Loan, such CDORTerm CORRA Rate Loan shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate ap- plicable to Term Benchmark Loans denominated in Dollars (in an amount equal to the Dollar Equivalent) at such time and (3) any SONIA Rate Loan, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent) immediately or (B) be prepaid in full immedi- ately. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then with respect to any Approved Currency for such Benchmark Re- placement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Re- placement from Lenders comprising the Required Lenders of each such Class.

-125- (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administra- tive Agent and the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments im- plementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) The Administrative Agent will promptly notify the Borrower and the applicable Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, in- cluding any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be con- clusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (in- cluding in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBO Rate or Adjusted CDORTerm CORRA Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Pe- riod, the Borrower may revoke any request for a Term Benchmark Borrowing or a SONIA Rate Borrowing of, con- version to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term SOFR Rate Borrowing into a request for a Borrowing of or conversion to a Base Rate Borrowing or (y) any EURIBO Rate Borrowing, CDORTerm CORRA Rate Borrowing or SONIA Rate Borrowing shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Bench- mark Loan or SONIA Rate Loan in any Approved Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or SONIA Rate Loan, then until such time as a Benchmark Replacement for such Ap- proved Currency is implemented pursuant to this Section 3.03, (A) any Term Benchmark Loan denominated in Dol- lars shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan, on such day and (B) for Loans denominated in an Approved Foreign Cur- rency, (1) any EURIBO Rate Loan shall, at the Borrower’s election prior to such day: (a) be prepaid by the Bor- rower on such day or (b) solely for the purpose of calculating the interest rate applicable to such EURIBO Rate Loan, such EURIBO Rate Loan shall be deemed to be a Term Benchmark Loan denominated in Dollars (in an amount equal to the Dollar Equivalent) and shall accrue interest at the same interest rate applicable to Term Bench- mark Loans denominated in Dollars at such time, (2) any CDORTerm CORRA Rate Loan shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such CDORTerm CORRA Rate Loan, such CDORTerm CORRA Rate Loan shall be deemed to be a Term Benchmark Loan denominated in Dollars (in an amount equal to the Dollar Equivalent) and

-126- shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (3) any SONIA Rate Loan shall, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent) immediately or (B) be prepaid in full immediately. Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Term Benchmark Loan and SONIA Rate Loan Reserves. (a) If any Lender (which, for purposes of this Section 3.04 shall include the L/C Issuers) reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law or guideline, in each case after the Closing Date, or such Lender’s compliance therewith, including, for avoidance of doubt any such adoption, change or compliance in respect of (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III regardless in each case of clauses (a) and (b) of the date of adoption or enaction, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintain- ing any Term Benchmark Loans or SONIA Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) In- demnified Taxes or Other Taxes indemnified pursuant to Section 3.01, or any Taxes excluded from the definition of “Indemnified Taxes” or (ii) reserve requirements contemplated by Section 3.04(b)) and the result of any of the fore- going shall be to increase the cost to such Lender of making or maintaining the Term Benchmark Loan or SONIA Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or re- ceivable by such Lender, then from time to time within 15 Business Days after written demand by such Lender set- ting forth in reasonable detail (which detail shall not be required to include any information to the extent disclosure thereof is prohibited by Law) such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. (b) If any Lender determines that the introduction of any Law or guideline regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity and such Lender’s de- sired return on capital), then from time to time promptly following written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within 15 Business Days after receipt of such demand. (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation. (d) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disad- vantage; provided, further, that nothing in this Section 3.04(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b) or (c). Section 3.05. Funding Losses. Promptly following written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits) attributable to:

-127- (a) any continuation, conversion, payment or prepayment of any Term Benchmark Loan or SONIA Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to pay, prepay, borrow, continue or convert any Term Benchmark Loan or SONIA Rate Loan of the Borrower on the date or in the amount notified by the Borrower; including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Section 3.06. Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable and customary averaging and attribution methods. (b) With respect to any Lender’s claim for compensation for any amounts under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for the interest and penalties with respect to such amounts if such Lender notifies the Borrower of the event that gives rise to such claim more than 180 days af- ter such event; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests com- pensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Ad- ministrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Term Benchmark Loan or SONIA Rate Loan, or, if applicable, to convert Base Rate Loans into Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. (c) If the obligation of any Lender to make or continue any Term Benchmark Loan or SONIA Rate Loan, or to convert Base Rate Loans into Term Benchmark Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Term Benchmark Loans or SONIA Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Term Benchmark Loans or SONIA Rate Loans (or, in the case of an immediate conversion re- quired by Section 3.02, on such earlier date as required by Law or guidelines) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist: (i) to the extent that such Lender’s Term Benchmark Loans have been so converted, all pay- ments and prepayments of principal that would otherwise be applied to such Lender’s applicable Term Benchmark Loans shall be applied instead to its Base Rate Loans; and (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term Benchmark Loans shall be made or continued instead as Base Rate Loans (if pos- sible), and all Base Rate Loans of such Lender that would otherwise be converted into Term Benchmark Loans shall remain as Base Rate Loans. (d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the cir- cumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Term Benchmark Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans, to the ex-

-128- tent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term Benchmark Loans un- der such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Peri- ods) in accordance with their respective Commitments for the applicable Facility. Section 3.07. Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity pay- ments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Term Benchmark Loans or SONIA Rate Loans as a result of any condition described in Section 3.02 or 3.04 or requires the Borrower to pay additional amounts as a result thereof, (ii) any Lender becomes a Defaulting Lender, or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on five Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (so long as the assignment fee is paid in such instance) all of its rights and obligations under this Agreement; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compen- sation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other con- senting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents. (b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an As- signment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and partici- pations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the as- signee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such pay- ment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Lender. (c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrange- ments reasonably satisfactory to such L/C Issuer (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or Cash Collateral) have been made in respect of such outstanding Letters of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06. (d) In the event that (i) the Borrower or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment to any provi- sions of the Loan Documents, (ii) the consent, waiver or amendment in question requires the agreement of each af- fected Lender or each Lender of a Class in accordance with the terms of Section 10.01 and (iii) the Required Lend- ers (or, (1) in the case of a consent, waiver or amendment requiring the agreement of each affected Lender of a Class, Lenders holding more than 50.0% of the aggregate Loans and unused Commitments of such Class or (2) in the case of any consent, waiver or amendment in connection with a Permitted Repricing Amendment, all Lenders holding Term Loans of the tranche of Term Loans subject to such repricing that will continue as Lenders in respect of the repriced or modified tranche of Term Loans) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

-129- Section 3.08. Survival. All of the Borrower’s obligations under this Article III shall survive termina- tion of the Aggregate Commitments and repayment of all other Obligations hereunder. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Section 4.01. Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver) of the following conditions precedent, except as otherwise agreed between the Borrower, the Initial Lenders and the Administrative Agent: (a) The Administrative Agent’s receipt of the following, each of which shall be original,.pdf or facsimile copies or delivered by other electronic method unless otherwise specified, each properly exe- cuted by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfac- tory to the Administrative Agent: (i) a Committed Loan Notice in accordance with the requirements hereof; (ii) executed counterparts of this Agreement; (iii) each Collateral Document and each other document set forth on Schedule 1.01B required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with (subject to the last paragraph of this Section 4.01): (A) certificates, if any, representing the Pledged Equity constituting certifi- cated securities referred to therein accompanied by undated stock powers executed in blank and instruments, if any, evidencing the Pledged Debt indorsed in blank; and (B) proper intellectual property security agreements and financing state- ments (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate fil- ing offices of each jurisdiction as may be necessary to perfect the security interests pur- ported to be created by the foregoing Security Agreement; (iv) such certificates of good standing or existence (to the extent such concept exists in the applicable jurisdiction) from the applicable secretary of state of the state of organization of each Loan Party, copies of resolutions or other corporate or limited liability company action, in- cumbency certificates, certificates of incorporation and/or other certificates of Responsible Offic- ers of each Loan Party as the Administrative Agent may reasonably require evidencing the iden- tity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date; (v) an opinion from (A) Simpson Thacher & Bartlett LLP, as counsel to the Loan Parties, (B) Faegre Baker Daniels LLP, as Minnesota counsel to the Loan Parties, (C) Lowenstein Sandler LLP, as New Jersey counsel to the Loan Parties, (D) Williams Mullen, as Virginia counsel to the Loan Parties, (E) Morgan, Lewis & Bockius LLP, as Pennsylvania counsel to the Loan Par- ties and (F) Vorys, Sater, Seymour and Pease LLP, as Ohio counsel to the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent; and (vi) a Solvency Certificate from the chief financial officer of Borrower substantially in the form attached hereto as Exhibit D; provided, however, that, each of the requirements set forth in clause (iii)(A) and (B) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (ex-

-130- cept to the extent that a Lien on such Collateral may be provided or perfected (x) by the filing of a financ- ing statement under the Uniform Commercial Code or (y) by the delivery of stock certificates representing the Equity Interests of the Borrower and its Material Domestic Subsidiaries constituting Collateral, to the extent possession of such stock certificates or other certificates perfects a security interest in such Equity Interests (provided that such certificated Equity Interests of the Company’s Material Domestic Subsidiaries will be required to be delivered on the Closing Date only to the extent received from the Company after the Borrower’s use of commercially reasonable efforts to do so) shall not constitute conditions precedent to any Credit Extension on the Closing Date after the Borrower’s use of commercially reasonable efforts to pro- vide such items on or prior to the Closing Date or without undue burden or expense if the Borrower agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within 90 days after the Closing Date (subject to extensions approved by the Administrative Agent). (b) All fees and expenses (to the extent invoiced at least three days prior to the Closing Date) (except as otherwise reasonably agreed by the Borrower) required to be paid hereunder and under the Fee Letter shall have been paid from the proceeds of the initial fundings under the Facilities. (c) The Refinancing shall have been or, substantially concurrently with the initial Borrowing hereunder shall be, consummated. (d) The Acquisition shall have been or, substantially concurrently with the initial Borrowing hereunder shall be, consummated in accordance with the terms of the Acquisition Agreement, without giv- ing effect to any modifications, amendments, waivers or consents thereto by the Borrower (or Holdings) that are materially adverse to the Lenders or the Lead Arrangers without the prior written consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being under- stood and agreed that (a) any reduction in the purchase price shall not be materially adverse to the Lenders or the Lead Arrangers so long as such decrease is allocated first, to reduce the Equity Contribution to the extent it exceeds the amount set forth in the definition of “Equity Contribution” and second, to reduce the amount of funded Indebtedness on the Closing Date, (b) any increase in the purchase price shall not be ma- terially adverse to the Lenders or the Lead Arrangers so long as such increase is funded solely by an in- crease in the Equity Contribution and (c) any change to the definition of “Company Material Adverse Ef- fect” in the Acquisition Agreement shall be materially adverse to the Lenders). (e) Since the date of the Acquisition Agreement, there shall not have occurred and be contin- uing a Company Material Adverse Effect (as defined in the Acquisition Agreement). (f) The Specified Representations shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date) without giving ef- fect to “materiality,” Material Adverse Effect or similar phrase, and the Specified Acquisition Agreement Representations shall be true and correct. (g) The Equity Contribution shall have been or, substantially concurrently with the initial borrowing under the Facilities shall be, consummated. (h) The Administrative Agent and the Lead Arrangers shall have received the Annual Finan- cial Statements, the Quarterly Financial Statements and the Pro Forma Financial Statements. (i) The Administrative Agent and the Initial Lenders shall have received at least three Busi- ness Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors and the principals thereof that was reasonably requested by the Administrative Agent or the Ini- tial Lenders in writing at least ten days prior to the Closing Date and that the Administrative Agent and the Initial Lenders reasonably determine is required by regulatory authorities under applicable “know your cus- tomer” and anti-money laundering rules and regulations, including the USA Patriot Act.

-131- (j) The Borrower shall have issued, or substantially concurrently with the initial borrowing under the Facilities shall issue, the Senior Notes. Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compli- ance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereun- der to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Section 4.02. Conditions to All Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than a Committed Loan Notice re- questing only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans or SONIA Rate Loans and other than in connection with an Incremental Amendment which shall be governed by Section 2.14 or a Refinancing Amendment which shall be governed by Section 2.15) is subject to satisfaction or waiver of the follow- ing conditions precedent: (a) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representa- tions and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such Credit Extension or on such earlier date, as the case may be. (b) NoSubject to Section 1.08, no Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom. (c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof. Each Request for Credit Extension (other than (i) with respect to any Request for Credit Extension with respect to Loans to be made on the Closing Date, (ii) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans or SONIA Rate Loans or (iii) in connection with an Incremental Amendment which shall be governed by Section 2.14, a Refinancing Amendment which shall be governed by Section 2.15) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. ARTICLE V REPRESENTATIONS AND WARRANTIES On the dates and to the extent required pursuant to Sections 4.01 or 4.02 hereof, as applicable, Holdings, the Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lend- ers that: Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary of the Borrower that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization to the extent such concept exists in such jurisdiction, (b) has all requisite organizational power and authority to, in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and ap- provals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with

-132- respect to Holdings and the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be ex- pected to have a Material Adverse Effect. Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as permitted by Section 7.01) under, (x) any Contractual Obligation to which such Person is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any violation, conflict, breach or contravention (but not creation of Liens) referred to in clauses (ii) and (iii), to the ex- tent that such violation, conflict, breach or contravention could not reasonably be expected to have a Material Ad- verse Effect. Section 5.03. Governmental Authorization. No material approval, consent, exemption, authorization, or other action by or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) approval, consent, exemption, authori- zation, or other action by, or notice to, or filing necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, con- sents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be ex- pected to have a Material Adverse Effect. Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document consti- tutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and (ii) the effect of foreign Laws, rules and regulations as they relate to pledges of Eq- uity Interests in or Indebtedness owed by Foreign Subsidiaries (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) (clauses (i) and (ii), the “Enforcement Qualifications”). Section 5.05. Financial Statements; No Material Adverse Effect. (a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all mate- rial respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Finan- cial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes. (b) The unaudited pro forma consolidated balance sheet (the “Pro Forma Balance Sheet”) and re- lated pro forma consolidated statement of operations of Borrower and its Subsidiaries as of and for the twelve- month period ended September 30, 2017, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations), in each case, which need not be prepared in accordance with Regulation S-X of the Securi- ties Act, or include adjustments for purchase accounting (including adjustments of the type contemplated by Finan- cial Accounting Standard Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) (the “Pro Forma Financial Statements”), have been prepared in good faith based upon assumptions that are believed by the Borrower to be reasonable at the time the related Pro Forma Balance Sheet was so furnished to the Administrative Agent and the Lead Arrangers.

-133- (c) Since the date hereof, there has been no event or circumstance, either individually or in the aggre- gate, that has had or could reasonably be expected to have a Material Adverse Effect. Section 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitra- tion or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transactions) that have a reasonable likelihood of adverse determination and, if so adversely determined, either indi- vidually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Section 5.07. Ownership of Property; Liens. The Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, all Real Property necessary in the ordinary conduct of its busi- ness, free and clear of all Liens except for (a) Permitted Liens, (b) minor defects in title that do not materially inter- fere with its ability to conduct its business or to utilize such assets for their intended purposes and (c) where the fail- ure to have such title or leasehold interest would not reasonably be expected to have, individually or in the aggre- gate, a Material Adverse Effect. Section 5.08. Environmental Matters. Except as specifically disclosed on Schedule 5.08 or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Loan Party and its respective Real Property and operations are in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties as currently con- ducted; (b) the Loan Parties have not received any written notice that alleges any of them is in viola- tion of or potentially liable under any Environmental Laws, and none of the Loan Parties nor any of the Loan Parties’ Real Property is the subject of any claims, investigations, liens, demands, or judicial, admin- istrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened in writing under any Environmental Law or to revoke or adversely modify any Environmental Permit held by any of the Loan Parties; (c) there has been no Release of Hazardous Materials by any Loan Party or, to the knowledge of the Borrower, any other person on, at, under or from (i) any Real Property owned, operated or leased by any Loan Party, (ii) any Real Property formerly owned, operated or leased by any Loan Party or (iii) at any other location arising out of the conduct or current or prior operations of the Loan Parties, that would, in any such case with respect to clause (i), (ii) or (iii) above, reasonably be expected to require in- vestigation, remedial activity or corrective action or cleanup by any Loan Party or would reasonably be ex- pected to result in the Borrower incurring liability under Environmental Laws; and (d) to the knowledge of the Borrower: there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property owned, operated or leased by any of the Loan Parties or Real Property formerly owned, operated or leased by the Loan Parties, that would rea- sonably be expected to result in the Borrower incurring liability under Environmental Laws. Section 5.09. Taxes. Except as would not, either individually or in the aggregate, reasonably be ex- pected to result in a Material Adverse Effect, each of the Loan Parties and the Borrower’s Restricted Subsidiaries have timely filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Borrower, there is no Tax deficiency or assessment proposed in writing by any taxing authority against the Loan Parties that, if made would individually or in the aggregate, have a Material Adverse Effect.

-134- Section 5.10. ERISA Compliance. (a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws. (b) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Loan Party, Restricted Subsidiary or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due under Section 4007 of ERISA); (iii) no Loan Party, Re- stricted Subsidiary or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sec- tions 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (iv) no Loan Party, Restricted Subsidiary or ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA and (v) the present value of all accumulated benefit obligations under all Pension Plans (based on assumptions used for purposes of statement of FASB Accounting Standards Codification 715) did not, as of the most recent valuation date, exceed the fair market value of the assets of such Pension Plans, in the aggregate; except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individu- ally or in the aggregate, to result in a Material Adverse Effect. Section 5.11. Use of Proceeds. (a) The proceeds of the Initial Dollar Term Loans and Initial Euro Term Loans will be used on the Closing Date first, to effect the Refinancing, second, to pay costs and expenses relating to the Transactions, and third, after the use of the proceeds of the Equity Contribution, to pay the consideration for the Acquisition. The pro- ceeds of the Initial B-1 Euro Term Loans, together with cash on hand, shall be applied on the Amendment No. 1 Ef- fective Date to prepay the entire amount of the Initial Euro Term Loans immediately prior to the Amendment No. 1 Effective Date and to pay fees and expenses incurred in connection therewith. The proceeds of the Initial B-1 Dollar Term Loans, together with cash on hand, shall be applied on the Amendment No. 1 Effective Date to prepay the en- tire amount of the Initial Dollar Term Loans immediately prior to the Amendment No. 1 Effective Date and to pay fees and expenses incurred in connection therewith. The proceeds of the Initial B-2 Euro Term Loans, together with cash on hand, shall be applied on the Amendment No. 2 Effective Date to prepay the entire amount of the Initial B-1 Euro Term Loans immediately prior to the Amendment No. 2 Effective Date and to pay fees and expenses incurred in connection therewith. The proceeds of the Initial B-2 Dollar Term Loans, together with cash on hand, shall be applied on the Amendment No. 2 Effective Date to prepay the entire amount of the Initial B-1 Dollar Term Loans immediately prior to the Amendment No. 2 Effective Date and to pay fees and expenses incurred in connection therewith. The proceeds of the Initial B-3 Euro Term Loans, together with cash on hand, shall be applied on the Amendment No. 3 Effective Date to prepay the entire amount of the Initial B-2 Euro Term Loans immediately prior to the Amendment No. 3 Effective Date and to pay fees and expenses incurred in connection therewith. The pro- ceeds of the Initial B-3 Dollar Term Loans, together with cash on hand, shall be applied on the Amendment No. 3 Effective Date to prepay the entire amount of the Initial B-2 Dollar Term Loans immediately prior to the Amend- ment No. 3 Effective Date and to pay fees and expenses incurred in connection therewith. The proceeds of the In- cremental B-4 Dollar Term Loans shall be applied to redeem the Existing Senior Secured Notes, and to pay fees and expenses in connection with the foregoing. The proceeds of the Incremental B-4 Euro Term Loans and the Incre- mental B-5 Euro Term Loans shall be applied to pay the Ritter Acquisition Funds (as defined in Amendment No. 6). The proceeds of the Incremental B-5 Dollar Term Loans, together with cash on hand, shall be applied on the Amendment No. 7 Effective Date to prepay the entire amount of the Incremental B-4 Dollar Term Loans immedi- ately prior to the Amendment No. 7 Effective Date and to pay fees and expenses incurred in connection therewith. The proceeds of the Initial B-4 Dollar Term Loans, together with cash on hand, shall be applied on the Amendment No. 7 Effective Date to prepay the entire amount of the Initial B-3 Dollar Term Loans immediately prior to the Amendment No. 7 Effective Date and to pay fees and expenses incurred in connection therewith. The proceeds of the 2021 Incremental B-5 Dollar Term Loans, together with cash on hand, will be used to finance the Curie Transac- tions. The proceeds of the Incremental B-6 Dollar Term Loans, together with cash on hand, shall be applied on the Amendment No. 12 Effective Date to prepay the entire amount of the Incremental B-5 Dollar Term Loans immedi- ately prior to the Amendment No. 12 Effective Date and to pay fees and expenses incurred in connection therewith. The proceeds of the Incremental B-6 Euro Term Loans, and the Incremental Euro Term A Loans, together with cash on hand, shall be applied on the Amendment No. 14 Effective Date to refinance certain of the Borrower’s existing

-135- senior secured indebtedness outstanding immediately prior to the Amendment No. 14 Effective Date and to pay fees and expenses incurred in connection therewith. (b) The proceeds of Revolving Credit Loans will be used (a) on the Closing Date, (i) in an aggregate principal amount of up to the Closing Date Revolver Cap (x) to effect the Refinancing, to pay costs and expenses relating to the Transactions, and after the use of the proceeds of the Equity Contribution, to pay the consideration for the Acquisition and (y) to finance working capital needs and (ii) to cash collateralize, replace or provide credit sup- port (including by “grandfathering” such existing letters of credit into the Revolving Credit Facility) for any existing letters of credit outstanding on the Closing Date under facilities no longer available to the Company, the Borrower and their respective Subsidiaries to the extent backstop or replacement Letters of Credit are not issued on the Clos- ing Date and (b) after the Closing Date, to finance the working capital needs and other general corporate purposes of the Borrower and its Subsidiaries (including for capital expenditures, acquisitions, working capital, earn-out pay- ments, deferred purchase price payments and/or purchase price adjustments, the payment of transaction fees and ex- penses (in each case, including in connection with the Transactions), other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents). Section 5.12. Margin Regulations; Investment Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any pur- pose that violates Regulation U of the Board of Governors of the United States Federal Reserve System. (b) None of the Borrower, Holdings or any of its Restricted Subsidiaries is or is required to be regis- tered as an “investment company” under the Investment Company Act of 1940. Section 5.13. Disclosure. No report, financial statement, certificate or other written information fur- nished by or on behalf of any Loan Party (other than projected financial information, pro forma financial infor- mation, budgets, estimates, information based on third-party reports and information of a general economic or indus- try nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other infor- mation so furnished) when taken as a whole contains, as of the date such statement, certificate or other information was furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially mis- leading. With respect to projected financial information and pro forma financial information, the Borrower repre- sent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished, it being understood that such projected financial information and pro forma finan- cial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular re- sults and that actual results may vary from such forecasts and that such variations may be material and that no assur- ance can be given that the projected results will be realized. Section 5.14. Labor Matters. As of the Closing Date, except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party. Section 5.15. Intellectual Property; Licenses, Etc. To the knowledge of the Borrower, the Borrower and its Restricted Subsidiaries own (without restriction, free and clear of all Liens other than Liens permitted by Section 7.01), license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how, database rights, design rights and other intellec- tual property rights, whether owned or licensed (collectively, “IP Rights”) that are used in or otherwise reasonably necessary for the operation of their respective businesses as currently conducted, except to the extent such failure to

-136- own, license or possess such IP Rights or the existence of such Liens, in each case, either individually or in the ag- gregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of the Borrower’s Restricted Subsidiaries in the operation of their respective businesses as currently conducted in- fringes upon or violates any rights held by any Person except for such infringements or violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or any of the Borrower’s Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be ex- pected to have a Material Adverse Effect. Section 5.16. Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, taken as a whole, are Solvent. Section 5.17. USA Patriot Act; OFAC; FCPA. (a) To the extent applicable, each of Holdings, the Borrower and their Subsidiaries, and to the knowledge of the Borrower and their Subsidiaries, their respective officers, directors, employees and agents, is in compliance in all material respects with (i) sanctions administered or enforced by the U.S. government, including by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, HerHis Majesty’s Treasury of the United Kingdom and any similar laws of those jurisdictions in which the Borrower or their Subsidiaries do business (collectively, “Sanctions”); (ii) the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act and any simi- lar laws of those jurisdictions in which the Borrower or its Subsidiaries do business (“Anti-Corruption Laws”) and (iii) the USA Patriot Act. (b) None of Holdings, the Borrower, any Subsidiary or, to the knowledge of the Borrower or any of its Subsidiaries, any director, officer or employee of Holdings, the Borrower or any Subsidiary is subject to or the target of any Sanctions; and the Borrower will not use the proceeds of the Loans or otherwise make available such proceeds to any Person (i) for the purpose of financing the activities of any Person, or in any country or territory that, at the time of such financing, is, subject to or the target of any Sanctions, except to the extent permitted for a Person required to comply with Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any party to this agreement. (c) No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other Anti-Corruption Laws. Section 5.18. Security Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid, enforceable and first-priority perfected Lien on all right, title and interest of the respective Loan Parties in the Collateral de- scribed therein, subject to the Enforcement Qualifications and Liens permitted by Section 7.01. Notwithstanding anything herein (including this Section 5.18) or in any other Loan Document to the con- trary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity In- terests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, per- fection or priority is not required pursuant to the Collateral and Guarantee Requirement or the Collateral Documents or (C) on the Closing Date and until required pursuant to Section 6.11, 6.13 or 4.01(a), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a).

-137- Section 5.19. Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or any compara- ble term) under and as defined in the documentation governing any Indebtedness that is subordinated in right of pay- ment to the Obligations. Section 5.20. Subsidiaries. The Borrower and its Restricted Subsidiaries do not have any Subsidiaries other than the Subsidiaries listed on Schedule 5.20. Schedule 5.20 describes the direct and indirect ownership inter- ests of the Borrower or a Restricted Subsidiary, as applicable, in each such Subsidiary. Section 5.21. Outbound Investment Rules. Neither Borrower nor any of its subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither Borrower nor any of its subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activ- ity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Ad- ministrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agree- ment. ARTICLE VI AFFIRMATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Cash Management Obligations, Obligations in respect of Secured Hedge Agreements and contingent obligations as to which no claim has been asserted) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless such Letter of Credit has been Cash Collateralized or, back- stopped in a manner reasonably acceptable to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), then after the Closing Date, Holdings (solely in the case of Sec- tions 6.01, 6.02 6.04, 6.05, 6.08, 6.09, 6.10, 6.11 and 6.13) and the Borrower shall, and (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.14 and 6.15) shall cause each of their respective Restricted Subsid- iaries to: Section 6.01. Financial Statements. (a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 90 days (or in the case of the fiscal year ending December 31, 2017, 120 days) after the end of each fiscal year, a consoli- dated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case, commencing with the fiscal year ended December 31, 2017, in comparative form the fig- ures for the previous fiscal year, all in reasonable detail (together with, in all cases, customary management discus- sion and analysis) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the Administrative Agent (such consent not to be unreasonably withheld, de- layed or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” explanatory language (other than solely as a result of (i) the impending maturity of any Indebtedness, (ii) activities, operations, financial results or liabilities of any Unre- stricted Subsidiary or (iii) any actual or potential inability to satisfy any financial covenant on a future date or for a future period) or any qualification or exception as to the scope of such audit; (b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 45 days (or in the case of the fiscal quarters ending March 31, 2018, June 30, 2018 and September 30, 2018, 60 days) after the end of each fiscal quarter of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such fiscal quarter and the related unaudited (i) consoli- dated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting

-138- forth in each case, commencing with the fiscal quarter ended September 30, 2017, in comparative form (x) the fig- ures for the corresponding fiscal quarter of the previous fiscal year and (y) the Projections (as defined below) for the corresponding period, and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, customary management discussion and analysis) and certified by a Responsible Officer of the Bor- rower as fairly presenting in all material respects the financial condition, results of income or operations and cash flows of the Borrower and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; (c) Prior to a Qualified IPO, deliver to the Administrative Agent for prompt further distribution to each Lender no later than 90 days after the end of each fiscal year, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Pro- jections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by such Responsible Officer to be reasonable at the time such Projections were furnished, it being understood that such Projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such Projections and that such variations may be material and that no assur- ance can be given that the projected results will be realized; and (d) At any time that any of the Borrower’s Subsidiaries are Unrestricted Subsidiaries and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Borrower, deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) a reasonably detailed presentation, either (i) on the face of the financial statements or in the footnotes thereto, (ii) in “Management’s Discussion and Analysis of Financial Condi- tion and Results of Operations” or (iii) in any other comparable section, of the financial condition and results of op- erations of the Borrower and Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Borrower. Notwithstanding the foregoing, the obligations in Sections 6.01(a) and (b) may be satisfied with respect to financial information of the Borrower and its Restricted Subsidiaries by furnishing (I) the applicable financial state- ments of Holdings (or any direct or indirect parent of Holdings) or (II) the Borrower’s (or any direct or indirect par- ent thereof), as applicable, Form 10-K or 10-Q, as applicable filed with the SEC; provided that, with respect to clauses (I) and (II), (i) to the extent such information relates to a parent of the Borrower, such information is accom- panied by information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent regis- tered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” explanatory language (other than solely as a result of (i) the impending maturity of any Indebtedness, (ii) the activities, operations, financial results or liabilities of any Unrestricted Subsidiary or (iii) any actual or potential inability to satisfy any financial covenant on a future date or for a future period) or any quali- fication or exception as to the scope of such audit. Notwithstanding the foregoing, to the extent that the business activities, properties or liabilities of such parent changed in any material respect from the business, activities, prop- erties and liabilities of such parent on the Closing Date or include other material activities, properties or liabilities other than those relating to the ownership of Holdings, the Borrower and their Subsidiaries, the Required Lenders or the Administrative Agent may, upon written notice to the Borrower, require that the Loan Parties provide the finan- cial statements and audit opinion described in Section 6.01(a) for the Borrower (and not for parent) no later than the later to occur of (x) the date on which such financial statements are otherwise required to be delivered pursuant to Section 6.01(a) and (y) the date that is 90 days after receipt of such notice and, for the avoidance of doubt, for all successive fiscal years for which financial statements shall be required to be delivered pursuant to Section 6.01(a). Documents required to be delivered pursuant to Sections 6.01 and 6.02(a) through (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or

-139- any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Bor- rower’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); pro- vided that (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such doc- uments to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely re- sponsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to re- ceive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Bor- rower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall ap- pear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such Borrower Mate- rials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (pro- vided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not desig- nated “Public Side Information”; provided that the Borrower’s failure to comply with this sentence shall not consti- tute a Default or an Event of Default under this Agreement or the Loan Documents. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided, however, that the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Borrower notifies the Adminis- trative Agent promptly that any such document contains Material Non-Public Information: (1) the Loan Documents, (2) any notification of changes in the terms of the Facilities and (3) all information delivered pursuant to Sections 6.01(a), 6.01(b), 6.02(a) and 6.02(d)(i). Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender: (a) no later than five days after the actual delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and setting forth the Consolidated First Lien Net Leverage Ratio as of the most recently ended Test Period; (b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings, the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02; (c) [reserved]; (d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a) or (b), (i) a description of each event, condition or circumstance during the last fiscal quarter or fiscal year covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b)(ii) or

-140- (b)(iii) and (ii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Sub- sidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidi- ary of any such Subsidiaries since the Closing Date or the most recent list provided); (e) promptly after the furnishing thereof, copies of any material written notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any documentation for Indebted- ness of the type permitted to be incurred under Section 7.03(v), in each case, in a principal amount in ex- cess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of Section 6.01, 6.02 or 6.03; and (f) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request. In no event shall the requirements set forth in Section 6.02(e) require Holdings, the Borrower or any of their Restricted Subsidiaries to provide any such information (i) which constitutes non-financial trade secrets or non- financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) which is subject to attorney-client or sim- ilar privilege or constitutes attorney work-product. Section 6.03. Notices. Promptly after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the Administrative Agent in writing: (a) of the occurrence of any Default or Event of Default; (b) of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; (c) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Gov- ernmental Authority against the Borrower or any of its Restricted Subsidiaries that could reasonably be ex- pected to result in a Material Adverse Effect; (d) of the occurrence of any other matter or development that has had or could reasonably be expected to have a Material Adverse Effect; and (e) if the Borrower has previously provided a Beneficial Ownership Certification to any Lender in connection with this Agreement, any change in the information provided in such Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such cer- tification. Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Of- ficer of the Borrower delivered to the Administrative Agent for prompt further distribution to each Lender (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c), or (d) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with re- spect thereto. Section 6.04. Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes and similar claims imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any

-141- such Tax is being contested in good faith and by appropriate proceedings and with respect to which appropriate re- serves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. Section 6.05. Preservation of Existence, Etc.Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Section 7.04 or 7.05 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary; and (b) take all reasonable action to maintain all rights, privileges (including its good standing where ap- plicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business and maintain and operate such business in substantially the manner in which it is presently conducted and operated, except, in the case of Section 6.05(a) (other than with respect to the Borrower) or this Section 6.05(b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permit- ted by Article VII or clause (a)(y) of this Section 6.05. Section 6.06. [Reserved]. Section 6.07. Maintenance of Insurance. Maintain with insurance companies that the Borrower be- lieves (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries) as are customarily carried under similar circum- stances by such other Persons. Not later than 30 days after the Closing Date (or the date any such insurance is ob- tained, in the case of insurance obtained after the Closing Date), the Borrower shall provide certificates and endorse- ments evidencing that each such policy of insurance (other than business interruption insurance, director and officer insurance and worker’s compensation insurance), as applicable, (i) names the Administrative Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contains a loss payable clause or endorse- ment that names the Administrative Agent, on behalf of the Lenders, as loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then, to the extent required by the Flood Insurance Laws, the Bor- rower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the Administrative Agent (except after the occurrence and during the continuation of an Event of Default, not to exceed one time per fiscal year), deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws (including ERISA) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material fi- nancial transactions and matters involving the assets and business of the Borrower or a Restricted Subsidiary of the Borrower, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with general accepted accounting principles in their respective countries of organi- zation and that such maintenance shall not constitute a breach of the representations, warranties or covenants here- under). Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administra- tive Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operat- ing records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its

-142- directors, officers and independent public accountants (subject to such accountants’ customary policies and proce- dures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Ad- ministrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the Borrower’s expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the expense of the Borrower at any time during normal busi- ness hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of its Restricted Subsidiaries will be required to dis- close, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, infor- mation or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respec- tive representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product. Section 6.11. Additional Collateral; Additional Guarantors. At the Borrower’s expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including: (a) Upon the formation or acquisition of any new direct or indirect wholly-owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or the designa- tion in accordance with Section 6.14 of any existing direct or indirect wholly-owned Material Domestic Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary) or any Subsidiary becoming a wholly-owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) or any Material Domestic Subsidiary ceasing to be an Excluded Subsidiary: (i) within 90 days after such formation, acquisition or designation, or such longer period as the Administrative Agent may agree in writing in its discretion: (A) cause each such Material Domestic Subsidiary that is required to be- come a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent, other than with respect to any Excluded Assets, joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents as reasona- bly requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement; (B) cause each such Material Domestic Subsidiary that is required to be- come a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates and instruments representing Collateral that are required to be deliv- ered pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; and (C) take and cause such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each di- rect or indirect parent of such Material Domestic Subsidiary to take whatever action (in- cluding the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any repre- sentative of the Administrative Agent designated by it) valid and perfected Liens to the

-143- extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; (ii) if reasonably requested by the Administrative Agent, within 90 days after such request (or such longer period as the Administrative Agent may agree in writing in its sole discre- tion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Adminis- trative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Admin- istrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and (iii) if reasonably requested by the Administrative Agent, within 90 days after such request (or such longer period as the Administrative Agent may agree in writing in its sole discre- tion), deliver to the Administrative Agent other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Col- lateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i) or (ii), or Section 6.11(b) below. (b) Not later than 120 days (or such longer period as the Administrative Agent and Required Lenders may agree in writing in their discretion) after (i) the acquisition by any Loan Party of Material Real Property as determined by the Borrower (acting reasonably and in good faith) or (ii) the formation, designation, or acquisition of any Material Domestic Subsidiary as described in Section 6.11(a) above, and such Material Domestic Subsidiary owns Material Real Property that is required to be provided as Collat- eral pursuant to the Collateral and Guarantee Requirement, which Material Real Property would not be au- tomatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such Material Real Property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Re- quirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement. Section 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (i) comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupy- ing its Real Property to comply, with all Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and Real Property; and (iii) in each case to the extent the Loan Parties are required by Environmental Laws or a Governmental Authority, conduct any assessment, investigation, remedial or other corrective action necessary to address Hazardous Materials at any Real Property in accordance with Environmental Laws; provided, however, that none of the Loan Parties or any Subsidiary shall be required to undertake any assessment, investigation, remedial or other corrective action required by Environmental Laws or a Governmental Authority to the extent that its obligation to do so is being contested in good faith and by proper pro- ceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP. Section 6.13. Further Assurances; Post-Closing Obligations. (a) Promptly upon reasonable written request by the Administrative Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, cer- tificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein. If the Administrative Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of any Mortgaged Property, the Administrative Agent shall obtain appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

-144- (b) Execute and deliver the documents and complete the tasks set forth on Schedule 6.13(b), in each case within the time limits specified therein (or such longer period of time reasonably acceptable to the Administra- tive Agent). With respect to Collateral constituting Material Real Property, the Borrower shall cause the Collateral and Guarantee Requirement to be satisfied within 120 days after the Closing Date, or such longer period of time as may be reasonably acceptable to the Administrative Agent. Section 6.14. Designation of Subsidiaries. The Borrower may at any time after the Closing Date desig- nate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, immediately before and after such designation, (i) no Default or Event of De- fault shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Incremental Debt, Incremen- tal Equivalent Debt, Indebtedness incurred pursuant to Section 7.03(v), or Junior Financing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Bor- rower of the Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as deter- mined in good faith by the Borrower at the date of such designation of the Borrower’s or its Subsidiary’s (as appli- cable) Investment in such Subsidiary. Section 6.15. Maintenance of Ratings. In respect of the Borrower, use commercially reasonable efforts to (i) cause the Term Loans to be continuously publicly rated (but not any specific rating) by S&P, Moody’s and Fitch and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s and Fitch. Section 6.16. Use of Proceeds. Use the proceeds of the Loans consistent with Section 5.11. Section 6.17. Transactions with Affiliates.The Borrower will conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower and its Restricted Subsid- iaries) involving aggregate payments or consideration in excess of the greater of $110,000,000180,000,000 and 10.015.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09) for any individual transac- tion or series of related transactions on terms that are at least substantially as favorable to the Borrower or such Re- stricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to: (a) [reserved]; (b) [reserved]; (c) the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions; (d) Transactions in connection with a Qualified Securitization Facility; (e) (i) so long as no Event of Default has occurred and is continuing, (A) the payment of management, monitoring, consulting, advisory and other fees (including transaction and termination fees) pursuant to and not in excess of the amounts set forth in the Management Agreement and (B) indemnifica- tions and reimbursement expenses, in each case, pursuant to the Management Agreement; provided that, upon the occurrence and during the continuance of an Event of Default such amounts described in clauses (A) and (B) may accrue, but not be payable in cash during such period, but all such accrued amounts may be payable in cash upon the cure or waiver of such Event of Default and (ii) the payment of indemnities

-145- and reasonable expenses of the Sponsor to the extent attributable to its ownership of Holdings and its Sub- sidiaries; (f) Restricted Payments permitted under Section 7.06; (g) loans and other Investments made by Holdings and its Restricted Subsidiaries to joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Borrower and its Restricted Subsidiaries in such joint venture) to the extent otherwise permitted under Section 7.02; (h) transactions by the Borrower and its Restricted Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article VII; (i) employment and severance arrangements between the Borrower and its Restricted Sub- sidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of busi- ness; (j) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and its Restricted Subsidiaries (or Holdings or any direct or indirect parent of the Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries); (k) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 6.17 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; (l) customary payments by Holdings and any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other invest- ment banking activities (including in connection with acquisitions or divestitures) in an aggregate amount not to exceed the amount set forth in the Management Agreement as of the date hereof, which payments are approved by the majority of the members of the board of directors of the Borrower or a majority of the dis- interested members of the board of directors of the Borrower in good faith; (m) accelerations of earn-out payments owed to members of management or employees of Holdings or any of its Restricted Subsidiaries to the extent such member of management or employee uses the net proceeds of such payments to make an Investment in the form of common equity in a holding com- pany and the cash proceeds of such Investment are contributed to the Borrower in the form of common eq- uity; provided that such Investments do not count toward the Available Excluded Contribution Amount or the Cumulative Credit; (n) the issuance or transfer of Qualified Equity Interests of Borrower to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, for- mer spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent of the Borrower; (o) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and its Restricted Subsidiaries, in the reason- able determination of the board of directors or the senior management of the Borrower, or are on terms at least as favorable (as reasonably determined by the Borrower) as might reasonably have been obtained at such time from an unaffiliated party; (p) (i) any issuance of securities or rights pursuant to stock options, stock ownership plans (including restricted stock plans), stock grants, directed share programs and other equity based incentive

-146- plans and (ii) the execution, delivery and performance of any stockholder or registration rights agreement approved by the board of directors of the Borrower; (q) the entry into and/or the performance of any obligations of Holdings, the Borrower or any of its Restricted Subsidiaries with respect to any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, in each case, which are entered into within the ordinary course of business or consistent with past practice; and (r) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 7.02. ARTICLE VII NEGATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Loan or other Obligations hereunder (other than Cash Management Obligations, Obligations in respect of Secured Hedge Agreements and contingent ob- ligations as to which no claim has been asserted) or any Letter of Credit remaining outstanding (unless such Letter of Credit has been Cash Collateralized or backstopped in a manner reasonably acceptable to the applicable L/C Is- suer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), then from and after the Closing Date, the Borrower (and, with respect to Section 7.14 only, Holdings) shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”): (a) Liens (i) created pursuant to any Loan Document and (ii) on the Collateral securing Cash Management Obligations incurred pursuant to Section 7.03(l) and other Secured Obligations; (b) Liens existing on the Amendment No. 5 Effective Date and, with respect to each such Lien securing Indebtedness in an aggregate principal amount in excess of $10,000,000, listed on Sched- ule 7.01(b) and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and prod- ucts thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or bene- fited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03; (c) Liens for taxes, assessments or governmental charges (i) that are not overdue for a period of more than any applicable grace period related thereto or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP or (ii) where the failure to pay or dis- charge the same would not reasonably be expected to have, individually or in the aggregate, a Material Ad- verse Effect; (d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, me- chanics, materialmen, repairmen, construction contractors or other similar Liens, incurred in the ordinary course of business, so long as, in each case, such Liens secure amounts not overdue for a period of more than 60 days or if more than 60 days overdue, (i) are unfiled and no other action has been taken to enforce such Liens or are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in to the extent required in accordance with GAAP (as determined by the Borrower in good faith) or (ii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

-147- (e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries; (f) pledges or deposits to secure the performance of bids, trade contracts, utilities, govern- mental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a similar nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business; (g) easements, rights-of-way, restrictive covenants, servitudes, sewers, electric lines, drains, telegraph, telephone and cable lines, gas and oil pipelines, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects and minor survey exceptions, in each case affecting Real Property and that do not in the aggregate materi- ally interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole; (h) Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(g), (ii) arising out of judgments or awards against the Borrower or any of its Restricted Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and for which adequate reserves have been made with respect thereto on the books of the applica- ble Person in accordance with GAAP and (iii) notices of lis pendens and associated rights related to litiga- tion being contested in good faith by appropriate proceedings for which adequate reserves have been made with respect thereto on the books of the applicable Person in accordance with GAAP; (i) Leases or subleases and terminations thereof, in each case granted to others in the ordi- nary course of business which (i) do not in the reasonable business judgment of the Borrower interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness and (iii) are permitted by Section 7.05; (j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Per- son’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (k) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) encumbering initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of Law or under cus- tomary general terms and conditions encumbering deposits or other funds maintained with a financial insti- tution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions, and (iv) that are con- tractual rights of setoff or rights of pledge relating to (A) purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business or (B) pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfac- tion of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries; (l) Liens (i) on cash advances or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) or to the extent related to any of the foregoing, Section 7.02(r), to be applied against the purchase price for such Investment, and (ii) consist- ing of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case,

-148- solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (m) Liens (i) in favor of Holdings, the Borrower or any Subsidiary Guarantor and (ii) in favor of a Restricted Subsidiary that is not a Loan Party on assets of a Restricted Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness; (n) any (i) interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, sub- leases, licenses or sublicenses entered into by the Borrower or any of its Restricted Subsidiaries in the ordi- nary course of business (including leases constituting Non-Financing Lease Obligations but excluding leases constituting Financing Lease Obligations), and (ii) non-exclusive licenses or sublicenses of IP Rights (including the provision of software) and terminations thereof granted to others in the ordinary course of business which do not in the reasonable business judgment of the Borrower interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole; (o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement; (p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02; (q) assignment of, and sales or Liens on, accounts receivables or rights in respect of any thereof (x) that are delinquent or disputed, (y) for collection or (z) in connection with Dispositions permit- ted by Section 7.05; (r) Liens that are contractual rights of setoff or rights of pledge (i) relating to the establish- ment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) re- lating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Re- stricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (t) ground leases in respect of Real Property on which facilities owned or leased by the Bor- rower or any of its Restricted Subsidiaries are located; (u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, lease or improvement of the prop- erty subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions, accessions and proceeds to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Financing Lease Obligations, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Financing Lease Obligations and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (v) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens se- cure Indebtedness permitted under Section 7.03 of Restricted Subsidiaries that are not Loan Parties; (w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted

-149- Subsidiary pursuant to Section 6.14); provided that such Lien was not created in contemplation of such ac- quisition or such Person becoming a Restricted Subsidiary, (ii) such Lien is does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-ac- quired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be per- mitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted to be incurred at such time under Section 7.03(g); (x) (i) zoning, building, entitlement and other land use regulations by Governmental Authori- ties with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole; (y) Liens arising from precautionary Uniform Commercial Code financing statement or simi- lar filings; (z) Liens on insurance policies and the proceeds thereof securing the financing of the premi- ums with respect thereto; (aa) the modification, replacement, renewal or extension of any Lien permitted by Sec- tions 7.01(b), (u) and (w); provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension, restructuring or refinancing of the obli- gations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebted- ness); (bb) Liens with respect to property or assets of the Borrower or any of its Restricted Subsidi- aries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $550,000,000600,000,000 and 50.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in ac- cordance with Section 1.09), in each case determined as of the date of incurrence; provided that if such Liens are on the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement (or any Intercreditor Agreement shall have been amended or replaced in a manner reasonably acceptable to the Borrower and the Collateral Agent, which results in such Senior Representative having rights to share in the Collateral on a pari passu basis or a jun- ior lien basis); (cc) Liens on accounts receivable, Securitization Assets and related assets incurred in connec- tion with a Qualified Securitization Facility; (dd) Liens on the Collateral securing obligations in respect of Permitted First Priority Refi- nancing Debt or Permitted Junior Priority Refinancing Debt and Indebtedness permitted pursuant to Section 7.03(v)(i) and (ii), (w) (relating to (v)(i) and (v)(ii)) and (z) (to the extent permitted to be secured thereun- der) and any Permitted Refinancing of any of the foregoing; provided a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement (or any Intercreditor Agreement shall have been amended or replaced in a manner reasonably acceptable to the Borrower and the Collateral Agent, which results in such Senior Representative having rights to share in the Collateral on a pari passu basis or a junior lien basis); provided, further, that in the case of any modifi- cation, refinancing, refunding, restatement, exchange, extension, renewal or replacement of any Lien se- cured on a junior lien basis to the Secured Obligations, such new Lien shall be a Lien secured on a junior lien basis to the Secured Obligations;

-150- (ee) deposits of cash with the owner or lessor of premises leased and operated by the Bor- rower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obliga- tions under the terms of the lease for such premises; (ff) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Sub- sidiary permitted under Section 7.03; (gg) Liens on property subject to any sale-leaseback transaction permitted hereunder and gen- eral intangibles related thereto; (hh) in the case of any non-wholly-owned Restricted Subsidiary, any put and call arrange- ments or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement; (ii) Liens securing Swap Contracts so long as (x) such Swap Contracts do not constitute Se- cured Hedge Agreements and (y) the fair market value of the property securing such Swap Contracts does not exceed $50,000,000 at any time; (jj) Liens consisting of contractual restrictions on cash and Cash Equivalents held by Re- stricted Subsidiaries that prohibit distributions so long as such contractual restrictions are permitted under Section 7.09; (kk) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings or any Restricted Subsidiary in joint ventures; (ll) Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; (mm) Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities by the Borrower or any of its Restricted Subsidiaries issued after the Closing Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities within 360 days of their issuance; provided that such Liens do not extend to any assets other than such proceeds and such additional funds; (nn) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; and (oo) Liens on the Collateral securing obligations (x) prior to the redemption of the Existing Senior Secured Notes on the Amendment No. 5 Effective Date, in respect of the Existing Senior Secured Notes Documents permitted pursuant to Section 7.03(a)(ii) and (y) in respect of the Senior Secured Notes Documents permitted pursuant to Section 7.03(a)(iii) and any Permitted Refinancing thereof; provided a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Closing Date Intercreditor Agreement. Section 7.02. Investments. Make or hold any Investments, except: (a) Investments by the Borrower or any of its Restricted Subsidiaries in cash or Cash Equiva- lents or assets that were Cash Equivalents when such Investment was made; (b) loans or advances to officers, directors and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s

-151- purchase of Equity Interests of the Borrower or any direct or indirect parent thereof or to permit the pay- ment of taxes with respect thereto; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Bor- rower in cash as common equity and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under this clause (iii) shall not exceed $55,000,000. (c) Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (other than Holdings), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided, further that no such Investments made pursuant to this clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless (x) such promissory note is pledged to the Adminis- trative Agent in accordance with the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Ob- ligations pursuant to the terms of the Intercompany Note; (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business; (e) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d) and the proviso to (f)), 7.04 (other than 7.04(c)(ii) or (e)), 7.05 (other than 7.05(d)(ii) and (e)), 7.06 (other than 7.06(d) or (h)(iv)) and 7.13, respectively; (f) Investments (i) existing or contemplated on the Amendment No. 5 Effective Date or made pursuant to legally binding written contracts in existence on the Closing Date and, with respect to each such Investment in an amount in excess of $50,000,000, in each case set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof that does not increase the value thereof and (ii) existing on the Closing Date by Holdings or any Restricted Subsidiary in Holdings or any other Restricted Subsidiary and any modification, renewal or extension thereof that does not increase the value thereof; (g) Investments in Swap Contracts permitted under Section 7.03(f); (h) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 7.05; (i) (x) any acquisition of (A) the Equity Interests of any Person that becomes a Restricted Subsidiary (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), (B) all or substantially all the assets of a Person or any business unit, division or line of business thereof or (C) all or substantially all of the customer lists of any Person or any business unit, division or line of business thereof (including, for the avoidance of doubt, “tuck in” acquisitions) or (y) any subsequent Investment made in a Person, business unit, division, line of business or assets previously acquired in a Permitted Acquisition, in each case of clause (x) or (y), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) no Event of Default under Section 8.01(a) or (f) exists at the time of the signing of a definitive acquisition agreement with respect thereto; (ii) any acquired or newly formed Restricted Sub- sidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Sec- tion 7.03; and (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case in accordance with Section 6.11 (any such acquisition under this Section 7.02(i), a “Permitted Acquisition”); (j) Investments constituting a part of the Transactions;

-152- (k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices; (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclo- sure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (m) loans and advances to any direct or indirect parent of the Borrower not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Re- stricted Payments to the extent permitted to be made to such parent in accordance with Section 7.06(f), (g), (h), (i), (j), (l) or (m), such Investment being treated for purposes of the applicable clause of Section 7.06, including any limitations, as if a Restricted Payment had been made pursuant to such clause in an amount equal to such Investment; (n) Investments (including Permitted Acquisitions) in an aggregate amount pursuant to this Section 7.02(n) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) at any time not to exceed the greater of $1,100,000,0001,200,000,000 and 100.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09) (in each case, increased (without duplication) by (A) any Returns in respect thereof and (B) the gain in any fair market value of the Investments made under this clause (n) in any Unrestricted Subsidiary at the time of redesignation as a Re- stricted Subsidiary) that does not increase the Cumulative Credit, in each case not in excess of the amount otherwise permitted under this Section 7.02(n); (o) Investments made in respect of joint ventures or other similar agreements or partnerships in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write- downs or write-offs thereof) at any time not to exceed the greater of $385,000,000420,000,000 and 35.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09) (plus the amount of any Returns in respect thereof) that does not increase the Cumulative Credit, in each case not in excess of the amount otherwise permitted under this Section 7.02(o); (p) advances of payroll payments to employees in the ordinary course of business; (q) (i) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors and suppliers in the ordinary course of business and (ii) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings or Equity Interests of Holdings or any direct or indirect parent of Holdings; (r) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the Borrower or Restricted Subsidiary in accordance with Sec- tion 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation; (s) [reserved]; (t) Investments in deposit accounts, securities accounts and commodities accounts main- tained by the Borrower or any of its Restricted Subsidiaries;

-153- (u) Investments constituting any part of a reorganization and other activities related to tax planning; provided that (i) no Event of Default shall have occurred and be continuing, (ii) any security in- terests granted to the Administrative Agent for the benefit of the Secured Parties in the Collateral pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent in the aggregate as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been or will promptly be taken, (iii) any Re- stricted Subsidiaries that were Loan Parties at the time the Investment is entered into shall be Loan Parties after such Investments are completed, and (iv) such reorganization and other activities shall not impair or adversely affect in the aggregate the perfection and priority of the Collateral Agent’s security interests in any Collateral; (v) Investments using (i) the Cumulative Credit at such time and (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (v)(ii) to the extent such Investment is made within 12 months of the date of designation of such Available Excluded Contribution Amount; (w) Investments in or relating to a Securitization Subsidiary that, in the good faith determina- tion of the Borrower are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in con- nection therewith; (x) so long as no Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing or would otherwise result therefrom, other Investments such that the Consolidated Total Net Leverage Ratio on a Pro Forma Basis would be less than or equal to 5.00:1.00; and (y) Investments consisting of promissory notes issued to the Borrower or any Restricted Sub- sidiary by future, present or former employees, directors, officers, managers or consultants of the Borrower or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent entity thereof, to the extent the applicable Restricted Payment is permitted by Section 7.06. Section 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness of any Loan Party under the (i) Loan Documents (including any Indebted- ness incurred pursuant to Section 2.14 or 2.15), (ii) prior to the redemption of the Existing Senior Secured Notes on the Amendment No. 5 Effective Date, the Existing Senior Secured Notes Documents in an aggre- gate principal amount under this clause (ii) not to exceed $1,500,000,000 in respect of the Dollar-denomi- nated Existing Senior Secured Notes and €500,000,000 in respect of the euro-denominated Existing Senior Secured Notes, (iii) the Senior Secured Notes Documents in an aggregate principal amount under this clause (iii) not to exceed €650,000,000 in respect of the Senior Secured Notes and any Permitted Refinanc- ing thereof and (iv) the Senior Unsecured Notes Documents in an aggregate principal amount under this clause (iv) not to exceed $1,550,000,000 in respect of the Dollar-denominated Senior Unsecured Notes and €400,000,000 in respect of the euro-denominated Senior Secured Notes and any Permitted Refinancing thereof; (b) (x) Indebtedness outstanding on the Amendment No. 5 Effective Date and, with respect any such Indebtedness in an aggregate principal amount in excess of $10,000,000, listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (y) intercompany Indebtedness outstanding on the Amendment No. 5 Effective Date and any Permitted Refinancing thereof; provided that any such intercom- pany Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the Intercompany Note; (c) Guarantees by the Borrower and any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth

-154- herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable (as reasonably de- termined by the Borrower) to the Lenders as those contained in the subordination of such Indebtedness; (d) Indebtedness of the Borrower or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) but only, in the case of Indebtedness of a non-Loan Party owing to a Loan Party, to the extent constituting an Investment permitted by Section 7.02(c)(iii); provided that (x) no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note is pledged to the Ad- ministrative Agent in accordance with the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordi- nated to the Obligations pursuant to subordination terms substantially consistent with the terms of the Inter- company Note; (e) (i) Attributable Indebtedness and other Indebtedness (including Financing Lease Obliga- tions) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Restricted Subsidiary prior to or within 365 days after the acquisi- tion, construction, repair, replacement, lease or improvements of the applicable asset in an aggregate amount not to exceed (A) the greater of $385,000,000420,000,000 and 35.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09), in each case determined at the time of incurrence, plus (B) an additional amount so long as the Consolidated Secured Net Leverage Ratio is not greater than 5.00:1.00, determined at the time of such assumption on a Pro Forma Basis in accordance with Section 1.09 at any time outstanding and any Permitted Refinancings thereof and (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(m) and any Permitted Refinancing of such At- tributable Indebtedness; (f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof; pro- vided that any such Guarantees by Loan Parties of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall only be permitted to the extent constituting an Investment permitted by Section 7.02(c)(iii); (g) Indebtedness of the Borrower or any Restricted Subsidiary assumed in connection with any Permitted Acquisition or other Investment not prohibited hereunder; provided that (i) such Indebted- ness is not incurred in contemplation of such Permitted Acquisition or other Investment or any Permitted Refinancing thereof and (ii) after giving Pro Forma Effect to such Permitted Acquisition and the incurrence of such Indebtedness, as applicable, the aggregate amount of such Indebtedness at any time outstanding does not exceed the sum of (x) the greater of $200,000,000420,000,000 and 35.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09) plus (y) additional Indebtedness so long as the Consolidated Total Net Leverage Ratio is not greater than 6.90:1.00, in each case determined at the time of such assumption, on a Pro Forma Basis in accordance with Section 1.09; provided that in the case of clause (ii), (A) subject to the Earlier Maturity Indebtedness Exception, such indebtedness does not mature prior to the date that is the Latest Maturity Date, or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of any Term Loan outstanding at the time such Indebtedness is incurred or issued, (B) subject to Section 1.08, no Event of Default shall exist or result therefrom and (C) the aggregate principal amount at any time outstanding of such Indebtedness of Restricted Subsidiaries that are non-Loan Parties incurred pursuant to this Section 7.03(g), together with the aggregate amount of In- debtedness incurred by non-Loan Parties and outstanding under Section 7.03(s), shall not exceed the greater of (x) $550,000,000600,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Ba- sis in accordance with Section 1.09), in each case determined at the time of such incurrence;

-155- (h) Indebtedness representing deferred compensation to employees of the Borrower, any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower incurred in the ordinary course of business; (i) Indebtedness consisting of promissory notes issued by the Borrower or any of its Re- stricted Subsidiaries to future, current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06; (j) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment permitted hereunder, merger or any Disposition permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments; (k) Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiar- ies under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment permitted hereunder; (l) Cash Management Obligations and other Indebtedness in respect of netting services, au- tomatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insuf- ficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within 10 Business Days of its incurrence; (m) Indebtedness in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $1,100,000,0001,200,000,000 and 100.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09); (n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay ob- ligations contained in supply arrangements, in each case, in the ordinary course of business; (o) (i) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice , including in respect of work- ers compensation claims, health, disability or other employee benefits or property, casualty or liability in- surance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and (ii) Indebtedness of the Borrower or any of its Restricted Subsidiaries as an account party in respect of letters of credit, bank guarantees or similar instruments or other guarantee obligations in favor of suppliers, customers, franchisees, lessors, licensees, sublicensees, distribution part- ners or other creditors issued in the ordinary course of business or consistent with past practice; (p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiar- ies or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice; (q) letters of credit issued in currencies not available hereunder in an aggregate amount at any time outstanding not to exceed the greater of $55,000,000120,000,000 and 10.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09); (r) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

-156- (s) Indebtedness incurred by a Restricted Subsidiary that is a non-Loan Party which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(s) does not, together with the aggregate amount of Indebtedness incurred by non-Loan Parties and outstanding under Section 7.03(g), exceed the greater of $550,000,000780,000,000 and 50.065.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09), in each case determined at the time of incurrence; (t) Credit Agreement Refinancing Indebtedness; (u) [reserved]; (v) Indebtedness of the Borrower or any of its Restricted Subsidiaries that is a Loan Party that complies with the Applicable Requirements and, if incurred pursuant to clause (ii) or (iii) below, the Permitted Other Debt Conditions, subject to Section 1.08, so long as no Event of Default is continuing or would result from the incurrence of such Indebtedness; provided that: (i) if such Indebtedness is secured on a pari passu in right of security with the Obli- gations, the aggregate principal amount of such Indebtedness shall not exceed an amount so long as on and as of the date of such incurrence either (A) the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed to 5.00:1.00 or (B) in the case of such Indebtedness incurred to consummate any Investment permit- ted under Section 7.02, the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed the Consolidated First Lien Net Leverage Ratio prior to giving effect to such Investment; (ii) if such Indebtedness is secured on a junior basis in right of security with the Ob- ligations, the aggregate principal amount of such Indebtedness shall not exceed an amount so long as on and as of the date of such incurrence either (A) the Consolidated Secured Net Leverage Ra- tio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed 5.00:1.00 or (B) in the case of such Indebtedness incurred to consummate any Investment permitted under Section 7.02, the Consolidated Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed the Consolidated Secured Net Leverage Ratio prior to giving effect to such Investment; (iii) if such Indebtedness is unsecured, the aggregate principal amount of such In- debtedness shall not exceed an amount so long as on and as of the date of such incurrence either (A) the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed 6.90:1.00, (B) in the case of such Indebtedness incurred to consummate any Investment permitted under Section 7.02, the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) does not exceed the Consolidated Total Net Leverage Ratio prior to giving effect to such Investment, (C) the Consoli- dated Interest Coverage Ratio is no less than 2.00 to 1.00 or (D) in the case of such Indebtedness incurred to consummate any Investment permitted under Section 7.02, the Consolidated Interest Coverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) is not less than the Consolidated Interest Coverage Ratio prior to giving effect to such Investment. provided that if such Indebtedness is pari passu in right of payment and with respect to security with the Initial Term Loans, the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans and the Incremental B-5 Euro Term Loans and such Indebtedness is in the form of term loans (other than custom- ary bridge loans or term loan A facilities as determined by the Borrower in good faith), the Initial Term Loans, the Incremental B-6 Dollar Term Loans, the Incremental B-4 Euro Term Loans and the Incremental B-5 Euro Term Loans shall be subject to the “most favored nation” pricing adjustment (if applicable) set forth in the proviso to Section 2.14(e)(iii) as if such Indebtedness were an Incremental Term Loan incurred under Section 2.14.

-157- For purposes of the calculations in this Section 7.03(v), (A) with respect to any Revolving Credit Commitments and any commitments under any revolving credit facility previously or simultaneously estab- lished under this Section 7.03(v), a borrowing of the maximum amount of Loans available thereunder shall be assumed and (B) to the extent the proceeds of any Indebtedness incurred under this Section 7.03(v) are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness; provided that the calculations in this Section 7,03(v) shall exclude cash proceeds of any borrowing of such Indebted- ness incurred under this Section 7.03(v) not applied promptly for the specified transaction in connection with the incurrence upon receipt thereof. (w) Any Permitted Refinancings of Indebtedness incurred pursuant to Section 7.03(v); (x) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 7.03(a) through 7.03(w); (y) Indebtedness and Disqualified Equity Interests of the Borrower or any Restricted Subsidi- ary in an aggregate principal amount up to 100% of the net cash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash con- tributed to the capital of the Borrower (in each case, other than the Cure Amount, any Available Excluded Contribution Amount, or sales of Equity Interests to the Borrower or any of its Subsidiaries) as determined in accordance with clauses (c) and (d) of the definition of “Cumulative Credit” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses after the closing date and prior to the time of such incurrence to incur Indebtedness pursuant to Section 7.03(bb), make Restricted Payments pursuant to Section 7.06(l), to make Investments pursuant to Section 7.02(v) or to make payments or distributions in respect of Junior Financings pursuant to Section 7.13; (z) Indebtedness of the Borrower or any Subsidiary Guarantor issued in lieu of Incremental Term Loans or Incremental Revolving Loan Commitments (and subject to clauses (i) and (v) of Section 2.14(d), the Applicable Requirements and, if secured by liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations or is unsecured, the Permitted Other Debt Conditions) consisting of one or more series of (i) secured or unsecured bonds, notes or debentures (which bonds, notes or debentures, if secured, may be secured either by Liens that are pari passu with the Liens on the Collat- eral securing the Secured Obligations or by Liens having a junior priority relative to the Liens on the Col- lateral securing the Secured Obligations), or (ii) secured or unsecured loans (which loans, if secured, must be secured either by Liens that are pari passu with the Liens on the Collateral securing the Secured Obliga- tions or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obli- gations) (the “Incremental Equivalent Debt”); provided that if such Incremental Equivalent Debt (other than any such Incremental Equivalent Debt that is revolving in nature) is pari passu in right of payment and with respect to security with the Initial Term Loans and such Incremental Equivalent Debt is in the form of term loans (other than customary bridge loans or term loan A facilities as determined by the Borrower in good faith), the Initial Term Loans shall be subject to the “most favored nation” pricing adjustment (if ap- plicable) set forth in the proviso to Section 2.14(e)(iii) as if such Incremental Equivalent Debt were an In- cremental Term Loan incurred under Section 2.14; (aa) Indebtedness of Securitization Subsidiaries in respect of Qualified Securitization Facili- ties; (bb) Indebtedness using the Cumulative Credit at such time; and (cc) to the extent the L/C Issuer as of the Closing Date has resigned (and there is no additional or replacement L/C Issuer under this Agreement), additional Indebtedness in an aggregate principal amount or face amount equal to the amount of Letters of Credit no longer available to the Borrower as a result of such resignation, and in any event, at any time outstanding not to exceed $100,000,000 in respect of letters of credit, bank guaranties, surety bonds, performance bonds and similar instruments issued for general cor- porate purposes minus the amount of outstanding Letters of Credit hereunder.

-158- For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of In- debtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be cal- culated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is in- curred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing. For purposes of determining compliance with this Section 7.03, in the event that any item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness specified herein, the Borrower may, in its sole discretion, divide and classify (and may later re-divide, classify and reclassify) (including as between the Free and Clear Incremental Amount and the Incurrence-Based Incremental Amount) such Indebted- ness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above categories; provided, that (i) all Indebtedness outstanding on the Closing Date under the Existing Senior Secured Notes shall at all times be deemed to have been incurred pursuant to clause (a)(ii) of this Section 7.03 (and may not later be reclassified), (ii) all Indebtedness outstanding on the Amendment No. 5 Effective Date under the Senior Secured Notes shall at all times be deemed to have been incurred pursuant to clause (a)(iii) of this Section 7.03 (and may not later be reclassified) and (iii) all Indebtedness outstanding on the Closing Date under the Senior Unsecured Notes shall at all times be deemed to have been incurred pursuant to clause (a)(iv) of this Section 7.03 (and may not later be reclassified). The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The princi- pal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date pre- pared in accordance with GAAP. Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Per- son, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its as- sets (whether now owned or hereafter acquired) to or in favor of any Person, except that: (a) any Restricted Subsidiary may merge, amalgamate or consolidate with (A) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction in the United States); provided that the Borrower shall be the continuing or surviving Person or (B) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Re- stricted Subsidiary, a Loan Party shall be the continuing or surviving Person; (b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party, (ii) any Subsidiary may liquidate or dissolve so long as any related Disposition is permitted by Section 7.05 and (iii) any Restricted Subsidiary may change its legal form if, with respect to clauses (ii) and (iii), the Borrower determines in good faith that such action is in the best interest of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereun- der); (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon volun- tary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the trans- feror in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Borrower or

-159- (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in, or Indebt- edness of, a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively; (d) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consoli- dation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its obligations under the Security Agree- ment and other applicable Collateral Documents shall apply to the Successor Company’s obligations under the Loan Documents, (E) if reasonably requested by the Administrative Agent, each mortgagor of a Mort- gaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate, stating that such merger or consolidation and such supplement to this Agreement or any Collat- eral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Suc- cessor Company will succeed to, and be substituted for, the Borrower under this Agreement; provided, fur- ther, that the Borrower agrees to provide any documentation and other information about the Successor Company as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under appli- cable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act and the Beneficial Ownership Regulation; (e) any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary of the Borrower, which together with each of their Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 and Section 6.13 to the extent required pursuant to the Collateral and Guarantee Requirement; provided, further, that, subject to Section 1.08, in the case of any such merger or consolidation involving a Loan Party, no Event of Default has occurred and is continu- ing or would result therefrom; and (f) so long as no Event of Default has occurred and is continuing or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposi- tion permitted pursuant to Section 7.05 or a Restricted Payment permitted pursuant to Section 7.06. Section 7.05. Dispositions. Make any Disposition, except: (a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or here- after acquired and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Restricted Subsidiaries; (b) Dispositions of inventory, goods held for sale in the ordinary course of business and im- material assets (other than the lapse or abandonment of IP Rights, which is governed by clause (r) of this Section 7.05) and termination of leases and licenses in the ordinary course of business, including but not limited to a voluntary or mandatory recall of any product; (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of similar replacement property;

-160- (d) Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02 (other than 7.02(e) or (h)); (e) to the extent constituting Dispositions, transactions permitted by (i) Section 7.01 (other than (7.01(i), (l)(ii) or (q)), (ii) Section 7.02 (other than 7.02(e) or (m)), (iii) Section 7.04 (other than 7.04(f)) and (iv) Section 7.06 (other than 7.06(d)); (f) [reserved]; (g) Dispositions of cash and Cash Equivalents; (h) (i) leases, subleases, non-exclusive licenses or sublicenses (including the provision of software under an open source license or the licensing of other IP Rights) and terminations thereof, in each case in the ordinary course of business and which do not, in the reasonable business judgment of the Bor- rower, materially interfere with the business of the Borrower and its Restricted Subsidiaries (taken as a whole) and (ii) Dispositions of IP Rights, and inbound and outbound licenses to IP Rights, in each case in the ordinary course of business and that, in the reasonable business judgment of the Borrower, do not inter- fere in any material respect with the business of the Borrower and its Restricted Subsidiaries (taken as a whole); (i) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event; (j) Dispositions of property (including sale-leaseback transactions); provided that (i) at the time of such Disposition or, if earlier, as of the date of a definitive agreement with respect to such Disposi- tion, no Event of Default under Section 8.01(a) or 8.01(f) with respect to the Borrower shall have occurred and been continuing or would result from such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no such Event of Default exists), (ii) with re- spect to any Disposition pursuant to this Section 7.05(j) for a purchase price in an aggregate amount in ex- cess of the greater of $55,000,00060,000,000 and 5.0% of Consolidated EBITDA individually for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09) individually, the Borrower or any of its Restricted Subsidiar- ies shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than Permitted Liens); provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Bor- rower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the pay- ment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposi- tion and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having a fair market value (determined as of the closing of the applica- ble Disposition for which such non-cash consideration is received) not to exceed the greater of $220,000,000240,000,000 and 20.0% of Consolidated EBITDA for the most recently completed Test Pe- riod for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09) at any time; and (iii) such Disposition is for fair market value as reasonably determined by the Borrower in good faith; (k) Dispositions of non-core assets in connection with Permitted Acquisitions or other In- vestments, which assets have a fair market value of no greater than 25% of the Consolidated EBITDA of the acquired Restricted Subsidiary for the previous four fiscal quarters;

-161- (l) (i) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and (ii) receivables and related as- sets, or any disposition of the Equity Interests in a Subsidiary, all or substantially all of the assets of which are receivables and related assets, pursuant to any Qualified Securitization Facility; (m) Dispositions of property pursuant to sale-leaseback transactions; provided that to the ex- tent the aggregate Net Proceeds from all such Dispositions since the Closing Date exceeds the greater of $110,000,000120,000,000 and 10.0% of Consolidated EBITDA for the most recently completed Test Pe- riod for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09), such excess shall be reinvested in accordance with the definition of “Net Proceeds” or otherwise applied to prepay Loans in accordance with Section 2.05(b)(ii); (n) any swap of assets in exchange for services or other assets in the ordinary course of busi- ness of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower; (o) [reserved]; (p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrange- ments and similar binding arrangements; (q) the unwinding or settling of any Swap Contract; (r) the lapse or abandonment in the ordinary course of business of any registrations or appli- cations for registration of any IP Rights (i) in the ordinary course of business and that, in the reasonable business judgment of the Borrower, do not interfere in any material respect with the business of the Bor- rower and its Restricted Subsidiaries (taken as a whole) or (ii) expiration of patents or copyrights in accord- ance with applicable statutory terms for which extension or renewal is not possible; and (s) other Dispositions in an aggregate amount of not more than the greater of $140,000,000240,000,000 and 12.520.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09); provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (d), (e), (h)(ii), (i), (l), (p), (q) and (r) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is sold or transferred as permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect or evidence the foregoing. Section 7.06. Restricted Payments. Make, directly or indirectly, any Restricted Payment, except: (a) each Restricted Subsidiary of the Borrower may make Restricted Payments to the Bor- rower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non- wholly-owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests); (b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Restricted Subsidiary, the Borrower and any Restricted Subsidiary and to each other

-162- owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests); (c) Restricted Payments made (i) in respect of earn-outs, working capital adjustments or pur- chase price adjustments pursuant to any Permitted Acquisition or other permitted Investments and (ii) in order to satisfy indemnity and other similar obligations in respect of any Permitted Acquisitions; (d) to the extent constituting Restricted Payments, the Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries may enter into and consummate transactions permitted by, and make any distributions pursuant to, any provision of Section 7.02 (other than 7.02(e) and 7.02(m)), 7.04 (other than 7.04(f)) or 7.05 (other than 7.05(e)(iv) and 7.05(g)); (e) repurchases of Equity Interests in Holdings, the Borrower, any direct or indirect parent of the Borrower or any Restricted Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; (f) Borrower and each Restricted Subsidiary may (i) pay (or make Restricted Payments to allow the Borrower or any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Borrower or any other such direct or indirect parent thereof) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow the Borrower or any direct or indirect parent of Holdings to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, lega- tees or distributees of any of the foregoing) of the Borrower or such Restricted Subsidiary (or Holdings or any other direct or indirect parent thereof) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agree- ment) with any employee, director, officer or consultant of the Borrower or such Restricted Subsidiary (or Holdings or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this Section 7.06(f) together with the aggre- gate amount of loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Pay- ments permitted by this Section 7.06(f) shall not exceed $100,000,000150,000,000 in any calendar year (with unused amounts in any calendar year being carried over to one or more succeeding calendar years up to a maximum of $200,000,000300,000,000 in any calendar year) carried forward to any fiscal year from preceding fiscal years); provided, further, that such amount in any calendar year may further be increased by an amount not to exceed the Net Proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries less the amount of Restricted Payments previously made with the cash pro- ceeds of such key man life insurance policies; provided that such proceeds are used solely to repurchase Equity Interests held by the employee (or any of his or her successors or assigns, including any family trusts) that is the subject of such key man life insurance; provided, further, that cancellation of Indebted- ness owing to the Borrower from members of management of (i) the Borrower, (ii) any of the Borrower’s direct or indirect parent companies or (iii) any of Holdings’ Restricted Subsidiaries, in each case in connec- tion with the repurchase of Equity Interests of any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement to the extent such Indebtedness was incurred to finance the purchase of such Equity In- terests by such members of management and the cash proceeds of such Indebtedness were paid to a Loan Party; (g) the Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of $550,000,000600,000,000 and 50.0% of Consolidated EBITDA for the most recently completed

-163- Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in ac- cordance with Section 1.09); provided that no Event of Default under Section 8.01(a) or 8.01(f) has oc- curred and is continuing or would result therefrom; (h) the Borrower may make Restricted Payments to Holdings or any direct or indirect parent of Holdings: (i) to pay its operating costs and expenses incurred in the ordinary course of busi- ness and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries, Trans- action Expenses and any indemnification claims made by directors or officers of such parent in each case attributable to the ownership or operations of the Borrower and its Restricted Subsidiar- ies; (ii) the proceeds of which shall be used to pay (or make Restricted Payments to al- low any direct or indirect parent thereof to pay) franchise taxes and other fees, taxes and expenses, in each case, required to maintain its (or any of its direct or indirect parents’) corporate or limited liability company existence; (iii) for any taxable period in which the Borrower and, if applicable, any of its Sub- sidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), to pay federal, foreign, state and local income taxes of such Tax Group that are attributable to the taxable income of the Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such pay- ments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower and its Subsidiaries would have been required to pay as a stand-alone consolidated, combined or similar income tax group; provided, further, that such payments in respect of any Taxes attributable to the income of an Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary has made cash payments to the Borrower or any of its Restricted Subsidiaries for such purpose; (iv) to finance any Investment that would be permitted to be made pursuant to Sec- tion 7.02 if Holdings or such parent were subject to such Sections as a Loan Party; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such In- vestment and (B) such parent shall, immediately following the closing thereof, cause (1) all prop- erty acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Re- stricted Subsidiaries that are Loan Parties or (2) the merger (to the extent permitted in Sec- tion 7.04) of any Person formed or acquired into the Borrower or its Restricted Subsidiaries (with the Borrower or the applicable Restricted Subsidiary that is a Loan Party being the surviving or continuing entity) in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11; (v) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and (vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) customary and reasonable fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent of Holdings); (i) payments made or expected to be made by Holdings, the Borrower or any of the Re- stricted Subsidiaries in respect of withholding or similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors,

-164- executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options; (j) after a Qualified IPO and so long as no Event of Default has occurred and is continuing or would result therefrom, (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded com- pany which are reasonable and customary and (ii) additional Restricted Payments not to exceed up to the sum of (A) up to 6.0% per annum of the net proceeds received by (or contributed to) the Borrower and its Restricted Subsidiaries from such Qualified IPO and (iii) Restricted Payments in an aggregate amount per annum not to exceed 7.00% of Market Capitalization; (k) Holdings, the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of frac- tional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Ac- quisition; (l) Restricted Payments (A) made using the Cumulative Credit at such time so long as, solely in the case of the portion of the Cumulative Credit attributable to clause (b) thereof, no Event of De- fault under Section 8.01(a) or 8.01(f) exists or would result from the making of such Restricted Payment or (B) made using the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (l)(B) to the extent such Restricted Payment is made within 12 months of the date of designation of such Available Excluded Contribution Amount; (m) so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, other Restricted Payments such that the Consolidated Total Net Leverage Ratio on a Pro Forma Basis would be less than or equal to 5.00:1.00; (n) distributions or payments of Securitization Fees; (o) the Borrower may make Restricted Payments, in an aggregate amount not to exceed the greater of $50,000,00060,000,000 and 5.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in accordance with Section 1.09) in any calendar year, to pay for the redemption, acquisition, retirement or repurchase, in each case for nominal value, of Equity Interests of Holdings, the Borrower (or any direct or indirect parent Holdings or the Borrower) from a former investor of a business acquired in a Permitted Acquisition or sim- ilar Investment or a current or former employee, officer, director, manager or consultant of a business ac- quired in a Permitted Acquisition or similar Investment (or any spouses, former spouses, successors, execu- tors, administrators, heirs, legatees or distributees of any of the foregoing), which Equity Interest was is- sued as part of an earn-out or similar arrangement in the acquisition of such business, and which redemp- tion, acquisition, retirement or repurchase relates to the failure of such earn-out to fully vest; and (p) the distribution, by dividend or otherwise, or other transfer or disposition of shares of Equity Interests of an Unrestricted Subsidiary (or a Restricted Subsidiary that, directly or indirectly, owns the Eq- uity Interests of one or more Unrestricted Subsidiaries and no other assets (other than de minimis assets)), or Indebtedness owed to the Issuer or a Restricted Subsidiary by an Unrestricted Subsidiary (or a Restricted Subsidiary that, directly or indirectly, owns the Equity Interests of one or more Unrestricted Subsidiaries and no other assets (other than de minimis assets)), in each case, other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents All Restricted Payments made by a non-wholly owned Subsidiary shall be made on a pro rata basis or on a basis even more favorable to the Borrower and its Restricted Subsidiaries. Section 7.07. Change in Lines of Business. Engage in any material line of business substantially dif- ferent from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or

-165- any business not reasonably related, complementary, corollary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof. Section 7.08. [Reserved]. Section 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of: (a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Pay- ments to the Borrower or any Subsidiary Guarantor; or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Per- son for the benefit of the Lenders with respect to the Facilities and the Obligations; provided that the fore- going Sections 7.09(a) and (b) shall not apply to Contractual Obligations which: (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing (taken as a whole) does not materially expand the scope of such Contractual Obligation (as reasonably determined by the Borrower); (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower and do not extend past such Restricted Subsidiary and its Subsidiaries; provided, fur- ther, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14; (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03 and which does not apply to any Loan Party; (iv) are customary restrictions (as reasonably determined by the Borrower) that arise in connection with (x) any Lien permitted by Sections 7.01(a), (b), (e), (f), (i), (j), (k), (l), (o), (p), (s), (u), (v), (w), (z), (aa), (dd), (ff) and (hh) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition; (v) are customary provisions in joint venture agreements and other similar agree- ments applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture and its equity entered into in the ordinary course of business; (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebt- edness permitted under Section 7.03 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds, accessions and products thereof or (ii) the property secured by such Indebtedness and the proceeds, accessions and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Obligations; (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto; (viii) comprise restrictions imposed by any agreement relating to secured Indebted- ness permitted pursuant to Sections 7.03(a), (b), (e), (g), (n)(i), (v) and (z) and to the extent that

-166- such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Section 7.03(g), to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness; (ix) are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary; (x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit; (xiii) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Re- stricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder; (xiv) are restrictions on cash or other deposits or net worth imposed by customers un- der contracts entered into in the ordinary course of business; (xv) are restrictions regarding non-exclusive licensing or sublicensing by the Bor- rower and its Restricted Subsidiaries of IP Rights in the ordinary course of business; (xvi) are restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Borrower are necessary or advisable to effect such Qualified Securitization Facility and relate solely to the Securitization Assets subject thereto; (xvii) are customary restrictions contained in any Senior Notes Documents or any Per- mitted Refinancing thereof; and (xviii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder. Section 7.10. [Reserved]. Section 7.11. Consolidated First Lien Net Leverage RatioFinancial Covenant. Commencing with the first full fiscal quarter after the ClosingAmendment No. 14 Effective Date, without the written consent of the Re- quired RevolvingPro Rata Lenders, (x) permit the Consolidated First Lien Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of any Test Period (but only ifto be greater than 3:50:1.00 (the “Leveraged-Based Financial Covenant”) and (y) permit the Consolidated Interest Coverage Ratio calculated on a Pro Forma Basis as of the last day of suchany Test Period constitutes a Compliance Date) to be greaterless than 7.352:00:1.00. Notwith- standing the foregoing, in the case of the Leveraged-Based Financial Covenant only, following the consummation of an acquisition for a total consideration in excess of $500,000,000 (a “Material Acquisition”) and receipt by the Ad- ministrative Agent of written notice thereof from the Borrower, such Leveraged-Based Financial Covenant shall be increased by 0.50:1.00 during the period of four full fiscal quarters immediately following the date of consummation of such Material Acquisition (a “Leverage Increase Period”); provided, that after the expiration of any Leverage Increase Period, such Leveraged-Based Financial Covenant shall not exceed 3.50:1.00 as of the end of at least one fiscal quarter before a subsequent Leverage Increase Period may be permitted to commence.

-167- Section 7.12. Fiscal Year. Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year on no more than one occasion to any other fiscal year reasonably acceptable to the Administrative Agent and the Required Lenders, in which case, the Borrower, the Administrative Agent and the Required Lenders will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year. Section 7.13. Prepayments, Etc. of Subordinated Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that subject to the terms of the applicable intercreditor or subordination agreement, payments of regularly scheduled principal, interest and mandatory prepayments and AHYDO payments and, in con- nection with the amendment of any Junior Financing, the payment of fees shall be permitted) any Indebtedness that is subordinated in right of payment to the Obligations expressly by its terms (collectively, “Junior Financing”), in each case, in an amount in excess of the Threshold Amount except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing) and, if such Indebtedness was originally incurred under Section 7.03(g), (v) or (z), is permitted pursuant to Section 7.03(g), (v) or (z), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion or exchange of any Junior Financing to Qualified Equity Interests of Holdings or any of its direct or indirect parents, (iii) subject to the terms of the Intercompany Note, the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary and (iv) repayments, redemptions, purchases, defeasances and other pay- ments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the sum of (1) the greater of (x) $550,000,000600,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently completed Test Period for which financial statements have been delivered (determined on a Pro Forma Basis in ac- cordance with Section 1.09), (2) the Cumulative Credit at such time; provided that solely in the case of the portion of the Cumulative Credit attributable to clause (b) thereof, no Event of Default under Section 8.01(a) or 8.01(f) ex- ists or would result from the making of such repayment, redemption, purchase, defeasance or other payment in re- spect of Junior Financings, (3) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (a)(3) to the extent such repayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings is made within 12 months of the date of designation of such Available Excluded Contribution Amount and (4) so long as no Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing or would otherwise result therefrom, additional amounts so long as, after giving effect to such repayment, the Consolidated Total Net Leverage Ratio on a Pro Forma Basis would be less than or equal to 5.00:1.00. (b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of (i) any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount or (ii) any Organization Documents of any Loan Party, in each case without the consent of the Administrative Agent (which consent shall not be unreasonably with- held, delayed or conditioned). Notwithstanding anything to the contrary in any Loan Document, the Borrower may make regularly sched- uled payments of interest and fees on any Junior Financing, and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness. Section 7.14. Permitted Activities. With respect to Holdings, engage in any material operating or busi- ness activities including, without limitation, the formation of any Subsidiary or the acquisition of any Person; pro- vided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower, and activities incidental thereto, including payment of dividends and other amounts in respect of such Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents and any other documents governing Indebtedness permitted hereby, (iv) any public offering of its com- mon stock or any other issuance or sale of its Qualified Equity Interests, (v) any activities incidental to compliance with the provisions of the Securities Act of 1933 and the Exchange Act of 1934, as amended, any rules and regula- tions promulgated thereunder, and similar laws and regulations of other jurisdictions and the rules of securities ex- changes, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders, (vi) in connection with, and

-168- following the completion of, a public offering, activities necessary or reasonably advisable for or incidental to the initial registration and listing of Holding’s (or a direct or indirect parent’s) common stock and the continued exist- ence of Holdings (or a direct or indirect parent) as a public company, (vii) activities required to comply with appli- cable laws, (viii) [reserved], (ix) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (x) holding any cash or Cash Equivalents, (xi) making of any Restricted Payments or Investments permitted hereunder, (xii) entering into employment agree- ments and other arrangements with, including providing indemnification to, officers and directors, (xiii) establishing and maintaining bank accounts, (xiv) the obtainment of, and the payment of any fees and expenses for, management, consulting, investment banking and advisory services to the extent otherwise permitted by this Agreement, (xv) per- formance of its obligations under any management agreement with the Sponsor and (xvi) any activities incidental or reasonably related to the foregoing. Section 7.15. Outbound Investment Rules. The Borrower will not, and will not permit any of its sub- sidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is de- fined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Out- bound Investment Rules from performing under this Agreement. ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES Section 8.01. Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”): (a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five Business Days after the same becomes due, any in- terest on any Loan or any fees or other amounts payable hereunder or with respect to any other Loan Docu- ment; or (b) Specific Covenants. Holdings, the Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a), 6.05(a) (solely with respect to Holdings and the Borrower), 6.16, 6.17 or Article VII (other than Section 7.11) or (ii) Section 7.11; provided that the covenant in Section 7.11 is subject to cure pursuant to Section 8.04; provided, fur- ther, that an Event of Default under clause (ii) shall not constitute an Event of Default for purposes of any Facility other than the Revolving Credit FacilityPro Rata Facilities unless and until the Required Revolv- ingPro Rata Lenders have either (x) declared all outstanding obligations under the Revolving Credit Facili- tyPro Rata Facilities to be immediately due and payable or (y) terminated the Revolving Credit Commit- ments, in each case in accordance with the terms hereof; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agree- ment (not specified in Section 8.01(a), (b) or (d)) contained in any Loan Document on its part to be per- formed or observed and such failure continues for 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Ef- fect” or similar language, shall be incorrect in any respect) when made or deemed made; or (e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any pay- ment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise),

-169- in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding princi- pal amount of not less than the Threshold Amount, and such failure continues after the applicable grace period, if any, or (B) fails to observe or perform any other agreement or condition relating to any such In- debtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Con- tracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or hold- ers or beneficiary or beneficiaries) to cause (after delivery of any notice if required and after giving effect to any waiver, amendment, cure or grace period), with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; pro- vided that this clause (B) shall not apply to (i) secured Indebtedness that becomes due as a result of the vol- untary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is per- mitted hereunder, (ii) any Indebtedness if the sole remedy or option of the holder thereof in the event of the non-payment of such Indebtedness or the non-payment or non-performance of obligations related thereto is to elect to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares and (iii) in the case of Indebtedness which the holder thereof may elect to convert into Qualified Equity Interests, such Indebtedness from and after the date, if any, on which such conversion has been effected; provided, further, that such failure is unremedied or has not been waived by the holders of such Indebted- ness at such time; or (f) Insolvency Proceedings, Etc. Other than with respect to any dissolutions otherwise per- mitted hereunder, any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors or be- comes unable, admits in writing its inability or fails generally to pay its debts as they become due; or ap- plies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabili- tator, administrator, administrative receiver or similar officer for it or for all or any material part of its prop- erty; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appoint- ment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or (g) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by either (i) independent third-party insurance as to which the insurer does not deny coverage or (ii) another creditworthy (as reasonably determined by the Required Lenders and the Adminis- trative Agent) indemnitor); and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or (h) Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations (other than Cash Management Obligations, Obligations not yet due and payable in respect of Secured Hedge Agreements, contingent obligations not yet due and Cash Collateralized or backstopped Letters of Credit), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforcea- bility of any provision of any Loan Document or the validity or priority of a Lien as required by the Collat- eral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than in accordance with its terms) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document (other than in accordance with its terms); or (i) Change of Control. There occurs any Change of Control; or

-170- (j) Collateral Documents. Any Collateral Document after delivery thereof shall for any rea- son (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Docu- ments on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to any Loan Document or results from the failure of the Administrative Agent to main- tain possession of certificates or promissory notes actually delivered to it representing securities or promis- sory notes pledged under the Collateral Documents or to file Uniform Commercial Code continuation state- ments; or (k) Guarantees. Any Guarantee of any Guarantor contained in Article XI shall cease, for any reason, to be in full force and effect in any material respect, other than as provided for in Section 11.09 or as any Loan Party or any Affiliate of any such Loan Party shall so assert; or (l) ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary which would reasonably be expected to re- sult in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with re- spect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would reasonably be expected to result. Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and, at the request of the Required Lenders, shall take any or all of the following actions: (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Is- suers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and un- paid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower (to the extent permitted by applicable law); (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 103% of the then Outstanding Amount thereof); (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; (e) solely in connection with an Event of Default under Section 8.01(b)(ii) (a “Financial Covenant Event of Default”) that is uncured or unwaived, the Required RevolvingPro Rata Lenders may, so long as a Compliance Date continues to be in effect, either (x) terminate the Revolving Credit Commit- ments and/or (y) take the actions specified in Section 8.02(a), (b), (c) and (d) in respect of the Term A Loans, Revolving Credit Commitments, the Revolving Credit Loans and Letters of Credit; and (f) solely in connection with a Financial Covenant Event of Default that is continuing, the Required RevolvingPro Rata Lenders may take the actions specified in Section 8.02(a), (b) and (d) from and after the date that the Required RevolvingPro Rata Lenders terminate the Revolving Credit Commit- ments and accelerate all Obligations in respect of the Term A Loans and the Revolving Credit Commit- ments; provided, however, that the Required Lenders may not take such actions if either (i) the Term A Loans and the Revolving Credit Loans have been repaid in full (other than Cash Management Obligations, Obligations not yet due and payable in respect of Secured Hedge Agreements, contingent obligations not yet due and Cash Collateralized or backstopped Letters of Credit) or (ii) the Financial Covenant Event of Default has been waived by either the Required RevolvingPro Rata Lenders or the Required Lenders;

-171- provided that upon the occurrence of any event described in Section 8.01(f) (but without giving effect to any grace periods contemplated therein (other than the grace period for any non-consensual insolvency)), with respect to Hold- ings or the Borrower under the Bankruptcy Code of the United States or any Debtor Relief Laws the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Notwithstanding anything herein to the contrary (including in Section 8.01) or in any other Loan Docu- ment, neither the Administrative Agent nor the Required Lenders may take any of the actions described in this Sec- tion 8.02 with respect to any Default or Event of Default under Section 8.01(b) (other than with respect to any De- fault or Event of Default with respect to Section 7.11), (c) or (d) resulting from any action or the occurrence of any event reported publicly or otherwise disclosed to the Administrative Agent and the Lenders more than two years prior to such date. Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automati- cally been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law): First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or Collateral Agent in their capacities as such hereunder; Second, to the payment in full of Unfunded Participations (the amounts so applied to be distrib- uted among the LC Issuers pro rata in accordance with the amounts of Unfunded Participations owed to them on the date of any such distribution); Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders hereunder in their respective capacities as Lenders hereunder (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Cash Management Obligations or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth payable to them; Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggre- gate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Cash Management Obligations or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them; Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggre- gate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Par- ties on such date; and Last, the balance, if any, after all of the Obligations then earned, due and payable have been paid in full, to the Borrower or as otherwise required by Law.

-172- Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or ex- pired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower as applicable or as otherwise required by any Intercreditor Agree- ment. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Section 8.04. Borrower Right to Cure. Notwithstanding anything to the contrary contained in Sec- tion 8.01 or Section 8.02: (a) For the purpose of determining whether an Event of Default under Section 7.11 has oc- curred, the Borrower may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of Holdings or any cash contribution to the common capital of Holdings, in each case, after the Closing Date and which are contributed to the Borrower (the “Cure Amount”), as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that (A) such amounts to be designated (i) are actually received by the Borrower after the end of such fiscal quarter and on or prior to the fifteenth Business Day after the date on which financial statements are required to be de- livered with respect to such applicable fiscal quarter (the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure any Event of Default under Section 7.11 as of such date and (B) the Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent that such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is pro- vided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be lower than specified in such notice to the ex- tent that the amount necessary to cure any Event of Default under Section 7.11 is less than the full amount of such originally designated amount). The Cure Amount shall be added to Consolidated EBITDA for the applicable fiscal quarter and included in any Test Period that includes such fiscal quarter. (b) The parties hereby acknowledge that this Section 8.04 may not be relied on for purposes of calculating any financial ratios other than for determining actual compliance with Section 7.11 and shall not result in any adjustment to any amounts (including the amount of clause (c) or (d) of the Cumulative Credit, Indebtedness (other than as set forth in Section 8.04(d)(ii)), Total Assets, Consolidated First Lien Debt, Consolidated Secured Debt or Consolidated Total Debt, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio or any other calculation of net leverage or Indebtedness hereunder and shall not be included for purposes of deter- mining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) other than the amount of the Consolidated EBITDA referred to in Section 8.04(a) above. (c) In furtherance of Section 8.04(a) above, (i) upon actual receipt and designation of the Cure Amount by the Borrower, the covenant under Section 7.11 shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenant under such Section 7.11 and any Event of Default or potential Event of Default under Section 7.11 shall be deemed not to have oc- curred for purposes of the Loan Documents, and (ii) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under Section 7.11 following receipt of a Notice of Intent to Cure until and unless the Cure Expiration Date has occurred without the Cure Amount having been received. (d) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 8.04 is exercised and (ii) there shall be no pro forma reduction in Indebtedness (either directly or by netting cash) with the Cure Amount for determining com- pliance with Section 7.11 for the fiscal quarter with respect to which such Cure Amount was made. Not- withstanding the foregoing, the Borrower shall not be able to make any Revolving Credit Borrowing until receipt by the Borrower of the Cure Amount.

-173- (e) There can be no more than five fiscal quarters in which the cure rights set forth in this Section 8.04 are exercised during the term of the Facilities. ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS Section 9.01. Appointment and Authority. (a) Each of the Lenders and the L/C Issuers hereby irrevocably appoints Goldman Sachs Bank USA to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Adminis- trative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto. The provisions of this Article IX (other than Sections 9.01, 9.06 and 9.09 through and including 9.12) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party has rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doc- trine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or re- flect only an administrative relationship between independent contracting parties. (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this con- nection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact ap- pointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Arti- cle IX and Article X (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to (i) execute any and all documents (including releases and Intercreditor Agreements) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender. For the avoidance of doubt the Administrative Agent shall be authorized to enter into any Intercreditor Agreement it believes reasonable. Section 9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its in- dividual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advi- sor or in any other advisory capacity for and generally engage in any kind of business with Holdings or any Subsidi- ary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Section 9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obliga- tions except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

-174- (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a De- fault has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Docu- ments that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose the Administrative Agent to liability or that is con- trary to any Loan Document or applicable law or (ii) be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the re- quest of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as pro- vided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by Holdings, a Lender or L/C Issuer; and (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connec- tion herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforcea- bility, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any con- dition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instru- ment, document or other writing (including any electronic message, Internet or intranet website posting or other dis- tribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, exten- sion, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance, extension or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub- agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any

-175- and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpa- tory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negli- gence or willful misconduct in the selection of such sub-agents. Section 9.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resig- nation, the Required Lenders shall have the right, with the consent of the Borrower at all times other than upon the occurrence and during the continuation of an Event of Default under Section 8.01(a) or 8.01(f) (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifica- tions set forth above (including consent of the Borrower); provided that if the Administrative Agent shall notify the Borrower, the L/C Issuers and the Lenders that no qualifying Person has accepted such appointment, then such res- ignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers un- der any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security un- til such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determi- nations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as pro- vided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. Af- ter the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Any resignation by Goldman Sachs Bank USA as Administrative Agent pursuant to this Section 9.06 shall also constitute Goldman Sachs Lending Partners LLC’s resignation as L/C Issuer and Swing Line Lender, in which case Goldman Sachs Lending Partners LLC (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as L/C Issuer and Swing Line Lender with respect to any Letters of Credit or Swing Line Loans issued by it, as applicable, prior to the date of such resignation so long as any L/C Obligations with respect to such Letters of Credit or Swing Line Loans remain outstanding and not otherwise Cash Collateral- ized in accordance with the terms herein. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer or Swing Line Lender, as applicable shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by the retiring L/C Issuer and the successor Swing Line Lender shall issue Swing Line Loans in substi- tution for the Swing Line Loans issued by the retiring Swing Line Lender, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer or Swing Line Lender, as applicable to effectively assume the obligations of the retiring L/C Issuer or Swing Line Lender, as applicable with respect to such Letters of Credit or Swing Line Loans, as applicable. Section 9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any arranger of the

-176- credit facilities evidenced by this Agreement or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any amendment thereof or any other Lender or any of their Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Loan Parties and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agree- ment or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder. Section 9.08. No Other Duties, Etc.Anything herein to the contrary notwithstanding, none of the Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender, Swing Line Lender or L/C Issuer hereunder, as the case may be. None of the Lenders or other Per- sons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “joint bookrun- ner” shall have any obligation, liability, responsibility or duty under this Agreement other than (i) as expressly pro- vided herein or (ii) those applicable to all Lenders, but only to the extent acting in such capacity as a Lender. Section 9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceed- ing under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, Swing Line Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and un- paid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Swing Line Lender, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Swing Line Lender the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Swing Line Lender, the L/C Issuers and the Administrative Agent under Sec- tions 2.03(h), 2.03(i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, Swing Line Lender and L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, Swing Line Lender or L/C Issuer any plan of reorganization, arrange- ment, adjustment or composition affecting the Obligations or the rights of any Lender, Swing Line Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender, Swing Line Lender or L/C Issuer or in any such proceeding. Section 9.10. Collateral and Guaranty Matters. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Administrative Agent, the Collateral Agent or Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Administrative Agent, the Collateral Agent or Re- quired Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental

-177- thereto, shall be authorized and binding upon all of the Lenders. Each of the Administrative Agent and the Collat- eral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further con- sent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect and maintain perfected security interests in and liens upon the Collateral granted pursuant to the Collateral Documents. Each of the Lenders irrevocably authorizes each of the Administra- tive Agent and the Collateral Agent, at its option, and in its sole discretion: (a) to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties; (b) to automatically release any Lien on any property granted to or held by the Administra- tive Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than Cash Management Obligations, Obligations not yet due and pay- able in respect of Secured Hedge Agreements, contingent obligations not yet due and Cash Collateralized or backstopped Letters of Credit) and the expiration or termination of all Letters of Credit (other than Let- ters of Credit which have been Cash Collateralized or as to which other arrangements reasonably satisfac- tory to the Administrative Agent and the applicable L/C Issuers shall have been made), (ii) at the time the property subject to such Lien is sold or transferred or to be sold or transferred as part of or in connection with any Disposition to a non-Loan Party permitted hereunder or under any other Loan Document, (iii) sub- ject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Re- quired Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 9.10(d); (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to another Lien (i) permitted to exist on such property and (ii) expressly permit- ted to be senior to the Liens of the Secured Parties under this Agreement; and (d) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guaran- tor in respect of any Credit Agreement Refinancing Indebtedness, any Junior Financing or any Indebted- ness incurred under Section 7.03(v). If the Administrative Agent requests at any time, the Required Lenders will confirm in writing the Admin- istrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Docu- ments and this Section 9.10. The parties hereto acknowledge and agree that the Administrative Agent may rely conclusively as to any of the matters described in this Section 9.10 and Section 11.09 (including as to its authority hereunder and thereunder) on a certificate or similar instrument provided to it by any Loan Party without further inquiry or investigation, which certificate shall be delivered to the Administrative Agent by the Loan Parties upon reasonable request. Section 9.11. Cash Management Obligations and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collat- eral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect

-178- to, Secured Obligations arising under Cash Management Obligations and Secured Hedge Agreements unless the Ad- ministrative Agent has received written notice of such Secured Obligations, together with such supporting documen- tation as the Administrative Agent may request, from the applicable Hedge Bank. The Hedge Banks hereby authorize the Administrative Agent to enter into any Intercreditor Agreement, any other intercreditor agreement permitted under this Agreement, and any amendment, modification, supplement or joinder with respect thereto, and any such Intercreditor Agreement or other intercreditor agreement is binding upon the Hedge Banks. Section 9.12. Withholding Tax Indemnity. To the extent required by any applicable Laws, the Admin- istrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other taxing authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that ren- dered the exemption from, or reduction of withholding Tax ineffective or if any payment has been made by the Ad- ministrative Agent to any Lender without applicable withholding tax being deducted from such payment), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Sec- tion 3.01 and 3.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, in- cluding legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally im- posed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liabil- ity delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Ad- ministrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. ARTICLE X MISCELLANEOUS Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (h) below, which shall only require the consent of the Lenders expressly set forth therein and not Required Lenders) and the applicable Loan Party (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise a party thereto), as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall: (a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such an extension or increase); (b) postpone any date scheduled for any payment of principal (including final maturity), in- terest or fees under Section 2.07, 2.08 or 2.09, respectively, without the written consent of each Lender di- rectly and adversely affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans or any obligation of the Borrower to pay interest at the Default Rate, any Default or Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such a postponement of any date scheduled for the payment of principal or interest and

-179- it further being understood that any change to the definition of “Consolidated First Lien Net Leverage Ra- tio,” “Consolidated Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” or the com- ponent definitions thereof shall not constitute a postponement of such scheduled payment); (c) reduce or forgive the principal of, or the rate of interest specified herein on, or change the currency of, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso to this Section 10.01 that appears immediately following clause (h) below) any prepayment penalty or premium or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such prepay- ment penalty or premium, fees or other amounts) without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) the waiver of (or amendment to the terms of) any obligation of the Borrower to pay interest at the Default Rate, any mandatory prepayment of the Loans or mandatory reduction of any Commitments or any Default or Event of Default shall not constitute such a reduction and it further being understood that (ii) any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” or the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); (d) change any provision of Section 2.12(a), 2.13 or 8.03 or the definition of “Pro Rata Share” in any manner that would alter the pro rata sharing of payments or other amounts required thereby, without the written consent of each Lender directly and adversely affected thereby; provided that modifica- tions to Section 2.12(a), 2.13 or 8.03 or the definition of “Pro Rata Share” (x) solely to permit any buy back of Term Loans by Holdings or the Borrower pursuant to Section 10.07(l) or (y) pursuant to any Incremental Amendment or any Extension Amendment, in each case, shall only require approval (to the extent any such approval is otherwise required) of the Required Lenders; (e) change any provision of (i) this Section 10.01 or (ii) the definition “Required Lenders” or, “Required Pro Rata Lenders”, “Required Revolving Lenders”, or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents to reduce the percentage set forth therein, without the written consent of each Lender (it being understood that, with the consent of the Required Lenders (if such consent is otherwise required) or the Ad- ministrative Agent (if the consent of the Required Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on sub- stantially the same basis as the Term Commitments or Revolving Credit Commitments, as applicable); (f) other than in connection with a transaction permitted under Section 7.04 or 7.05, subordi- nate or release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; (g) other than in connection with a transaction permitted under Section 7.04 or 7.05, subordi- nate or release all or substantially all of the value of the guarantees provided by the Guarantors, without the written consent of each Lender; or (h) affect the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class), without the written consent of the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders was the only Class; provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, adversely affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Re- volving Credit Lenders are not affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties

-180- of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Doc- ument; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Grant- ing Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v)(x) no Lender consent is required to effect an Incremental Amendment, Refinancing Amendment or Extension Amendment (except as expressly provided in Section 2.14, 2.15 or 2.16, as applicable) and (y) in connection with an amendment in which any Class of Term Loans is refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower Effective Yield and other customary amendments related thereto (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans shall be required for such Permitted Repric- ing Amendment. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to ap- prove or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applica- ble Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) the date scheduled for any payment of principal (in- cluding final maturity) of the loans of any Defaulting Lender may not be postponed without the consent of such Lender, and (z) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender. Any amendment, modification, or waiver of any Loan Document that would affect the rights or obligations of one or more members of a Class differently from its effect on the rights or obligations of any other members of that Class (1) will, upon its effectiveness, create one or more new Classes (the “Proposed New Classes”) in addi- tion, if applicable, to the Class consisting of any remaining Lenders of such Class whose rights and obligations do not purport to be modified by such amendment, modification, or waiver (the “Remaining Class”), each of which Classes will consist of Lenders holding loans with identical rights and obligations, and (2) will not be effective un- less such amendment, modification, or waiver receives the written consent of Lenders holding a majority in interest of each Proposed New Class and a majority in interest of the Remaining Class, in addition to any other consents re- quired pursuant to this Agreement. Notwithstanding the foregoing, Lender consent is not required for the Administrative Agent to enter into or to effect any amendment, modification or supplement to any Intercreditor Agreement or other intercreditor agree- ment or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Commitment, any Permitted First Priority Refinancing Debt or any Permitted Junior Priority Refinancing Debt, for the purpose of adding the holders of such Indebtedness (or their Senior Representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such Intercreditor Agreement or other intercreditor agreement or arrangement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document with- out the prior written consent of the Administrative Agent. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Credit Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of (x) the outstanding Term B Loans of any Class (“Refinanced Term B Loans”) with one or more tranches of replacement term loans (“Replacement Term B Loans”) hereunder and/or

-181- (y) the outstanding Term A Loans of any Class (“Refinanced Term A Loans” and, together with the Refinanced Term B Loans, the “Refinanced Term Loans”) with one or more tranches of replacement term loans (“Replace- ment Term A Loans” and, together with the Replacement Term B Loans, the “Replacement Term Loans”) here- under; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the ag- gregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (b) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Av- erage Life to Maturity of such Refinanced Term Loans, at the time of such refinancing, (c) such Replacement Term Loans must satisfy the requirements of Credit Agreement Refinancing Indebtedness and (d) all other terms applica- ble to such Replacement Term Loans shall be as agreed between the Borrower and the Lenders providing such Re- placement Term Loans. Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) to implement the “market flex” provisions set forth in the Fee Letter, (E) solely to add benefit to one or more existing Facilities, including but not limited to, in- crease in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule, in order to cause any Incremental Term Loans or Incremental Revolving Loan Commitments to be fungible with any existing Facility and (F) to add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement, and in each case of clauses (A), (B) and (C), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by the Loan Parties or the Subsidiaries in connection with this Agree- ment may be in a form reasonably determined by the Administrative Agent and may be, together with this Agree- ment, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a por- tion of its Term Loans in connection with a primary syndication of such Term Loans relating to any refinancing, ex- tension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to cashless set- tlement mechanisms approved by the Borrower, the Administrative Agent, the assignor Lender and the assignee of such Lender. Notwithstanding the foregoing, only the consent of the Required RevolvingPro Rata Lenders shall be nec- essary to (i) amend, waive or modify the terms and provisions of Section 7.11 and Section 8.02(c) (and related defi- nitions as used in such Sections, but not as used in other Sections of this Agreement) and no such amendment, waiver or modification of any such terms or provisions (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) shall be permitted without the consent of the Required Pro Rata Lenders. Notwithstanding the foregoing, only the consent of the Required Revolving Lenders, shall be necessary to (iii) amend, modify or waive any condition precedent set forth in Section 4.02 with respect to the making of Revolving Credit Loans or the issuance of Letters of Credit or (iiiii) except for any amendment, waiver or modification that would require the consent of each Revolving Credit Lender adversely affected thereby pursuant to the proviso to Section 10.01, amend, modify or waive any provision of this Agreement that solely affects the Revolving Credit Lenders in respect of any Revolving Credit Facility, including the final scheduled maturity, interest, fees, prepay- ment penalties and voting.

-182- Section 10.02. Notices and Other Communications. (a) Notices; Effectiveness; Electronic Communications. (i) Notices Generally. Except in the case of communications expressly permitted to be given by tele- phone (and except as provided in Section 10.02(a)(ii)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (A) if to the Borrower, the Administrative Agent, the Swing Line Lender or the L/C Issuers, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and (B) if to any other Lender, to the address, facsimile number, electronic mail address or tele- phone number specified in its Administrative Questionnaire. (ii) Notices and other communications sent by hand or overnight courier service, or mailed by certi- fied or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(ii) shall be effective as provided in such Section 10.02(a)(ii). (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issu- ers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, Swing Line Lender or L/C Issuer pursuant to Article II if such Lender, Swing Line Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to pro- cedures approved by it; provided that approval of such procedures may be limited to particular notices or communi- cations. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e- mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABIL- ITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CON- NECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Bor- rower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from

-183- the gross negligence, or willful misconduct of such Agent Party; provided, however, that in no event shall any Per- son have any liability to any other Person hereunder for indirect, special, incidental, consequential or punitive dam- ages (as opposed to direct or actual damages); provided, further, that nothing in this sentence shall limit any Loan Party’s indemnification obligations set forth herein. (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuers may change its address, e-mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, e-mail address facsimile or tele- phone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Ad- ministrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and e- mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make ref- erence to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information. (e) Reliance by Administrative Agent, L/C Issuer, Swing Line Lender and Lenders. The Administra- tive Agent, the L/C Issuers, the Swing Line Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirma- tion thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, the Swing Line Lender each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reli- ance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with Sec- tion 10.05 hereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Ad- ministrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exer- cise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Ad- ministrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13) or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, fur- ther, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Docu- ments, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

-184- Section 10.04. Attorney Costs and Expenses. The Borrower agree (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Lead Arrangers for all reasonable and documented or invoiced out- of-pocket costs and expenses (without duplication) incurred in connection with the preparation, negotiation, execu- tion, delivery and administration of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of (i) Cahill Gordon & Reindel LLP and (ii) if reasonably necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) material to the interests of the Lenders taken as a whole and (iii) any counsel otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Lead Arrangers, the L/C Issuers and the Lenders for all rea- sonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all re- spective Attorney Costs, which shall be limited to Attorney Costs of (i) a single firm of counsel to the Administra- tive Agent and the Lead Arrangers taken as a whole and, (ii) if reasonably necessary, one local counsel in each rele- vant jurisdiction material to the interests of the Lenders taken as a whole and, (iii) solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected parties). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 Business Days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable de- tail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it here- under or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion following five Business Days’ prior written notice to the Borrower. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim. Section 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent, Agent-Related Person, each Lead Arranger, each Lender and L/C Issuer and their respective Affiliates and controlling Persons, and their respective officers, directors, employees, partners, agents, advisors and other repre- sentatives of each of the foregoing and their respective successors and assigns (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements, joint or several, to which such Indemnitee may become subject (including, for the avoidance of doubt, any Environmental Liability) to the extent arising out of, or resulting from or in connec- tion with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the con- summation of the transactions contemplated thereby, (b) the Transactions or any related transactions contemplated by the Loan Documents, or (c) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the doc- uments presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (any of the foregoing, a “Proceeding”), regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower, its equity holders, Affiliates, creditors, the Sponsor or any other Per- son, and to reimburse such Indemnitee for any reasonable and documented or invoiced out-of-pocket legal fees and expenses of (i) one firm of counsel to the Indemnitees taken as a whole and, (ii) if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction that is material to the interests of the Lenders (which may in- clude a single firm of special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole and, (iii) solely in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict noti- fies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of coun- sel (and, if reasonably necessary, one other firm of local counsel in each appropriate jurisdiction that is material to the interests of the Lenders (which may include a single firm of special counsel acting in multiple jurisdictions) to each group of similarly situated affected Indemnitees), in each case, incurred in connection with investigating, re- sponding to or defending any of the foregoing, and other reasonable and documented or invoiced out-of-pocket ex-

-185- penses in each case, incurred in connection with investigating, responding to or defending any of the foregoing; pro- vided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, dam- ages, liabilities or related expenses resulted from (w) the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under this Agreement or any other Loan Document by such Indemnitee, as determined by a final non- appealable judgment of a court of competent jurisdiction, (y) any dispute solely between or among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or ar- ranger or any similar role under any Facility and other than any claims arising out of any act or omission of Hold- ings, the Borrower, the Sponsor or any of their Affiliates (for the avoidance of doubt, only to the extent neither the exception set forth in clause (w) or (x) above applies to such Person at such time), or (z) any actual or alleged pres- ence or Release of Hazardous Materials at, on, under, or from any Mortgaged Property to the extent caused by any Person after any Loan Party and any Subsidiaries of any Loan Party are no longer in possession of such Mortgaged Property). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or a material breach of any obligations under this Agreement or any other Loan Document by, such Indemnitee or any of its controlled Affiliates or controlling Persons or their respective directors, officers, employees, members, partners, advisors, agents or other representatives, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or aris- ing out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of Holdings or any Subsidiary (including, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceed- ing is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. By ac- cepting the benefits hereof, each Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent items in clauses (w) through (z) above occur. All amounts due under this Sec- tion 10.05 shall be paid promptly upon written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final and non-appealable judgment by a court of competent jurisdiction that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Sec- tion 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the re- placement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or dis- charge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims. The Borrower shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Borrower’s written con- sent, or if there is a final and non-appealable judgment by a court of competent jurisdiction against an Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) (it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i), (ii) and (iii) of this sentence shall be deemed rea- sonable), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such In- demnitee from all liability or claims that are the subject matter of such proceeding, (ii) such settlement does not in- clude any statement as to any admission of fault, culpability, wrongdoing or failure to act by or on behalf of any In- demnitee and (iii) contains customary confidentiality provisions with respect to the terms of such settlement. To the extent that the Borrower for any reason fail to indefeasibly pay any amount required under this Sec- tion 10.05 or Section 10.04 to be paid by it to the Administrative Agent or Collateral Agent (or any sub-agent

-186- thereof), the L/C Issuers or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Ad- ministrative Agent or Collateral Agent (or any such sub-agent), the L/C Issuers or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or in- demnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administra- tive Agent (or any such sub-agent) or the L/C Issuers in their capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such ca- pacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e). Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subse- quently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settle- ment entered into by the Administrative Agent, any L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be re- vived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. Section 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or oth- erwise transfer any of their rights or obligations hereunder or any of the other Loan Documents without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affili- ated Lender, Section 10.07(k), (B) in the case of any Assignee that is Holdings or any of its Subsidiaries, Sec- tion 10.07(l), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.07(o), (ii) by way of participation in accordance with the provisions of Sec- tion 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sec- tion 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h); provided, however, that not- withstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereun- der to (w) a Disqualified Lender, (x) any Person that is a Defaulting Lender, (y) a natural Person or (z) to Holdings, the Borrower or any of their respective Subsidiaries (except pursuant to Section 2.05(a)(vi) or 10.07(l)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding anything to the contrary herein, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Partici- pant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. (b) (i) Subject to the conditions set forth in Section 10.07(a) above and Section 10.07(b)(ii) below, any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for pur- poses of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

-187- (A) the Borrower; provided that no consent of the Borrower shall be required for (i) an as- signment of all or a portion of the Term Loans to a Lender or to an Affiliate of a Lender or an Approved Fund thereof, (ii) an assignment after the occurrence and during the continuance of an Event of Default under Section 8.01(a) or Section 8.01(f) (with respect to Holdings or the Borrower), (iii) an assignment in connection with the primary syndication of the Facilities previously identified to and consented to (such consent not to be unreasonably withheld or delayed) by the Borrower or (iv) any assignment between Gold- man Sachs Bank USA and Goldman Sachs Lending Partners LLC; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless they shall have objected thereto by writ- ten notice to the Administrative Agent within 10 Business Days after having received notice thereof; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of all or a portion of the Loans pursuant to Section 10.07(k) or Section 10.07(l) or (iii) any assignment between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC; (C) each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issu- ers shall be required for (i) any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure or (ii) any assignment between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC; and (D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be re- quired for (i) any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure or (ii) any assignment between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC. Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the Ad- ministrative Agent, any L/C Issuer, the Swing Line Lender or any other party hereto so long as such Lender com- plies with the requirements of Section 10.07(b)(ii). (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) (in the case of each Revolving Credit Loan) and $1,000,000 (or an integral multiple of $1,000,000 in excess thereof) (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; (B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administra- tive Agent an Assignment and Assumption, together, in each case, with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); (C) other than in the case of assignments pursuant to Section 10.07(l), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and (D) the Assignee shall execute and deliver to the Administrative Agent and Holdings the doc- umentation described in Section 3.01(d) applicable to it. This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obliga- tions among separate Facilities on a non-pro rata basis among such Facilities.

-188- In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount suffi- cient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of partici- pations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Not- withstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sec- tion 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) other than in con- nection with an assignment pursuant to Section 10.07(l), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obli- gations of a Lender under this Agreement (subject to Section 10.07(k), (m) and (n)), and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its ob- ligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obliga- tions in accordance with Section 10.07(e). (d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by Hold- ings pursuant to Section 10.07(l) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pur- suant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above, if applicable, and the written consent (in each case, if required) of the Administrative Agent, the Borrower and each L/C Issuer to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the in- formation contained therein in the Register. No assignment shall be effective unless it has been recorded in the Reg- ister as provided in this Section 10.07(d). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sec- tion 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or suc- cessor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders.

-189- (e) Any Lender may at any time, sell participations to any Person (other than a natural person, a De- faulting Lender, the Sponsor, Holdings, its Restricted Subsidiaries or any Non-Debt Fund Affiliate) (each, a “Partic- ipant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursu- ant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provi- sion of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (h) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f) and a Participant’s compliance with the requirements and the limitations of Sec- tion 3.01(d) (it being understood that any forms, information or other documentation required under such Sections shall be delivered to the participating Lender), the Borrower agrees that each Participant shall be entitled to the ben- efits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permit- ted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation or that is a Granting Lender, as the case may be, shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and SPC and the principal amounts (and related interest amounts) of each Participant’s and SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is reasonably necessary to estab- lish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation or portion of the Loan (if funded by an SPC), as applicable, for all purposes of this Agreement notwithstanding any notice to the contrary. (f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Partici- pant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place. (g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) noth- ing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such op- tion or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or oth- erwise increase or change the obligations of the Borrower under this Agreement except, in the case of Section 3.01,

-190- to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasona- bly withheld, conditioned or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for with- holding consent if an exercise by SPC immediately after the grant would result in materially increased indemnifica- tion obligation to the Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obli- gation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or pro- vider of any surety or Guarantee or credit or liquidity enhancement to such SPC. (i) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for hold- ers of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Sec- tion 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Docu- ments and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclo- sure or otherwise. (j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon 60 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respec- tively; provided that on or prior to the expiration of such 60-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably ac- ceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applica- ble. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Term SOFR Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). (k) (1) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) “Dutch Auc- tions” open to all Lenders of the applicable Class on a pro rata basis in accordance with analogous procedures of the type described in Section 2.05(a)(vi) or (y) open-market purchases on a pro rata or non-pro rata basis and (2) any Affiliated Lender may, at any time, purchase all or a portion of the rights and obligations of a Defaulting Lender, in each case, subject to the following limitations: (i) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit J-2 hereto (an “Affiliated Lender Assignment and Assumption”);

-191- (ii) Affiliated Lenders (A) will not receive access to the Platform or information provided solely to Lenders by the Administrative Agent or any Lender, other than the right to receive notices of pre- payments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II, (B) will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent and (C) will not receive advice of counsel to the Administrative Agent and the Lenders; (iii) the aggregate principal amount of Term Loans (as of the date of consummation of any transaction under this Section 10.07(k)) held by all Affiliated Lenders shall not exceed 25% of the aggre- gate principal amount of Term Loans outstanding at such time; and (iv) in the event that any default under Section 8.01(f) has occurred and is continuing, each Affiliated Lender shall acknowledge that it is an “insider” under Section 101(31) of the Title 11 of the United States Code and, as such, the claims associated with the loan and commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of Title 11 of the United States Code, and their voting rights shall be subject to Section 10.07(m) and (n) below. Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit J-3. (l) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, with- out any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings or the Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(vi) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open-market purchase on a pro rata or non-pro rata basis, subject to the following: (i) no assignment of Term Loans to Holdings or the Borrower may be financed with the pro- ceeds of any Revolving Credit Loans; (ii) the assigning Lender and Holdings or the Borrower, as applicable, shall execute and de- liver to the Administrative Agent an Affiliated Lender Assignment and Assumption substantially in the form of Exhibit J-2 hereto; (iii) if Holdings is the assignee, upon such assignment, transfer or contribution, Holdings, as applicable, shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; and (iv) if the Borrower is the assignee (including through contribution or transfers set forth in clause (iii) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguish- ment of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Admin- istrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register. (m) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any depar- ture by any Loan Party therefrom, or subject to Section 10.07(n), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the

-192- Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and: (i) all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and (ii) all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders. (n) Additionally, the Loan Parties and Affiliated Lenders hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and the Affiliated Lend- ers shall consent) to provide that the vote of the Affiliated Lenders with respect to any plan of reorganization of such Loan Party shall be counted in the same proportion as all other Lenders except that Affiliated Lenders’ vote may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by Affiliated Lenders in a manner that is less favorable in any material respect to the Affiliated Lenders than the proposed treatment of simi- lar Obligations held by Lenders that are not Affiliates of the Borrower or would deprive the Affiliated Lenders of their Pro Rata Share of any payments to which all Lenders are entitled. The Affiliated Lenders hereby irrevocably appoint the Administrative Agent (such appointment being coupled with an interest) as the Affiliated Lenders’ attor- ney-in-fact, with full authority in the place and stead of the Affiliated Lenders and in the name of the Affiliated Lenders, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 10.07(n). (o) Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Sec- tion 10.07(m) or 10.07(n), and any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans (but not Revolving Credit Commitments and Revolving Credit Loans) under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate. Notwithstanding anything in Sec- tion 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% in the aggregate (pro rata among such Debt Fund Affiliates) of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01. (p) Upon request by the Administrative Agent, the Borrower shall (i) promptly (and in any case, not less than three Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01) provide to the Administra- tive Agent a complete list of all Affiliated Lenders holding Term Loans and such time and (ii) not less than not less than three Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the pro- posed effective date of any amendment, consent or waiver pursuant to Section 10.01 provide to the Administrative Agent a complete list of all Debt Fund Affiliates holding Term Loans at such time. Section 10.08. Confidentiality. Each of the Agents, the Lead Arrangers and the Lenders agrees to main- tain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, funding sources, investment advisors and agents, including accountants, legal counsel and other advisors on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential); (b) to the extent required or requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); provided that the Administrative Agent, such Lead Arranger or such Lender, as applicable, agrees that it will notify Holdings as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory or self-regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or

-193- by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify Holdings as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory or self-regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as re- strictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to (i) any direct or indirect contractual counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospec- tive Eligible Assignee of or Participant in any of its rights or obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (other than any Per- son whom the Borrower has affirmatively denied to provide consent to assignment by such Lender in accordance with Section 10.07(b)(i)(A)) or (iii) to a Federal Reserve Bank or any central bank having jurisdiction over any Agent or Lender; (f) with the prior written consent of the Borrower; (g) to the extent such Information becomes pub- licly available other than as a result of a breach of this Section 10.08 or other obligation of confidentiality owed to the Borrower, the Sponsor or their respective Affiliates or becomes available to the Administrative Agent, the Lead Arrangers, the Collateral Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a non-confiden- tial basis from a source other than a Loan Party or any Sponsor or their respective related parties (so long as such source is not known (after due inquiry) to the Administrative Agent, the Collateral Agent, such Lead Arranger, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party, the Sponsor or their respective Affiliates); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Infor- mation relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bu- reau or any similar organization; (i) to the extent such information is independently developed by the Administrative Agent, Collateral Agent, any Lead Arranger, any Lender, any L/C Issuer or any of their respective Affiliates; (i) sub- ject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g); or (k) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or any other confidentiality obligation owed to any Loan Party or their Affiliates. For the avoidance of doubt, nothing herein prohibits any individual from communicating or dis- closing information regarding suspected violations of laws, rules, or regulations to a governmental regulatory, or self-regulatory authority without any notification to any Person. Section 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administra- tive Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, petty cash, trust and tax accounts) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Par- ties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Administra- tive Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Ad- ministrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such pay- ment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of

-194- the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify Holdings and the Ad- ministrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law. Section 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall re- ceive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest con- tracted for, charged or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Section 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed coun- terpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission. The words “execution,” “execute,” “signed,” “sig- nature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments, waivers or consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Subject to Section 10.20, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall con- trol; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Section 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warran- ties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

-195- Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall en- deavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; pro- vided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. With- out limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provi- sions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Swing Line Lender or the L/C Issuers, as applicable, then such provi- sions shall be deemed to be in effect only to the extent not so limited. Section 10.15. GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RE- LATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOR- OUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLI- CABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCA- BLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE) IN SECTION 10.02. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. NOTHING IN THIS AGREE- MENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. Section 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IR- REVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSAC- TIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN IN- DUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16. Section 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and each other party hereto and the Administrative Agent shall have been notified

-196- by each Lender, the Swing Line Lender and L/C Issuer that each such Lender, the Swing Line Lender and L/C Is- suer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applica- ble) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04. Section 10.18. USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administra- tive Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information re- garding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent. Section 10.19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transac- tion contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understand- ing, that: (i) (A) the services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers and the Collateral Agent are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers, the Collateral Agent and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Collateral Agent, each Lead Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Collateral Agent, the Lead Arrangers or the Lenders has any obliga- tion to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby ex- cept those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affil- iates, and none of the Administrative Agent, the Collateral Agent, the Lead Arrangers or the Lenders has any obliga- tion to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party agrees not to make any claim against the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 10.20. Intercreditor Agreements. Each Lender hereunder (a) agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement and (b) authorizes and instructs the Agents to enter into any Intercreditor Agreement as Administrative Agent and Collateral Agent and on behalf of such Lender. In the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement and this Agreement, the provisions of such Intercreditor Agreement shall control. Section 10.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwith- standing anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution aris- ing under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and con- version powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an the applicable Resolu- tion Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

-197- (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. Section 10.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Docu- ments provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instru- ment that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protec- tion Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) be- comes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolu- tion Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Re- gime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limita- tion of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; (b) As used in this Section 10.25, the following terms have the following meanings: (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and inter- preted in accordance with, 12 U.S.C. 1841(k)) of such party. (ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and inter- preted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be inter- preted in accordance with, 12 U.S.C. 5390(c)(8)(D).

-198- ARTICLE XI GUARANTEE Section 11.01. The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective permitted suc- cessors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, dec- laration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party or any Subsidiary under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations, including any future increases in the amount thereof, being herein collectively called the “Guaranteed Obligations”); provided, however, that Guaranteed Obligations shall exclude all Excluded Swap Ob- ligations. The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Section 11.02. Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment when due and not of collection and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full), including any defense of setoff, counterclaim, recoupment or termination. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or im- pair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above: (a) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be amended or waived; (b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted; (c) the maturity of any of the Guaranteed Obligations shall be accelerated, extended or re- newed or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; (d) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be or remain perfected or the existence of any intervening Lien or security interest; or (e) the release of any other Guarantor pursuant to Section 11.09.

-199- The Guarantors hereby expressly waive (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent per- mitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been cre- ated, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contin- gent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Bor- rower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Ob- ligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaran- tee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. Section 11.03. Reinstatement. The obligations of the Guarantors under this Article XI shall be automati- cally reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Section 11.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations (other than Cash Management Obligations, obligations pursuant to Secured Hedge Agreements and contingent obligations not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped) and the expiration and termination of the Commitments of the Lend- ers under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation, contribution or otherwise, against the Borrower or a Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Section 11.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, in- junction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01. Section 11.06. [Reserved]. Section 11.07. Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of pay- ment, and shall apply to all Guaranteed Obligations whenever arising. Section 11.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bank- ruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other Person, be automatically limited and

-200- reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 11.10, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Section 11.09. Release of Guarantors. If, in compliance with the terms and provisions of the Loan Doc- uments, (i) all or substantially all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise trans- ferred to a Person or Persons none of which is a Loan Party in a transaction permitted hereunder or (ii) any Subsidi- ary Guarantor becomes an Excluded Subsidiary, such Subsidiary Guarantor shall be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Sec- tion 11.09 in accordance with the relevant provisions of the Collateral Documents. When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied (other than contingent obligations as to which no claim has been asserted, Cash Management Obligations and Secured Obligations not yet due and payable pursuant to Secured Hedge Agreements), and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Secured Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement and the Guaran- tees made herein shall terminate with respect to all Obligations, except with respect to Secured Obligations that ex- pressly survive such repayment pursuant to the terms of this Agreement. Section 11.10. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guar- antor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obli- gations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Is- suers, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereun- der. Section 11.11. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, un- conditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (pro- vided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guarantee, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until all Commitments hereunder have terminated, and all Loans or other Obli- gations hereunder which are accrued and payable have been paid or satisfied (other than Cash Management Obliga- tions and Obligations arising under any Secured Hedge Agreement), and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collat- eralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place). Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all pur- poses of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. [Remainder of page intentionally left blank]